SCHEDULE 14C INFORMATION
             Information Statement Pursuant
             to Section 14(c) of the
             Securities Exchange Act of 1934

Check the appropriate box:
X  Preliminary Information Statement
X Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
-  Definitive Information Statement

                APPLIED INTELLIGENCE GROUP, INC.
    (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box)
     -    No fee required
     X    Fee computed on table below per

Exchange Act Rule 14c-5(g) and 0-11
     1)   Title of each class of securities to which transaction applied:
          Class B Preferred Stock convertible
          share-forshare into Common Stock, $.001 par value per share, of The Netplex Group, Inc.

     2)   Aggregate number of securities to which transaction applied:
          1,287,540 shares of Class B Preferred
          Stock convertible to Common Stock

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined) $1.55335 per share

     4)   Proposed maximum aggregate value of transaction: $6,500,000

     5)   Total fee paid:  $1,918
          -    Fee paid previously with preliminary materials.
          - Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:



                APPLIED INTELLIGENCE GROUP, INC.
                       13800 Benson Road
                  Edmond, Oklahoma 73013- 6417



                    INFORMATION STATEMENT


SUMMARY

     This  Information  Statement  is  being  furnished
to   the shareholders  of  Applied Intelligence Group, Inc.,  an
Oklahoma corporation, (the "Company"), in connection with the following:

          (i)  the  sale to The Netplex Group, Inc., a
     New  York corporation ("Netplex Group"), of the
     Company's  Retail  and Store Systems   Consulting
     Division   (the "Consulting Division");

          (ii)  amendment  of  the Certificate  of
     Incorporation changing the name of the Company to "The viaLink Company";

          (iii) amendment of the Applied Intelligence
     Group, Inc. 1995 Stock Option Plan (the "1995 Stock
     Option Plan") to (A) permit the grant of non-incentive stock options ("NSO Options") to non-employees and permit option holders to exercise such stock options through the end of applicable option period without requiring continued employment with the Company or its affiliate as a condition of exercise and (B) increase the number of shares of common stock, $.001 par value per share of the Company (the "Common
     Stock") authorized and reserved for issuance under the Stock Option Plan from 300,000 to 800,000 (the
     "1995 Plan Amendment"), substantially in the form of the 1998 Amendment to the Applied
     Intelligence Group, Inc. 1995 Stock Option Plan as fully set forth in the Shareholder Consent as Appendix C., and

          (iv) amendment of the Applied Intelligence
     Group, Inc., 1998 Non-Qualified Stock Option Plan
     (the "1998 Stock Option Plan")  to  (A)  permit
     the grant of non-incentive stock options ("NSO Options") to all employees and non-employees who have  benefited or could benefit the  Company  and
     (B) increase the number of shares of Common Stock authorized and reserved for issuance under the 1998
     Stock Option Plan  from 300,000   to   800,000
     (the "1998 Plan Amendment") substantially in the form of the 1998 Amendment to the Applied Intelligence Group, Inc. 1998 Non-Qualified Stock Option as fully set forth in the Shareholder Consent as Appendix C.

     The  Consulting  Division  provides  management
consulting, computer system integration support services
and markets software products  and  applications,
including the Company's  proprietary software  products,
Retail  Service  Applications  ("RSA")  and CHAINLINKr,
and  resells  computer  hardware  and  point-of-sale
systems.   The  Consulting  Division's revenues  during
the  six months ended June 30, 1998, and the year ended
December 31, 1997, were  $5,396,315  and $7,544,679,
respectively, representing  88% and  84%  of  total
revenues, respectively, during such  periods.
Furthermore,  during the six months ended June 30, 1998
and  the year  ended December 31, 1997, net income from
operations of  the Consulting  Division  before
provision  for  income  taxes was $1,840,955,
and $197,995, respectively.  After giving
effect  to the  sale  of  the Consulting Division (the
"Consulting  Division Sale"), on a pro forma basis, the
Company would have had  a  loss of  $1,805,564, and
$3,345,940, during the six months ended  June 30,  1998,
and  the year ended December 31, 1997,  respectively.
Pro  forma loss per share for the six months ended
June  30, 1998  and  the  year ended December 31, 1997
was $.66  and  $1.23, respectively.    See  Unaudited Pro
Forma Consolidated Financial Statements of the Company appearing elsewhere in this Information Statement.

     The Company's Board of Directors (the "Board") on
August 31, 1998,   unanimously  approved  the  Asset
Acquisition Agreement between Netplex Group and the Company in the form substantially as attached hereto as Appendix A-1 and on September 8, 1998, unanimously approved an amendment to the Asset Acquisition Agreement in the form substantially as attached hereto as Appendix A-2 (collectively, the "Acquisition
Agreement"). As allowed by the Company's Certificate of Incorporation and Bylaws and by Section 1073 of the Oklahoma
General Corporation Act ("Oklahoma Law'), it is anticipated that the Company's executive officers and directors, who collectively own approximately 56% of the outstanding shares of common stock, $.001 par value per share, of the Company (the "Common Stock") will execute a written consent to approve the Acquisition
Agreement, substantially in the form attached hereto as Appendix D (the "Shareholder
Consent").  In connection with the Consulting Division
Sale and pursuant to the Acquisition Agreement, the Company is required to change its name and it will change its name to "The viaLink Company" by amending its Certificate of Incorporation (the "Name Change Amendment"), which was also unanimously approved by the Board. In addition, the Board unanimously approved the 1995 Plan
Amendment and the  1998  Plan Amendment on September 4,
1998.

It is anticipated that the Shareholders Consent will be executed 20 days following mailing of this Information
Statement to the Shareholders and one day thereafter the Consulting Division Sale will be closed. Immediately after execution of the Shareholder Consent, the Company will file the Name Change Amendment with the Secretary of State of Oklahoma and the 1995 Plan
Amendment and 1998 Plan Amendment will be deemed approved by the Shareholders and will become effective as of September 1, 1998. Consequently, further shareholder vote or approval will not be required to consummate the Consulting Division Sale, effectuate the Name Change Amendment, the 1995 Plan Amendment and the
1998 Plan  Amendment.  ACCORDINGLY, WE ARE NOT ASKING
YOU FOR A  PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

      On  August  28  and  September 1,  1998,  the
trading  day preceding and following the public
announcement of the Consulting Division  Sale, the
closing sale price of the  Company's  Common
Stock  as  reported on the Nasdaq SmallCap Market was
$2.50  and $3.25,  respectively.   Furthermore, on such
dates,  the  closing sale  price of the Netplex Group
Common Stock as reported on the Nasdaq SmallCap Market was $1.31 and $1.44, respectively

     This Information Statement is first being sent to the Company's shareholders on or about September 20, 1998.

            RECORD DATE AND VOTING SECURITIES

     This Information Statement is being sent to shareholders of record at the close of business on September 11, 1998 (the "Record Date").
As of the Record Date, there were 2,740,990 shares of Common Stock outstanding and entitled to vote in connection with the matters covered by the Shareholder
Consent. Each share is entitled to one vote. There are no other issued and outstanding securities of the Company entitled to vote in connection with such matters.

                 SECURITY OWNERSHIP OF CERTAIN
            BENEFICIAL OWNERS AND MANAGEMENT

General

     The  following table presents certain information
as to  the beneficial  ownership of the Common Stock on
the Record  Date  by (i)  each person known by the
Company to own beneficially  5%  or more of the Common
Stock; (ii) each director of the Company,  and (iii)
all executive officers and directors of the Company  as
a group.   There  are no family relationships among  the
executive officers and directors.


                                                  As of September 9, 1998
                                               --------------------------
                                               Common Stock
                                                Shares          Percent of
Name (and Address) of Beneficial Owner         Beneficially    Outstanding
                                                   Owned       Shares
--------------------------------------        --------------   -----------
Robert L. Barcum(1)                                554,616          20.2%

Robert N. Baker(1)                                 554,529          20.2%

Russell L. Reinhardt(1)                            316,081          11.5%

David B. North(1)(2)                               109,861           4.0%

Lewis B. Kilbourne, Ph.D(3)                         50,000           1.8%

Jimmy M. Wright(3)                                  27,500           1.0%

Executive Officers and Directors as a group      1,642,644           59.9%
  (seven persons)(4)
------------
 (1)  The  business  address of the named person is
      13800  Benson  Road, Edmond, Oklahoma 73013-6414.
 (2)  The  shares beneficially owned and percentage of
      outstanding shares includes 35,000 shares of Common Stock
      issuable pursuant to stock options held by Mr. North.
 (3)  The  shares beneficially owned and percentage of
      outstanding shares consists of shares of Common
      Stock issuable pursuant to stock options held by
      Messrs. Kilbourne and Wright, respectively .
 (4)  The  number of shares and percent include 142,556
      shares  of Common  Stock  issuable pursuant to
      stock options  held  and exercisable by the
      executive officers of the Company.



 Each of Messrs. Barcum, Baker, Reinhardt and North, or their proxy  will  execute  the  Shareholders  Consent
approving   the Consulting  Division  Sale, the Name
Change Amendment,  the  1995 Plan Amendment and 1998
Plan Amendment.


             DISSENTERS' RIGHTS OF APPRAISAL

     Under   the   Oklahoma   General   Corporation
Act,   upon consummation  of the Consulting Division Sale,
Shareholders  will not  have any appraisal, dissenters'
or similar rights (i.e., the right to seek a judicial
determination of the "fair value" of the issued  and
outstanding shares of Common Stock and to compel  the
Company  to purchase their Common Stock for cash in that
amount), and   such  rights  will  not  be  voluntarily
accorded  to  the Shareholders by the Company.


                CONSULTING DIVISION SALE

  The Company's Board of Directors on August 31, 1998, unanimously approved the Asset Acquisition Agreement between Netplex Group and the Company in the form substantially as attached hereto as Appendix A-1 (the "Acquisition Agreement") and on September 8, 1998 unanimously approved an amendment of the Acquisition Agreement, in the form substantially as attached hereto as Appendix A-2. As allowed by the Company's Certificate of Incorporation and Bylaws and by Section 1073 of the Oklahoma General Corporation Act ("Oklahoma Law'), it is anticipated that the Company's executive officers and directors, who collectively own approximately 56% of the outstanding shares of Common Stock of the Company will execute the Shareholder Consent which will constitute majority shareholder approval of the Acquisition Agreement. In connection with the Consulting Division Sale and in accordance with Acquisition Agreement, the Company is required to change its name to permit assignment and transfer of the name "Applied Intelligence Group" to Neplex Group.

Based in McLean, Virginia with 12 offices throughout the U.S., The Netplex Group, Inc., together with its wholly owned subsidiaries ("Netplex Group"), is an information technology company that provides the people, technology, and processes to build, manage, and protect business information systems. The principal executive offices of Netplex Group at located at 8260 Greensboro Drive, 5th Floor, McLean
Virginia  22102  and  its telephone  number is (703)
356-3001.  See "Business and  Property of Netplex
Group."

Background of the Consulting Division Sale

     In early 1998, management of the Company began to
reconsider its  continued focus on both consulting and
network services  due to  capital  requirements for
further development, implementation and  marketing  of
viaLink  and ijob.   Accordingly,  management decided
to  pursue  sale of the Consulting Division  to
provide additional capital for and narrow the Company's
focus on  further development,  implementation, and
marketing of network  services, including viaLink and
ijob. In June 1998, representatives of  the Company
were  introduced to Netplex Group by representatives
of Ampton Investments Inc.  In connection with introduction, the
Company agreed to  pay  Ampton Investments  Inc.  3%  of the sale
price  of  the  Consulting Division   in   the   event
of  purchase   by   Netplex   Group. Representatives
of  the  Company  and  Netplex   Group   opened
discussions  regarding  the possible sale  and
purchase  of  the Consulting  Division.  On July 31,
1998, the Company and  Netplex Group executed a letter
of intent preliminarily setting forth the terms of the
sale and purchase.  On August 31, 1998, the Board of
Directors  of  the  Company  and of  Netplex  Group
unanimously approved  the Acquisition Agreement, and
the Company and  Netplex Group   executed  the
Acquisition  Agreement.    Subsequent   to execution
of the Acquisition Agreement, representatives  of  the
Company  and Netplex Group met with representatives of
Seidman  & Co.  in  order  to  determine the fairness
of the  terms  of  the Consulting  Division Sale from a
financial  point  of  view.   On September  ,  1998,
the Company and Netplex Group executed an amendment to the Acquisition Agreement , a copy of which is attached hereto as Appendix A-2. On
September 8, 1998, Seidman & Co.  submitted to the
Board of Directors of the Company a letter indicating that, in the opinion of Seidman & Co., the Consulting
Division Sale is fair, from a financial point of view, to the Company and its shareholders. See
"Opinion of Seidman & Co." and Appendix D.

Terms of the Acquisition and Earnout Agreements

     Description of Consulting Division Assets.
Pursuant to the Acquisition Agreement, the Company will sell to and Netplex Group will purchase the assets (other than cash  and accounts  receivable)  related to the
Consulting  Division, generally   including  technical  consulting
services and solutions business, which provides technical consulting services and solutions to the retail and distribution industries, and will acquire the rights to use the name "Applied Intelligence Group," and ChainLink of
the Consulting  Division.   The Company's  ChainLink
software will be licensed  to  Netplex Group for resale
and marketing.  The terms and conditions of the
license  agreement  will be  negotiated  prior  to  the
closing  of  the Consulting Division Sale.  The  assets
and operations  of  the  Company's network  services,
including viaLink  and  ijob,  will  be  retained  by
the  Company. ViaLink  develops,   markets  and
implements   proprietary software  products, information content
and related services to facilitate  electronic  commerce.   ijob
provides an internet   based  solution  job  referral   and
candidate evaluation service for both employers and
employees.  It  is anticipated  that  the  Consulting
Division  Sale  will  be consummated and completed on
the day following execution  of the  Shareholder
Consent (the "Closing"), which is  expected to be
October         , 1998; however, the effective date of
the  Consulting Division Sale will be September 1,
1998, for accounting  and  other  business  purposes
(the "Effective Date"). The Asset Acquisition Agreement will be closed into escrow on or about September 30, 1998 ("Preliminary Close"). (See First Amendment, Appendix A-2) References to the consummation of the agreement in the remainder of this description are intended to refer to the Preliminary Close, with the final closing to follow as elsewhere described.

     Consideration to be Received. At Closing, Netplex
will  pay or deliver to the Company (i) $3,000,000 in
immediately available funds  and (ii) 643,770 shares of
Netplex Class B Preferred Stock (the   "Netplex
Preferred  Stock"),  each  of  which   will be
convertible into one share of common stock, $.001 par value, of Netplex (the "Netplex Common Stock"). As of September 4, 1998, the closing sale price of the Netplex Common Stock as reported on the Nasdaq SmallCap
Market was $1.5625.

     Although the final terms of the Certificate of Designation for the Netplex Group Preferred Stock are
being negotiated, it is anticipated  that the Netplex
Group Preferred Stock (i)  will  be junior in priority
to the Netplex Group Class A 10% Cumulative Convertible Preferred Stock but senior to all other outstanding classes of Netplex Group stock; (ii) will be issued pursuant to exemption from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act")
and the rules and regulations promulgated thereunder;
(iii)  will be convertible, at  the  option  of  the
Company,  into  Netplex Group common stock, $.001 par
value  per share  (the "Netplex Group Common Stock") on
a one-for-one basis; and  (iv) will be subject to
appropriate adjustment in the event of any merger, consolidation, recapitalization, reclassification, stock  dividend,  stock  split or  similar
transaction.   For  a further  description  of the
Netplex Group Preferred  Stock,  see "Description of
NetPlex Group Securities."

     Furthermore, in connection with the Consulting
Division Sale and as a condition of the Acquisition Agreement, the Company and Netplex Group will enter into the Earnout Agreement  which  will require to
operate the Consulting Division in a manner that  will
give  the  Company  the  opportunity to receive
additional cash consideration from Netplex Group and Netplex Group Preferred Stock. A copy of the Earnout Agreement is attached hereto as
Appendix  A-3.  Under the Earnout Agreement, during
each  of  the six  calendar quarters ending March 31,
2000 ("Earnout  Period"), Netplex  Group  will pay the
Company 50% of the  Net  Profit,  as defined below,
earned by  the Consulting Division as operated  by
Netplex.   The cumulative, maximum cash amount that
the Company may receive under the Earnout Agreement is $1,500,000. For purposes of determining the amount to be paid under the Earnout Agreement, "Net Profit" will be calculated based on the earnings of the Consulting Division before interest, taxes, depreciation and amortization.

Under the terms of the Earnout Agreement, if the cumulative Net Profit of the Consulting Division for the period commencing September 1, 1998 and ending December 31, 2000, exceeds $5,000,000 (the "Net Profit Threshold"), the Company may become entitled to receive up to 643,770 additional shares of Netplex Group Preferred Stock. For purposes of determining the amount of additional Netplex Group
Preferred Stock that may be issued pursuant to the Earnout
Agreement, the Net Profit for the period commencing September 1, 1998 and ending December 31, 2000 will be limited to $9,000,000.
In the event the cumulative Net Profit during such period is less than $5,000,000, the Company will not be entitled to receive any additional shares of Netplex
Group Preferred Stock.  In the event the Net  Profit
Threshold is obtained, the number of additional shares of Netplex Group Preferred Stock that the Company will be entitled to receive will be determined on or before March 1, 2001 by multiplying the number of shares of Netplex
Group Preferred Stock initially received by the Company and that have not been converted to Netplex Group Common Stock on or before December 31,
1999, by the quotient of the difference between $9,000,000 (less $5,000,000) and the Net Profit of the Consulting Division for the period ending December 31, 2000 divided by $4,000,000. For example only, if the Consulting
Division were to earn a Net  Profit  of
$9,000,000  (less  $5,000,000) during the period ending
December 31, 2000, the Company will
be entitled to receive one additional share of Netplex Group Preferred Stock for each share of Netplex Group Preferred Stock that has not been converted to Netplex Common Stock on or before December 31, 2000. By further example, if the Consulting Division earns a Net Profit of
$7,500,000  (less  $5,000,000) during the  nine
quarters ending December 31, 2000, the Company will be entitled to receive an additional .625 share of Netplex Group Preferred Stock for each share of Netplex Group Preferred Stock initially received by the Company that was not converted to Netplex Common Stock on or before December 31, 1999.

      There  is no public market for the Netplex
Preferred Stock and it is anticipated that a market will not develop; although as mentioned above, each share of the Netplex Preferred Stock is convertible, at the option of the Company, into Netplex Common Stock on a share-for-share basis. However, in the event the Company elects to convert all or any portion of the Netplex Preferred Stock to Netplex Common Stock prior to December 31, 1999, for any reason, including the need for additional working capital or reduction of borrowings, the number of additional shares of Netplex Preferred Stock that the Company may become entitled to receive under the Earnout
Agreement will be reduced or fully eliminated if all shares of the Netplex Preferred Stock have been converted to Netplex Common Stock.

     Certain  Other  Terms of the Acquisition Agreement.

At  or prior  to Closing, Netplex will extend employment
offers to  most of  the Company's employees who currently  work in or
support the Consulting Division.   The  employees  who
will   be   offered employment  with  Netplex  will be  determined  at  or prior  to Closing.

     The Company has agreed that for a period of four years following the Closing, the Company will not compete with the Consulting Division, except to the extent that competition may result from the Company's developing, marketing, licensing, installing, using, implementating and/or supporting the Company's viaLink products and services. Furthermore, in the event the Company is acquired by a competitor of Netplex Group, the acquiring competitor will not be bound by the non-competition provisions of the Acquisition Agreement.

     Netplex   agreed  to  continue  to  operate  the
Consulting Division and retain the key management employees of the Consulting Division if the acquired business meets certain minimum Net Profit targets. The cumulative Minimum Net Profit target for the period commencing
September 1, 1998 and ending  December  31,  2000  is $3,150,000.

     Netplex Group agreed, at its sole cost and expense, to register the Netplex Group Common Stock underlying the Netplex Group Preferred Stock. See "-
Restrictions on Resale  of  Common Stock; Registration
Rights."

     Consummation of the Consulting Division Sale and the related transactions is contingent on final negotiation of certain agreements, including a premises sublease, agreements relating to the sharing of facilities at the Company's headquarters, and an agreement concerning the assumption by Netplex Group of certain liabilities relating to certain ongoing contracts and agreements.

     Conditions;  Termination; Amendment.

Consummation  of  the Consulting Division  Sale is  subject
to  approval of the Acquisition Agreement and the Name Change
Amendment by holders of a  majority of the issued and outstanding shares of Common Stock. Although  a voting agreement
has not been entered into by  Robert L.  Barcum,
Robert N. Baker, Russell L. Reinhardt and  David  B.
North,  it  is anticipated that they or their proxy
will  execute the   Shareholder   Consent   which  will
constitute   majority shareholder  approval of the
Acquisition Agreement and the  Name Change Amendment.

     Consummation of the Consulting Division Sale is
also subject to (i) absence of any order, decree or
injunction of any court or governmental authority
prohibiting consummation of the Consulting Division
Sale, (ii) absence of any action, claim, suit or proceeding seeking to enjoin, restrain, or prohibit consummation of the Consulting Division Sale, (iii) execution of the Employment Agreements by Netplex Group and each of Messrs. Barcum, North and Davenport, (iv) all required regulatory approvals have been obtained (v) the consent of the Company's landlord of its headquarter office facility is  obtained  and, Netplex  and  the  Company
shall have entered  into  a  mutually satisfactory
sublease  agreement for a  portion  of  the  office
facility, (vi) assignment and transfer of all
Consulting Division contracts  and  work  in  progress
to Netplex  Group,  and  (vii) execution  of  all
related agreements, including  a  remarketing agreement
for the Company's CHAINLINK software, an office support
and   administrative  services  sharing  agreement,  a
computer equipment lease agreement and agreement regarding the
liabilities and   obligations  to  be  assumed  by
Netplex.    In  addition, consummation  is also subject
to Netplex Group obtaining  certain lender  financing
and the sale of $1,500,000 of equity securities of
NetPlex  Group, Inc.   There is no approval  of
governmental authorities or other persons required or that has not been obtained as of the date of this Information Statement, other than (i) filings that will be required under applicable Oklahoma Law and (ii) any additional filings that may be required under applicable federal and state securities laws, and (iii) the consent of the Company's landlord regarding sublease of the Company's headquarter office facility to Netplex Group.

     In  addition,  the  obligations of the Company
and  Netplex Group  under  the  Acquisition  Agreement
are  subject  to  the fulfillment,   prior  to  the  Closing, of
certain conditions precedent, any of which may be waived by the party benefitting therefrom. Such conditions include: (i) the continuing accuracy of the various representations and warranties; (ii) the performance, compliance with and satisfaction in all material respects of all covenants and agreements; and (iii) no material adverse change in the business, prospects or financial condition of the Company and Netplex Group.

     The Acquisition Agreement may be terminated at any time prior to the Closing (i) by mutual consent of the Company and Netplex Group, (ii) by either the Company or Netplex in the event the Closing does not occur on or before September 30, 1998, (iii) by either the Company or Netplex Group in the event the Board of Director of the Company or Netplex Group shall have withdrawn, or modified in any manner adverse to the Netplex Group or the Company, as the case may be, its approval or recommendation of the Acquisition
Agreement, or shall have recommended another offer or shall have resolved to day of the foregoing, (iv) by either the Company or Netplex Group in the event there shall have been instituted or threatened against the Company or Netplex or any of their respective directors or officers, any action, suit or proceeding by or before any governmental authority that would restrain or prohibit consummation of the Consulting
Division Sale or which otherwise is reasonably likely to have a material adverse effect on the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company, or (v) by either the Company or Netplex Group in the event there shall be pending any suit, action or proceeding which has a reasonable possibility of success, or there shall be pending by any other person any suit, action or proceeding, which substantial likelihood of success, seeking to prohibit or limit the ownership or operation by Netplex Group of a material portion of the business or assets of acquired as a portion of the Consulting Division, or seeking to prohibit Netplex Group for effectively controlling in any material respect the Consulting
Division.

Amendment of the Certificate of Incorporation

     In  connection  with  the Consulting Division
Sale  and  in accordance with the Acquisition
Agreement, the Company has agreed to assign  and
transfer  all of its  rights  in  the  name,  "Applied
Intelligence Group" to Netplex Group which will require
amendment of  the  Certificate of Incorporation of the
Company  (the  "Name Change  Amendment").   On
September 4, 1998,  the  Board  of Directors
unanimously approved the Amendment to the  Certificate
of Incorporation which upon proper filing with the
Secretary of State  of  the  State of Oklahoma, will change the name  of  the Company to "The viaLink Company". A copy
of the Amendment  to  the Certificate   of
Incorporation  is  attached  as   Appendix B.
Immediately  following  execution  of  the  Shareholder  Consent approving  of  the  Name  Change  Amendment,  the
Amendment   to the  Certificate of Incorporation will be filed with the
Secretary  of State of Oklahoma.

Fees and Expenses

      Each  of  the  Company and Netplex will pay its
costs  and expenses incurred in connection with the
sale or purchase of  the Consulting   Division,
regardless  of  whether  the   Consulting Division Sale
is  consummated.   Upon  consummation of the
Consulting  Division  Sale, all of the expenses  of
the  Company associated  the  Consulting  Division
Sale  will  be  paid  from proceeds of the Consulting
Division Sale.  In addition,  on  June 11,  1998, the
Company agreed to pay at closing of the Consulting
Division Sale to Ampton Investments, Inc. an amount
equal  to  3% of  the purchase price of the Consulting Division
($120,000)  for the  introduction of the Company to
Netplex.  Furthermore, it  is anticipated  that  in the
event the Company becomes  entitled  to additional
purchase   price  consideration  under   the Earnout
Agreement,   the  Company  will  be  obligated  to
pay   Ampton Investments,   Inc.   3%   of   such  additional
purchase   price consideration.  In addition, the
Company agreed to pay Lewis B. Kilbourne Ph.D. a fee of $30,000 for his services in consummating the Consulting Division Sale. The additional expenses expected to be incurred by the Company in connection with the Consulting Division Sale, including filing fees, printing and mailing expenses, and legal and accounting fees and expenses, are estimated to be $45,000.

Employment Agreements

     In   connection  with  the  Consulting  Division
Sale,  the employment  of  Robert L. Barcum, David B.
North, and Larry R. Davenport with the Company will be terminated. See "Resignation of Executive
Officers." Each of Messrs. Barcum, North and Davenport will become an employee of Netplex
Group pursuant to an Employment Agreement as a member of management of the Consulting Division.
Each Employment Agreement provides for (i) annual compensation, (ii) bonuses based on the Net Profit of the Consulting Division, (iii) standard employment benefits offered other similarly positioned Netplex
Group employees and (iv) Netplex Group stock options. Entitlement to bonus under the Employment
Agreements will be subject to minimum cumulative  Net
Profit amounts ("Minimum Net Profit") being earned by the Consulting Division. If at the end of any quarter, the minimum net profit is not met, no bonus will be paidfor that quarter. The amount of the bonus, if any, will be determined and paid quarterly. The bonus will be equal to 3% of the quarterly Net Profit of the Consulting Division, plus an additional 1.5% of the Net
Profit in excess  of the  Minimum Net Profit.
Pursuant to the Employment  Agreements of Messrs.
Barcum and North, each will agree to not compete for a period of one year and non-solicitation periods of two years in the event he terminates his employment with Netplex. Mr. Davenport's agreement provides for a two-year non-solicitation period if he terminates his employment with Netplex.

     Mr.  Barcum's  annual salary under his Employment
Agreement will  initially  be $175,000, and he will
receive  stock  options exercisable  for the purchase
of 65,000 shares of Netplex  Common Stock.   Mr.
North's annual salary under his Employment Agreement
will  initially  be $130,000, and he will receive
stock  options exercisable  for the purchase of 50,000
shares of Netplex  Common Stock.   Mr.  Davenport's
annual salary under his Employment Agreement will initially be $116,400, and he will receive stock options exercisable for the purchase of 50,000 shares of Netplex Common Stock.

Reasons for  and Certain Consequences of the Consulting
Division Sale

      After  several  years of development, in 1996
the Company first made available through its network services division the viaLink subscription services.
In the same  year  the  Company completed its initial
public offering, the proceeds of which were used
principally   for  further  development,   marketing and
deployment of  network services, including viaLink and
ijob. In late 1997, it became apparent to management of the Company that further development and marketing of viaLink would require capital resources that were not available to  the  Company.  In
order  to  provide  cash  flows for  continuing
operations,  the Company shifted a majority of the
professional staff from network
services to the Consulting Division; although
management believes that the building of a base of recurring revenue and cash flows offers significantly greater benefits compared to time and project based  revenues  which are characteristic  of
providing consulting  services.   Furthermore, although
the  providing  of consulting services was the
foundation for growth of the Company, the  nature of
the consulting service business generally does not
build  a  base of long-life assets, but rather creates
short-life accounts   receivable   or   cash
equivalents   at   significant professional and
administrative costs. Because of the  short-life of
accounts  receivable, establishment  of  long-term
financing arrangements is difficult compared to non-professional service providing business activities, and typically expensive relatively due to the higher discount of the accounts receivable borrowing base
due   to   collectibility  risk  and  the  difficulty   of
ascertaining the value of the accounts receivable for borrowing base purposes.

      In  late  1997,  the Company had exhausted bank
borrowing ability,  and  in early 1998 established a
credit  facility  with Trinity  Capital,  Inc. with a
relatively conservative  borrowing base.  In
March  1998,  management  concluded  that,   unless
additional   capital   resources  were   obtained   for
further development and marketing of viaLink there was a risk of loss  of investment  in  the development and
implementation  of  viaLink. Accordingly, management
concluded that it would be  in  the  best interest  of
the Company and its shareholders to either sell  the
the  network  services division and simply  continue
to  provide consulting  services  or  sell the
Consulting  Division  for  the purpose  of providing
additional capital resources for  repayment of
borrowings and other indebtedness, and further
development and marketing  of  viaLink.  Accordingly,
management of  the  Company elected  to  sell  the
Consulting  Division  to  Netplex   after initiating
preliminary purchase negotiations with a number of potential purchasers.

     Cash proceeds from the Consulting Division Sale will be used to reduce outstanding borrowing and accounts payable and allow the Company to focus on building its recurring revenue base through the viaLink, ijob solutions and other network services.
From the sale proceeds, 11 separate three-year promissory notes held by the executive officers of the Company, which total $482,830 and bear interest at rates of 8.5 percent to
11.5 percent per annum, will be paid along with the related interest totaling approximately $76,000. In addition, the Company will pay off its credit facility with Trinity Capital, Inc., a commercial lender, the outstanding principal of which bears interest at 11.5% per annum. As of August 31, 1998 this credit facility had an outstanding balance of $692,693.
Furthermore, the Company plans to pay certain accounts payable totaling approximately $400,000 out of the sale proceeds.

     It is estimated that the expenses of the Consulting Division Sale will be $195,000. See
"Consulting Division Sale-Costs and Expenses." The balance of the cash proceeds will provide capital for continued marketing and implementation of the Company's viaLink product, although other sources of capital will have to be secured.

      The  estimated net cash proceeds of the
Consulting Division Sale to be received by the Company, without giving effect to any additional amounts that the Company may become entitled to receive under the Earnout Agreement or obtained from resale of the Netplex Group Preferred Stock or Netplex Group Common
Stock, will be $2,805,000, assuming costs and expenses of the the Consulting Division Sale are $195,000. See "-Fees and Expenses."

Pending use, the net proceeds will be invested by the
Company  in investment  grade, short-term, interest-
bearing securities.   The estimated  cash  proceeds
will be utilized to reduce outstanding borrowings and for working capital as follows:





Use of Cash Proceeds:                            Amount          Percent
---------------------------------------      --------------   ------------
Cash proceeds without giving effect  to
any   additional   amounts   that   the
Company  may become entitled to receive
under   the   Earnout   Agreement    or
obtained  from  resale of  the  Netplex
Group  Preferred Stock or Netplex Group
Common Stock                                    $3,000,000          100.0%

Application of Proceeds:
Payment  of  finder's  fee  to  Ampton,
Inc.,   (3%   of   cash  proceeds   and
$1,000,000  value of the Netplex  Group
Common  Stock  underlying  the  Netplex
Preferred Stock)                                   120,000            4.0%

Payment  of accounting, legal, printing
and distribution costs                              45,000            1.5%
                                                 _________          _____

Net  cash  proceeds before  payment  of
long-term  debt, accounts  payable  and          2,835,000           94.5%
executive officers and directors

Repayment of outstanding borrowings
(with accrued interest) owed under the
credit facility with Trinity Capital,
Inc.  which bears interest at 11.5%
per annum, and at August 31, 1998, had
an outstanding balance of $692,693                 692,693           23.1%

Payment of accounts payable (estimated)            400,000           13.6%

Payments to Executive Officers and
Directors:

Repayment  of  the  Robert  L.   Barcum
loans   to   the   Company   (including
accrued  interest  of  $21,134),  which
bear  interest  of 8.5%  to  11.5%  per
annum,  become  due on  March  8,  1999
through  December  31,  2001,  and   at
August   31,  1998,  had  an  aggregate
outstanding balance of $143,655                    164,789            5.5%

Repayment of the Robert N.  Baker
loans to the Company (including
accrued interest of $21,729), which
bear interest of 8.5% to 11.5% per
annum, become due on March 8, 1999
through December 31, 2001, and at August
31, 1998, had an aggregate outstanding
balance of $147,800                                169,529            5.7%

Repayment  of the Russell L.  Reinhardt
loans   to   the   Company   (including
accrued  interest  of  $25,926),  which
bear  interest  of 8.5%  to  11.5%  per
annum,  become  due on  March  8,  1999
through  December  31,  2001,  and   at
August   31, 1998,  had  an  aggregate
outstanding balance of $152,000                    177,926            5.9%

Repayment  of the David B.  North  loan
to   the   Company  (including  accrued
interest   of   $7,379),  which   bears
interest of 10% per annum, becomes  due
November  15, 2000, and at  August  31,
1998,  had  an outstanding  balance  of             46,754            1.6%
$39, 375.

Payment to Lewis B.  Kilbourne, Ph.D.               30,000            1.0%
                                               ___________          _____

Net  Cash Proceeds Available for Future
Operations:

Further   operations  and  development,
marketing    and   implementation    of
viaLink,   ijob   and   other   network
services and working capital                    $1,153,309           38.1%
                                                ==========           =====


 With respect to the repayment of the borrowings,
the Company may  reborrow such amounts under other
financing arrangements for general corporate purposes,
including working capital.  Following consummation  of
the Consulting Division Sale, the  Company  will focus
its business efforts and activities on further
development, marketing  and implementation of viaLink,
ijob and other  network services.   See  "Business and
Property  of  the  Company-Network Services."

Restrictions on Resale of Common Stock; Registration
Rights

     The shares of Netplex Group Preferred Stock (and
the Netplex Group  Common Stock issuable upon
conversion) to be  received  by the  Company will
constitute "restricted securities" under within the
meaning  of  Rule  144  promulgated  under  the  1933
Act ("Rule 144") the 1933 Act.

     Until  a  registration  statement  covering  the
shares  of Netplex Group Preferred Stock (or Netplex
Group  Common Stock  to be  issued  upon conversion)
issued to the Company in  connection with  the
Consulting Division Sale, such shares may be sold
only in  accordance  with the provisions of Rule 144,
pursuant  to  an effective  registration  statement
under  the  1933  Act  or  in transactions  exempt
from  registration  thereunder.   Rule  144 provides,
in general, that such Common Stock may be sold by an affiliate only if the shares have been held for at least one year and (i) there is available adequate public information with respect to the Company;
(ii) the affiliate has held the Common Stock for at least two years; (iii) the sale of such Common Stock by the affiliate, when aggregated with all other sales by such affiliate during the immediately preceding three months, does not exceed the greater of (A) one percent of the shares of Common Stock outstanding as shown by the most recent report or statement published by the Company, (B) if the Common
Stock is then listed on a national securities exchange or quoted by an automated quotation system of a registered securities association, the average weekly reported volume of trading in the Common Stock during the four-week period preceding the notice of sale under

Rule 144, or if no such notice is required, the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (C) the average weekly volume of trading in the Common
Stock reported through the consolidated transaction reporting system contemplated by Rule 11Aa3-1 under the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), during the four-week period specified in (B); and (iv) the shares of Common Stock are sold in "brokers' transactions" within the meaning of Rule 144.

     Pursuant to the Acquisition Agreement, Netplex
Group agreed, at  its  sole cost and expense to either
(i) include in its  next registration statement or
(ii) register no later than  12  months after  the
Closing, which ever first occurs, sufficient  Netplex
Group  Common  Stock to permit conversion of  the
Netplex  Group Preferred   Stock   and   to  maintain
effectiveness   of   such registration  statement
until such time that  the  Netplex  Group Common
Stock underlying the Netplex Group Preferred Stock and following conversion may be sold pursuant to Rule
144(k).

Accounting and Tax Treatment

     The Consulting Division Sale will be treated as the sale and discontinuance of a business segment or division. To the extent that the market value of the consideration received by the Company in connection with the Consulting Division Sale, exceeds the carrying value of the Consulting Division and its assets and the liabilities assumed by Netplex Group, the Company will record a gain on sale or discontinuance.

     For  federal  and state income tax purposes, the
Consulting Division  Sale will be a taxable event.  To
the extent  that  the market  value  of  consideration
received  by  the  Company in connection with the
Consulting Division Sale exceeds the adjusted tax
basis of the assets of the Consulting Division, the
Company will realize taxable gain.  However, any
taxable gain realized on the sale   of  the
Consulting Division will be offset by carryforward tax losses for federal income tax purposes.

Description of Preferred Stock

     The final terms of the Certificate of
Designations, Preferences  and Other Rights and
Qualification of  the  Class  B Preferred  Stock
setting forth the terms of  the  Netplex  Group
Preferred  Stock  have  not  been  determined.
However,  it  is anticipated  that the Netplex Group
Preferred Stock (i)  will  be junior  in  priority  to
the outstanding Netplex  Group  Class  A Preferred
Stock but senior to all other classes of Netplex
Group outstanding capital stock; (ii) will be
convertible, on a  sharefor-share  basis into Netplex
Group Common Stock; and (iii)  will contain  anti-
dilution provisions.  For a further description  of
the Netplex Group Preferred Stock, the Netplex Group
Common Stock and   the  other  outstanding  class  of
preferred  stock, see "Description of Netplex Securities."

Resignation of Executive Officers

     Upon  completion of the Consulting Division Sale,
Robert  L. Barcum,  Chief Executive Officer,  David B.
North, Vice President -  Consulting  Services  and
Assistant Secretary,  and  Larry  R. Davenport, Vice
President - Marketing and Sales, will  resign  as
executive  officers  of  the Company.   Upon
completion  of  the Consulting  Division Sale, Lewis
B. Kilbourne, Ph.D. will  become acting President and
Chief Executive Officer of the Company until
appointment  of  a  successor to Mr.  Barcum.   Mr.
Barcum will continue to serve as Chairman of the Board of the Company following completion of the Consulting Division Sale.

Opinion of Seidman & Co

     Seidman  &  Co. rendered its opinion as  set
forth  in Appendix  D  to  this  Information
Statement,  as  to the fairness,  from a financial point
of view, of the Consulting Division  Sale  to  the Company
and its shareholders. Such opinion  is based upon and subject to the matters referenced therein. The Seidman & Co. will receive a
fee  of  $30,000 and   reimbursement  of  its  expenses  in  connection
with rendering its opinion.  In addition, the Company has
agreed to indemnify   the  Seidman  &  Co.  against,
and   make contribution with respect to, certain liabilities  to which the Seidman & Co. may become subject in connection with rendering their services to the Company.

     The  Seidman  & Co. were selected by the Company
based upon  the experience of Seidman & Co. in
rendering fairness opinions  in transactions similar to
the Consulting Division Sale.   Seidman  & Co. is an independent
investment banking firm based in New York and has provided investment banking services for approximately 30 years.

     Beginning  in  August 1998, the Seidman & Co.
provided advice to the Company concerning the possible sale of the Consulting Division to Netplex Group and other related financial matters. Except as described above, the Company and its executive officers and directors have not had any other relationship with Seidman & Co..

     In  reaching their opinion, Seidman & Co.
examined  and considered all available information and
data which Seidman & Co.  deemed  relevant, including
(i) the Annual  Reports  on Form  10-KSB and related
information of the Company for  the year  ended
December 31, 1997, and the Quarterly  Report  on Form
10-QSB  for the three and six months  ended  June  30,
1998,  of  the Company, (ii) historic and current
operating data and balance sheets for the Consulting Division and  the Company,  actual  and pro forma for the
Consulting  Division Sale,   (iii)  comparative statistical
analysis of the operating   performance  and  balance sheets
of selected companies comparable to the Consulting Division which have publicly traded common stock, and from this data, deriving financial and  capitalization ratios typical
of  management and   systems  consluting  companies,  (iv)
financial   and operating  forecasts provided by management of the
Company, (v) cash flows analyses of the Consulting Division and the network services division, (vi) conditions in, and outlook for the management and systems consulting industry in the United States and the United States economy, interest rates and financial markets, and (vii) other studies, analyses, and investigations deemed appropriate.

     As a result of their review, Seidman & Co. is of the opinion that the Consulting Division Sale is fair, from a financial
point   of  view,  to  the   Company and its shareholders.

     In  connection with the review conducted  in
preparing their  fairness  opinion, Seidman  &  Co.
relied  upon  and assumed  the accuracy and
completeness of the financial  and other  information
furnished to them by the Company and  the assurances
of  management  of the  Company  that  they  are
unaware  of any information or factors regarding the
Company that  would make the information supplied to Seidman
&  Co. incomplete  or  misleading. Seidman & Co. did
not  undertake any independent verification of the
accuracy or completeness of such information or any independent appraisal or evaluation of the assets or liabilities of the Company. Seidman & Co. were not authorized to and
did  not  solicit third   parties  who  might  be
interested  in  making an investment in or acquiring
the Company or Netplex Group  or all   or   any
part of their respective assets. The consideration to be received by the Company in connection with the Consulting Division Sale was determined by the Netplex Group and the Company and not recommended or negotiated by Seidman &
Co. The valuation fairness tests include a matrix of fair market valuations of the Consulting Division, and the comparison of these valuations with the total consideration to be paid the Company under the terms of the Acquisition Agreement and the Earnout
Agreement. Two generally accepted methods were employed in determining the Consulting Division's fair market value, the "market comparable method" and the "discounted cash flow method." The market comparable method of valuation relates to a subject company's operating and balance sheet financial capitalizing multiples based on rations derived for a universe of publicly-traded market comparable companies. The discounted cash flow method of valuation derives the present value of a company from a future stream of free cash flows.

     For   further  information  relating  to  the
matters considered, procedures followed, the basis for and methods of arriving at the fairness opinion, and limitations on the scope of the opinion, see the full text of the opinion, attached as Appendix D.


Amendments to the Stock Option Plans

     1995  Stock  Option  Plan.  The Applied
Intelligence  Group, Inc.  1995  Stock  Option
Plan (the "1995 Stock Option Plan") provides that non-qualified or non-incentive stock options ("NSO Options") may only be granted to key management employees, directors, key professional employees, and key professional non employee service providers of the Company. Further, the Plan provides that NSO Options are exercisable only during the period the holder thereof is employed by the Company and for a period of three months following termination of the holder's employment with the Company. Accordingly, unless NSO Options are exercised within three months following termination of the option holders employment with the Company, the NSO Options will expire.

     In  connection  with  the Consulting Division
Sale, it  is anticipated  that most of the Consulting Division
employees  will become   employees  of  Netplex  Group
and,  accordingly,   will terminate  their employment
with the Company.  Therefore, unless the  NSO Options
held by such employees are exercisedwithin three months following their employment terminations, such NSO Options will  expire.  The Board  unanimously approved  the  1995  Plan
Amendment  on  September  4, 1998.   The  Stock
Option Plan Amendment, upon approval by a majority vote of the shareholders of the Company, will (A) permit NSO
Options to be granted to nonemployees and permit the option holders to exercise such stock options through the end of applicable option period without requiring continued employment with the Company as a condition of exercise and (B) increase the number of shares of common stock, $.001 par value per share of the Company (the "Common Stock") authorized and reserved for issuance under the 1995 Stock Option
Plan from 300,000 to 800,000 ("1995 Plan Amendment"). Immediately after execution of the Shareholder
Consent, the 1995 Plan Amendment will be effective as of September 1, 1998. A copy of the 1995 Plan
Amendment is fully set forth in the  Shareholder
Consent as Appendix C.

     1998   Non-Qualified  Stock  Option   Plan.
The   Applied Intelligence  Group, Inc. 1998 Non-
Qualified  Stock  Option  Plan (the  "1998 Non-
Qualified Stock Option Plan") provides that  non
qualified stock options and stock appreciation rights
may only be granted  to  directors,  executive
officers,  key  employees  and independent
contractors  and consultants  of  the  Company.   On
September  4,  1998, the Board of Directors
unanimously  approved the  1998  Plan  Amendment to
permit the grant  of  non-qualified stock  options
and stock appreciation rights to any  employee  of
the  Company, and not solely to "key" employees and
to  increase the  number of shares of Common Stock
authorized and reserved for issuance  under  the
1998  Stock Option  Plan  from  500,000  to 800,000.
Immediately after execution of the Shareholder
Consent, the  1998  Plan Amendment will be effective
as of   September  1, 1998.   A copy of the 1998 Plan
Amendment fully set forth in the Shareholder Consent as Appendix C.

          OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

     The following table sets forth the total cash compensation of the President and each named executive officer that during 1997, 1996 and 1995 received compensation in excess of $100,000 during 1997.


     Director and Executive Officer Compensation

                                                               Long-Term
                                                             Compensation
                                                      ----------------------
                               Annual
                             Compensation(1)              Award of Options
                            ------------------------   ----------------------
Name and Principal Position  Year  Salary(2)   Bonus   Number of Shares
---------------------------  ----  ---------  ------   ----------------------
Robert L. Barcum(3)         1997  $169,716    $  -
President and Chief         1996   169,150       -           -
Executive Officer           1995   170,710       -           -

Robert N. Baker(3)          1997   169,940       -
Vice President-Network      1996   169,159       -           -
Services and Secretary      1995   170,389       -           -

Russell L. Reinhardt(3)     1997   171,774       -           -
Vice President              1996   171,840       -           -
                            1995   171,256       -           -

David B. North              1997   125,817       -         35,000
Vice President-Consulting   1996   116,248       -           -
Services and Assistant      1995   109,194       -           -
Secretary

(1)  The  named   executive officer received additional  non-
     cash compensation,  perquisites  and  other  personal      benefits;
     however,  the  aggregate amount and value  thereof  did not exceed 10% of the total annual salary and bonus
     paid to  and accrued for the named executive
     officer during the year.
(2)  Dollar  value of base salary (both cash and non-cash) earned during the year.
(3)  During  each  of the years 1997, 1996 and 1995, Robert   L.
     Barcum,  Robert N. Baker and Russell L. Reinhardt each  were paid the same annual  base  salary  of  $175,127. The differences  in  the amounts presented  above are  due  to different levels of participation of each individual in  the Section  125 Cafeteria Plan offered by the
     Company  to  all employees on a nondiscriminatory basis.

Aggregate Option Grants and Exercises in 1997 and Year-End
Option Values

  Stock Options and Option Values. The following table sets forth information related to options granted to the named executive officers during 1997.



                    Individual Grants(1)                Potential Realizable
                                                             Value  at
                                                      Assumbed Rates of Stock
           ----------------------------------------  ------------------------
                    Percent of Total

             Number   Options    Exercise or           Price per Appreciation
           of Options Granted    Base Price               for Option Term
             Granted    to       Per Share             ----------------------
                      Employees             Expiration    Five       Ten
Name                   in 1997                 Date    Percent      Percent
----------  --------- ---------- --------- ---------- --------- -------------
Robert L.       -      -  %        $  -         -          $  -        $  -
Barcum
Robert N.       -      -  %        $  -         -          $  -        $  -
Baker
Russell L.      -      -  %        $  -         -          $  -        $  -
Reinhardt.
David B.     35,000   29.3%        $3.875  March 17, 2002  $16,751     $21,138

------------
(1)  The  potential  realizable value portion  of  the  foregoing table  illustrates  the value that might  be
     realized  upon exercise  of the options
     immediately prior to the expiration of  their
     term,  assuming the specified compound  rates
     of appreciation  of  the  Common Stock over  the
     term  of  the options.   These  amounts  do not
     take into consideration provisions restricting transferability and represent certain assumed rates of appreciation only. Actual gains on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the potential values reflected in this table will be achieved. All amounts have been rounded to the nearest whole dollar amount.

      Aggregate  Stock  Option Exercise and Year-End
and  Option Values.   The following table sets forth information
related1 to the number and value of options held by the named executive officers at the end of 1997. During 1997, there were no options to purchase the Common Stock exercised by the named executive officers.


                    Number of Options     Value of Unexercised In-the-Money
                                           --------------------------------
                  as of December 31, 1997  Options as of December 31, 1997(1)
                 ------------------------- ---------------------------------
 Name            Exercisable  Unexercisable  Exercisable    Unexercisable
                 -----------  ------------   ------------   ---------------
Robert L.  Barcum          -         -           $   -         $   -
Robert N.  Baker           -         -               -             -
Russell L.  Reinhardt      -         -               -             -
David B.  North       15,000    20,000           $5,625        $7,500
------------
(1)  The closing sale price of the Common Stock as quoted on
     Nasdaq SmallCap Market on December 31, 1997, was $3.50.
     Value is calculated on the basis of the difference
     between the option exercise price and $3.50 multiplied
     by the number of shares of Common Stock underlying the
     option.


Director Compensation

All  present  directors who are executive  officers  of  the
Company receive no additional compensation for their services  as directors  or as members of the Board Committees upon which
they serve.  In  1998,  the  Board of Directors  adopted
the  Applied Intelligence Group, Inc. 1998 Non-
Qualified Stock Option Plan to
attract,  retain and motivate directors, executive
officers,  key employees  and  independent
contractors of the  Company  and  its subsidiaries by
way of granting non-qualified stock options  with
stock appreciation rights attached.  In addition to
the grant of non-qualified stock, directors who are not officers or employees of, or consultants to, the Company receive $2,500 cash compensation per quarter regardless of the number of Board of Directors' meetings at which they are present and for each Committee meeting at which they are present not held in conjunction with a meeting of the Board of Directors. Outside directors are also reimbursed for their expenses for each Board and committee meetings attended.

     As  of August 31, 1998, the Company had granted
77,500 stock options to two outside directors. Each of these stock options is exercisable for the purchase of one share of Common Stock for $3.125 per share. Furthermore, these stock options are only exercisable while the option holder is serving as a member of the Board of Directors during the period commencing December 31, 1998 through December
31, 2000.


Stock Option Plan

     In  connection  with the Consulting Divisions
Sale,  it is anticipated  that the Stock Option Plan will be approved  by  the shareholders  of  the  Company and
will  become  effective  upon execution  the
Shareholder Consent.   See  "Consulting  Division
Sale-Stock Option Plan Amendment."

     The Company established the Applied Intelligence
Group, Inc. 1995 Stock Option Plan (the "Stock Option
Plan" or the "Plan") in March 1995, and amended the Plan on April 29, 1996. The Plan provides for the issuance of incentive stock options ("ISO
Options") and non-incentive stock options ("NSO
Options") to key management, directors, key professional employees and key professional non-employee service providers of the Company. The number of shares of Common Stock authorized and reserved for issuance under the Plan is 300,000.
Under the Plan, as of December 31, 1997, options to purchase a total of 173,078 shares of Common Stock at prices ranging from $.63 to $3.88, with a weighted average exercise price of $2.71 per share, were outstanding, of which 112,328 were exercisable at an average exercise price of $2.08.

The Stock Option Committee, which is currently comprised of Ms. Kay H. Titchenal and Mr. Barcum and Baker, administers and interpret the Plan and has authority to grant options to all eligible participants and determine the types of options granted, the terms, restrictions and conditions of the options at the time of grant.

     The  option price of the Common Stock is
determined  by  the Stock Option Committee.  The
option price of NSO Options may  not be less than 75
percent of the fair market value of the shares on the
grant date of the option.  In the case of an ISO
Option, the option  price may not be less than the
fair market value  of  the Common  Stock  on the date
of the grant of the ISO  Option.   The fair market value
of a share of the Common Stock is determined by the  Stock
Option Committee. Upon the exercise of an option,  the option price must be paid in full, in cash, Common Stock (at  the fair  market
value  thereof) or a combination  thereof.   For  a
period of two years ending November 21, 1998, the Company has agreed with Barron Chase Securities,
Inc., the underwriter of the Company's initial public offering not to grant more than 25,000 NSO
Options having an option price of less than fair market value of the shares on the date of grant of the option, without written consent of Barron Chase
Securities, Inc.

     Options are exercisable during employment and for a period of three months after the participant ceases to be an employee, a director, or non-employee service provider of the Company;
however, in the event of death or disability of the participant, the ISO Options are exercisable for a period of one year following death or disability. In any event, options may not be exercised beyond the expiration date of the option.
NSO Options may be granted to key management employees, directors, key professional employees or key professional non-employee service providers of the Company, while ISO Options may only be granted to key management or key professional non-employee service providers of the Company.
No option  may  be  granted  after February 28, 2005.
Options are not transferable except by will or by the laws of descent and distribution.

     All outstanding options granted pursuant to the Plan will become fully vested and immediately exercisable in the event that (i) within any 12-month period, the Company sells an amount of Common
Stock that exceeds 50 percent of the number of shares of Common Stock outstanding immediately prior to such 12-month period, (ii) the Company completes an initial public offering of its stock, or (iii) a "change of control" occurs. For purposes of the Plan, a "change of control" is defined as the acquisition in a transaction or series of transactions by any person, entity or group (two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring securities of the Company) of beneficial ownership of 50 percent or more (or less than 50 percent as determined by a majority of the directors of the Company) of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities.

Non-Qualified Stock Option Plan

     Unrelated   to  the  Consulting  Divisions
Sale, it is anticipated that the 1998 Plan Amendment will be approved by  the shareholders  of  the  Company and
will  become  effective  upon execution  the
Shareholder Consent.   See  "Consulting  Division
Sale-Stock Option Plan Amendments."

     On  February 9, 1998, the Board of Directors of
the  Company adopted  the  1998  Non-Qualified Stock
Option  Plan  (the  "NonQualified Stock Plan" or
"Plan"), to attract, retain and motivate directors,
executive  officers, key  employees  and  independent
contractors  of  the  Company  and its  subsidiaries
by  way  of granting  non-qualified  stock options
with  stock  appreciation rights  attached.   The Non-
Qualified Stock Plan authorizes and reserves up to 300,000 shares of Common Stock for issuance and options under the Plan. The option price shall not be less than 85 percent of the fair market value of the Common Stock on the date of grant. All options pursuant to the Plan expire after ten years from the date of grant. The Board of Directors has the discretion to fix the period and the time at which any options granted under the Plan may be exercised.

     As  of  June  30, 1998, the Company has issued
87,500 stock options to two outside directors and one independent contractor, with exercise dates from December 31, 1998 through December 31, 2000, at an exercise price of $3.125 per share, as long as the individuals continue to serve the Company.
Stock Grant Plan

     On  February 10, 1998, the Board of Directors of
the Company adopted  the  1998 Stock Grant Plan (the
"Stock  Grant  Plan"  or "Plan")  to attract, retain
and motivate consultants, independent contractors and
key employees of the Company and its subsidiaries by
way  of  granting shares of stock in the Company.
The  Stock Grant Plan authorizes and reserves up to
150,000 shares of Common Stock  of  the  Company for
issuance under the Plan.   Shares  of Common  Stock
received pursuant to the Stock Grant Plan restrict the sale, transfer or other disposal of said shares for a period of one year. As of June 30, 1998, 5033 shares of Common Stock had been issued under the Stock Grant Plan.

Employee Stock Purchase Plan

     The Company established the Applied Intelligence
Group, Inc. Employee Stock Purchase Plan (the
"Employee Stock Purchase  Plan" or  "Plan" in April
1997, and it was approved by the shareholders at  the
Annual  Meeting of Shareholders on June  3, 1997.   The
Employee  Stock  Purchase  Plan  provides  the
opportunity for employees  to  purchase  the  Company's  Stock through payroll deductions, to encourage participation in the ownership and economic progress of the Company. The number of shares of Common Stock  authorized  and
reserved for issuance under  the  Plan  is 100,000
shares.   As of June 30, 1998, 4,633  shares  of
Common Stock have been purchased at an average price of $2.92 by employees of the Company.

     The Plan provides for the granting of stock options to eligible employees of the Company. It is intended that the Plan and the stock options granted under the Plan will meet the qualification requirements set forth in the Internal
Revenue Code of  1986,  as amended (the "Code").  The
Plan is administered by the Board of Directors or a committee appointed by and serving at the pleasure of the Board of Directors, consisting of not less than two members of the Board of Directors.
The Board or committee administers and interprets the Plan and has the authority to establish, adopt or revise rules and regulations with respect to the Plan. The interpretation of the Plan by the Board or the committee is final, binding, and conclusive on all employees and participants.

     All full-time employees (i.e., whose customary
employment is 20  hours  or  more  per week and more than five months  in  any calendar year), who have been
continuously employed more than six months  will  be
eligible to participate in the Plan by  entering into
an option agreement to purchase shares of Common
Stock  of the  Company.  Provided, however, the employees who own or  would own five percent or more of the
Company's Common Stock, including shares owned  by  family
members  and  indirectly  through   a
corporation, partnership or trust, immediately after the options are granted in accordance with the option agreement after giving effect to and assuming exercise of such options and any other stock options held by the employee-participant, are not eligible to participate in the Plan.

     The  total  number of shares of Common Stock
authorized  and reserved  for issuance under the Plan is 100,000.
The number  of shares  of  Common Stock is subject to appropriate
adjustment  in the   event   of  any  merger,
consolidation,  recapitalization, reclassification,
stock  dividend,  stock   split   or  similar
transaction. Plan participants may contribute up to $20 per pay period into their account to purchase whole shares of the Common Stock of the Company at pre-determined calendar quarter grant dates or exercise dates. The option price will be 85 percent of the per share fair market value on the granting date or the exercise date, whichever is the lesser, of the purchase period.

During each quarterly purchase period, a participant will not be permitted to purchase more than 50 shares of Common Stock. Any remaining balance in the Participants' accounts after the purchase of shares during a quarterly purchase period will be carried over to the next quarterly purchase period and exercise date.

     The stock options may not be assigned, encumbered or otherwise transferred by the participants, except by will or under laws of inheritance.

     The  Plan  will remain in force until March 31,
2002.   The Board  of  Directors   may   amend   the   Plan  in
any  respect consistent  with Sections  421 and 423
of the Code, except  that, without  approval  of  the
stockholders, no amendment  shall  (i) increase the  maximum number
of shares of Common Stock  reserved under   the  Plan   other  than
in connection with a merger, consolidation, recapitalization, reclassification, stock split, combination of shares, stock dividend or (ii) make the Plan available to any person who is not an employee of the Company.

Other Stock Options

     In  connection with the merger of Vantage
Capital Resources, Inc. with and into the Company, the Company issued 360,000 stock options at an exercise price of $5.00 per share. Furthermore, in connection with the transaction with ijob, Inc., the Company issued 50,000 stock options at an exercise price of $3.50 per share. As of December 31, 1997, under all stock options granted by the Company, options to purchase a total of 583,078 shares of Common Stock ranging in price from $.63 to $5.00, with a weighted average exercise price of $4.19 per share were outstanding, of which, 522,328 were exercisable at a weighted average exercise price of $4.23.

Profit Sharing Plan

     In 1987, the Company adopted the Applied
Intelligence Group, Inc. Profit Sharing Plan (the
"Profit Sharing Plan").  The Profit Sharing  Plan
covers  all  employees of  the  Company  who  have
completed at least one year of service with the
Company as of the enrollment  date under the Profit
Sharing Plan.  The Company  may
make  an annual contribution to the Profit Sharing
Plan on behalf of  employees which, if made, begins
to vest for each  employee's account  after  the
employee has completed two years  of  service with
the  Company.   Thereafter, each employee's  account
vests ratably as to 20 percent of the employee's
account following each subsequent  year  of completed
service with the Company.   Vested contributions
will normally be distributed to an  employee  upon
(i)  the  employee's  retirement, (ii) the
employee's  death  or disability,  (iii)  the
termination of the employee's  employment with  the
Company or (iv) the termination of the Profit
Sharing Plan.   The Company did not make any
contributions to the Profit Sharing Plan for the fiscal years ended December 31, 1995, 1996 and 1997.

     In  1995,  the  Company amended the Profit
Sharing  Plan  to include  a 401(k) deferred
compensation feature, whereby eligible participants
may  elect  to defer up  to  15  percent  of  their
salaries, not to exceed the annual statutory limits,
pursuant  to a voluntary  salary
reduction  agreement.   The  Company   may
determine matching levels of contributions from time
to time,  at the  discretion  of  the administrative
committee.   No  matching contributions  were  made
by the Company during  1995,  1996  and 1997.   All
employee contributions under the 401(k) feature are fully vested at all times.

   CAUTIONARY STATEMENT RELATED TO FORWARD LOOKING
                     INFORMATION

     Statements of the Company's or management's intentions, beliefs, anticipations, expectations and similar expressions concerning future events contained in this Report constitute "forward looking statements" as defined in the Private
Securities Litigation Reform Act of 1995. As with any future event, there can be no assurance that the events described in forward looking statements made in this Report will occur or that the results of future events will not vary materially from those described in the forward looking statements.
Important factors that could cause the Company's actual performance and operating results to differ materially from the forward looking statements include, but are not limited to, changes in the general level of economic activity in the markets served by the Company, introduction of new products or services by competitors, delays in further development and implementation of the Company's viaLink and ijob services, the availability of capital sufficient to support the Company's level of activity, and the ability of the Company to implement its business strategies. The Company's expectations with respect to future results of operations that may be embodied in oral and written forward looking statements, including any forward looking statements that may be included in this Report, are subject to risks and uncertainties that must be considered when evaluating the likelihood of the Company's realization of such expectations. The Company's actual results could differ materially.

        BUSINESS AND PROPERTY OF THE COMPANY

General

     Applied  Intelligence Group, Inc. (the
"Company") is engaged in  the  business of providing
a diversified range of  management consulting and
computer systems information integration  services
and   technology   to  the  retail  and  wholesale
distribution industries.    Since  its
formation  in  1985,   the   Company's
operations have included consulting services, which
are primarily focused on the planning, designing,
building, and installation of computerized
information  management  systems  and  computerized
checkout  or point-of-sale systems in the retail and
distribution industry.   The  Company  continues to provide  these
consulting services.   In  1993,  the  Company
commenced  the  design   and development of viaLink,
a subscription service on the World  Wide Web  of the
Internet (the "Internet").  viaLink was announced  in
April  1996  and the viaLink Item Catalog service was
brought  on line  in  January 1997.  viaLink services
currently  include  the Item   Catalog,   Exchange
Manager,  Item Express,   and   CSP
MARKETLinkT. In 1994, the Company commenced
development  work  on its   Retail  Services
Application ("RSA"), a complete store point-of-sale solution to the retailer and their chain stores. RSA was released in August 1995. In connection with RSA, the Company also offers
CHAINLINK, a communication system, which transfers information (e.g., sales or inventory) electronically between the store and the retailer's headquarters.

     Beginning  in  late  1996  and  during  1997,
the   Company designed,  developed  and  introduced
in April 1997, ijob, an Internet based human resources application. During the second quarter of 1997, ijob, Inc. was formed as a wholly-owned subsidiary of the Company, and commenced operations as a separate entity on June 30, 1997. The principal offices of ijob, Inc. are located in the Company's Headquarters in Edmond, Oklahoma.

     The Company's Internet home page can be located on the World Wide Web of the Internet ("Internet") at http://www.aig.vialink.com. The Company's principal executive offices and headquarters are located at 13800 Benson Road, Edmond, Oklahoma
73013-6417, and its telephone number is  (405) 936-
2300.

ijob, Inc.

     On April 25, 1997, the Company completed the
organization of its  wholly-owned subsidiary, ijob,
Inc.  Pursuant to  the  Asset Purchase  Agreement
dated  June 12, 1997, the  Company,  through ijob,
Inc.,  completed  the acquisition of  certain  assets
and intellectual   property  of  Human  Technologies,
Inc.   ("HT"), including  software  programs know as
"HT1", "HT2", "Hal-1" and "ijob-internet", the related trademarks, trade names, sales marks, logos and marketing concepts, and the original technical and instructional documentation, source and executable code of the programs relating thereto. Furthermore, the Company received all copyright powers and benefits related to the software programs and the right to produce, sell, modify, distribute, license and copy in full or in part those software programs (the "HT Assets").
The Company paid to the owners of HT $100 and issued stock options and warrants exercisable for the purchase of 50,000 shares of Common Stock at $3.50 per share on or before June 12, 1999.
Furthermore the Company agreed to pay the HT owners 50 percent of the (i) distributable earnings of ijob, (ii) distributable proceeds from the sale of ijob assets and (iii) distributable gross royalties received by ijob from the sale or other transfer of ijob assets, (collectively the "Distributable Amounts"). The Distributable Amounts are determined from time to time by the Board of Directors of ijob, Inc.

     In  connection  with the acquisition of the HT
Assets,  the Company  entered  into an at will
employment agreement  with  the former  president of
HT to become president of ijob, Inc.         Among
other duties, the president is a member of the Board of Directors of ijob, Inc.

Vantage Capital Resources Inc. Acquisition

     On  June 12, 1996, Vantage Capital Resources,
Inc. ("VCRI"), an  Oklahoma  corporation,  merged
with  and  into  the  Company
pursuant  to  an Agreement and Plan of Merger dated
May  8,  1996 (the  "Merger").   On  June  5, 1996,
VCRI  completed  a  private offering  of  250,000
shares of its Common Stock at  an  offering price
of   $1.75  per  share  and  received  net  proceeds of
approximately  $394,567 (the "Private Placement Offering").
In consummation of the Merger, the Company exchanged
610,000  shares of  its Common Stock, on a one-for-
one basis, for the outstanding Common  Stock  of
VCRI.  The merger  was  accounted  for  as  an
acquisition  of  VCRI by the Company in a manner
similar  to  the pooling  of  interests  method of
accounting.   Pursuant  to  an Exchange Agreement
dated October 14, 1996, each of John Simonelli and
Larry E. Howell, exchanged 180,000 shares of Common
Stock of the Company received in connection with the Merger for stock options, each exercisable on or after November 20, 1998, and on or before November 30, 2001, for the purchase of Common Stock for $5.00 per share. Furthermore, during October
1996, the  Company redeemed 22,500 shares of Common
Stock issued to David B. North, an executive officer of the Company, pursuant to the Merger and 1,000 shares of Common Stock issued to a former executive officer pursuant to the Merger for $1.75 per share (the offering price of the VCRI Common
Stock under the Private Placement Offering) for an aggregate amount of $39,375 and $1,750, respectively.

Overview of Products and Services

     The   Company  is  engaged  in  the  business
of providing management consulting and technology systems information services to retail companies and to the manufacturers, wholesalers, and other suppliers who provide the products that these retail companies sell (the "Retail Supply Chain").
These information systems services include (i) management consulting and computer system integration services, (ii) proprietary software products and applications, and (iii) network services and network-based computer applications.
The Company is currently organized in two business areas to provide all its services and product offerings: Retail and Store Systems Consulting, including RSA and CHAINLINK, and systems integration
(the "Consulting Division"); and, Network Services, including viaLink and ijob internet based offerings, and production/operations of web-site hosting. The Company is also a reseller of various computer software, hardware and point-of-sale systems.

Consulting Division and Systems Integration Services

     Upon   approval  of  the  Consulting  Division
Sale, the Consulting  Division  will be purchased by  Netplex
Group.  The Company's   consulting  services  include  designing,
building, installing, and implementing headquarters and store systems and integrated custom software products for customers in the retail and distribution industries. The Company also selects and then customizes and installs third-party software for many of its customers.

     The  Company's consulting services include
determination  of business  and technology
requirements, operating system  planning and
implementation,  situational  and  due  diligence
studies, information    technology   plans,
business   and    technology recommendations, and
training. A typical consulting arrangement will last from two to six months or longer for more complex projects. A single consulting and systems integration arrangement may include multiple projects, using a wide range of the Company's professional staff.

     The  Company's systems integration services
include  various computer   architectures  and
operating  systems  for personal computer  ("PC") based
systems (i.e., DOS, Windows, Windows  NT,
UNIX,  OS/2, 4680/OS, 4690/OS) and intermediate to
large  systems (AS/400, RS/6000, HP, MVS, and VSE).
The Company has significant development   and
support  experience  with   industry-standard
technologies, such as COBOL, SQL, DB2 and ORACLE.
The Company is also   developing  software
applications  using  object-oriented technology, such
as the Smalltalk programming language,  provided by
Object Share, Inc. Solutions, Software Products,
Licenses and Applications ("Solutions").   Many of
the Company's customers are retail chains, who are attempting to implement information management systems in their headquarters and/or store locations, in addition to accounting, payroll and other financial management information systems. A typical in-store retail system includes the following components:

     1.  a  "front-end"  system (i.e., "checkout
     system",  "cash register  system" or "point-of-
     sale system")  which  records sales,  provides
     a  cash drawer, prints customer  receipts, etc.
     Most  front-end   systems utilize  PC  hardware,
     and include   programs  that  operate  the  PC
     and specialized hardware, such as the cash drawer or barcode scanner;

     2.  a "back-office" system, which typically
     coordinates the operation of the registers, and provides store management applications, such as receiving and inventory control; and

     3. a "communication" system, which transfers information (e.g., sales or inventory) electronically between the store and the retailer's headquarters.

     4. a "headquarters" system, which processes the information about the business for accounting and merchandising systems.

     The  Company is a business partner of
International Business Machine  Corp. ("IBM") and an
authorized reseller of IBM hardware and  point-of-
sale software.  When implementing in-store  systems
for  retailers,  the  Company  has  historically
relicensed  and customized one or more IBM software
programs, and installed these programs on IBM
hardware that, in many cases, the Company sold to the
retailer.   Such hardware includes point-of-sale
registers, radio frequency hand-held terminals, in-store processors, and other in-store equipment.
The Company also provides programming services to personalize and customize the in-store software, implementation services related to software installation and personnel training.

     In  1994, the Company began development of a
software system that  would  operate  on  a  wide
range  of  computer  hardware, including different
models of IBM and non-IBM hardware, and on  a variety
of non-IBM operating systems such as UNIX and Windows
NT. The  Company  subsequently  developed  its
proprietary  in-store software   applications  for
licensing  to  retailers,   as   an alternative   to
relicensing  and  customizing   IBM   software
applications and programs.  The  Company's  RSA  software
application was  first licensed and implemented in a retail chain in 1995.  Because  the Company's  software
applications operate  on  a  variety  of  PC
operating  systems, and with a wide variety of PC
hardware,  the Company's  software applications
address a broader  market.   RSA allows  retailers  to
selectively install new  in-store  systems without   storewide
or  company-wide replacement  of   existing hardware.

     The  Company is also a global solutions partner
of  the  NCR Corporation ("NCR").  This relationship,
along with the Company's IBM  relationship, enables
the Company to provide a full-service, single-source
solution  for  the  store  automation   needs   of
retailers.   The  contractual  relationships  with
IBM and NCR provide the Company with the ability to relicense software, resell hardware, and gain access to technical support for the Company's customers.

     The  Company has also developed CHAINLINK, a
cost-effective, easy to-use store communications
program, which provides reliable and  consistent
movement of data between stores and headquarters.
CHAINLINK  is  designed  to  work with  RSA,  as
well  as  other point-of-sale software packages.
CHAINLINK is currently in use in at least twelve retail chains, representing close to 1,000 stores, in the
United States as of March 23, 1998.  Together, RSA
and  CHAINLINK  provide the retailer with  store
management  and point-of-sale  applications,
including  checkout  at  the   cash register, back  office and
store to headquarters communications. RSA can be customized to meet the specific needs of the retailer. RSA can provide the store managers and cashiers with the same "look and feel" on a variety of installed point-of-sale computer systems, while giving the retailer's information management systems staff a consistent interface to all of its store systems. RSA is currently installed in four retail chains, representing approximately 650 stores as of March 23, 1998.
The primary target market for RSA is general merchandise retailers who generally have more than 70 stores, and more than $100 million in sales. RSA and CHAINLINK sales in 1997 totaled $131,800.

Network Services

     The Company provides a full range of network services including its viaLink subscription service, telecommunications planning and consulting, Internet-based applications development, and maintenance and hosting of internal and external web-sites. Through its internal customer support network, the Company provides web-site hosting and maintenance. Following completion of the Consulting Division Sale, the Company's products and services will be limited, at least in the near term, to the providing of network services.

     viaLink Subscription Services

     viaLink is an industry-specific, shared business
application subscription  service, developed and
maintained by  the  Company, with   access   through
telecommunications,  including   private networks,  and the Internet.
Through viaLink, the Company  is  a content   provider   on   the
Internet.    viaLink  offers   a moderately-priced electronic
commerce service for manufacturers, suppliers, retail headquarters and individual retail stores through which subscribing  customers  are  connected  via  the
Internet  to  a  database  maintained on the
Company's  computer systems.   Using  a PC and
commonly available computer  programs,
participants can subscribe to the viaLink service and avoid the purchase, installation, implementation and maintenance of a complex information system. viaLink provides a common set of business systems and support offerings to subscribers, and is priced as a monthly subscription service.

     In   April   1996,  the  Company  introduced
the   viaLink subscription   service  primarily  for  the
convenience   store industry, which consists of
approximately 68,000 stores  operated by
approximately  1,650 companies.  viaLink has
application  in other  operations within the retail
industry.  According  to  the National Association of
Convenience Stores ("NACS"), only a small percentage
of  convenience  store  companies  have  implemented
instore  computerized retail information systems.
In  order  to implement  computerization and
scanning in a  retail  store,  the retail  chain must
first develop and then maintain a "pricebook" which
contains information for all items offered for sale in
the store.  The  pricebook typically contains  descriptions  of the
items,   along  with  their  Universal  Product  Codes
("UPCs"), purchase costs, retail sales prices, and any discounts or rebates to  be received from the supplier.  A
convenience store chain may have  hundreds of
suppliers, and each supplier may have different prices
on the items it supplies to the chain, depending  on
the locations  of  the stores being supplied, which
makes  pricebook maintenance  difficult,  but
essential.   Pricebook  maintenance typically  involves
inefficient manual entry of item information, which can introduce errors into the pricebook. According to NACS, maintenance of the pricebook often poses the most significant challenge to computerization of the convenience store's purchases and sales.

     A  subscribing  retailer can use the  viaLink
Item  Catalog Service  to  electronically  retrieve
product  item  information (e.g.,  item  numbers,
UPCs, descriptions, pricing  information, deal  and
promotional  pricing) that  has  been  placed  in  the
database   by   manufacturers,  wholesalers,  or  other
product suppliers. This information can be electronically
loaded into the retailer's pricebook to improve the accuracy and reliability of the pricebook. Product manufacturers can  use  viaLink  to efficiently  introduce new
products, by electronically  providing product
information  to retailers and wholesalers.  Wholesalers
and  other  suppliers  can use viaLink  to  provide
product  and pricing  information to retailers by
placing this information  in the  viaLink database, and
allowing the retailers to access these prices.   The
database in viaLink is specifically designed to manage the complexity of the arrangements that exist between retailers and their wholesalers and suppliers, especially related to prices and promotions.

     In January 1997, the Company brought the viaLink Item Catalog Service on line with a retailer and three suppliers. Since that time, the viaLink Item Catalog subscriber base has grown to 60 retailers, representing approximately 5,580 stores, and 117 suppliers as of August 31, 1998. The Company is in the process of implementing the Item Catalog
Service  with  these retail chains and suppliers.

     The  Company has begun to further develop and
implement  its business plan and strategy for viaLink
with new product offerings of  Exchange Manager,
ItemXpress and CSP MARKETLink, all of which are
available  for market and industry use.  Revenues  from
all viaLink  activities in the six months ended June
30, 1998 totaled $38,610 ,  an increase of $32,165 from
revenues of $6,445 in  the same  period  in  1997 and
in the year ended  December  31,  1997 totaled
$45,125, an increase of $44,025 from revenues of
$1,100 in 1996. In addition to the convenience store industry, the Company has deployed viaLink in the grocery store
industry.    The Company  also intends to deploy viaLink applications
into  other segments  of  the  retail industry, who
share much  of  the  same supply chain   (manufacturers  and
distributors)   with the convenience and grocery store industries.

     The Company announced the beta test of the viaLink Exchange Manager, an invoice and purchase order processing system, in the summer of 1997. The system was ready for general distribution in March 1998.
Along with the Exchange Manager, the Company made the viaLink ItemXpress Service available in March of 1998.
The viaLink ItemXpress Service allows retailers to select from the extensive information of merchandise data in the viaLink database and download the information into their headquarters price and item management system.

     In   the  third  quarter  of  1997  the  Company
and   EPIC Communications,   Inc.,  launched  CSP
MARKETLink, the   first Internet-based,   interactive
communications service   between manufacturers and convenience
store operators.  CSP MARKETLink is powered  by  the
viaLink application and  provides  product  and
merchandising  information that saves time for both
manufacturers and  retailers. It also gives retailers
access to a broader range of information, while
affording manufacturers direct access to  a broader
range of retailers.  Created as a joint venture
between the  Company  and EPIC Communications, Inc.,
which publishes  CSP Magazine,   CSP   MARKETLink
goes  far  beyond  typical   banner advertising on
passive web pages.  It utilizes the latest  "push"
technology  to  deliver supplier messages  into  the
subscribing store's  e-mail  in-box.  The  retailer
can  then  preview new products, promotions and media plans, obtain category information and research, participate in surveys, e-mail questions or suggestions, and then look or listen to the latest consumer advertising campaigns on video transmitted directly  to  his  PC. The  new  service
is also the first electronic commerce  tool  to
provide manufacturers with immediate feedback from
retailers,  as well as verification that their
information was received and read by  decision-makers
at targeted retail companies.   A  number  of leading
manufacturers  joined Miller Brewing  Co.  in
providing input   into  the  development  and  design
of  CSP  MARKETLink, including American Chicle, Kraft
Foods, M&M Mars, and Proctor and Gamble.

     The   Company  also  constructs  Internet-based
information applications  for  its  customers, such
as  NACS.      The  Company constructed,    operates
and   maintains   the Internet-based
applications and directories, which allow NACS to
offer  services on  the  Internet.  This site or
"home page" is known as "C-Store Central"    and
can   be   found   on    the    Internet at
http://www.cstorecentral.com. NACS places daily news about the convenience store industry on this site which also allows members easy access to the viaLink services.

     ijob

     Commencing  in  late  1996  and  during  1997,
the  Company designed,  developed  and  completed
ijob  an  Internet  employer subscription  service.
ijob is a network  based  human  resource recruiting
application accessible through either the Internet
or by telephone.  ijob uses these communications
systems as a medium to  bring  together job seekers
and employers.  ijob  utilizes  a database   to
collect,  catalog,  and  match   information  to
pre-qualified  job  candidates with the human
resource  needs  of ijob subscribing employers.  The
Company believes ijob represents a  technological
improvement over current Internet  "resume  web
sites"  where  career  material is simply  posted  on
unscreened databases  or  on  bulletin boards.
Utilizing ijob  subscription services,   an  employer
benefits  by  receiving   a   list   of
pre-qualified registrants who have greater
probability of meeting the   employer's   human
resource  needs.   Computer   assisted, structured
interviews and skill testing are used to screen job applicants which enables employers to efficiently conduct focused employee recruiting. Job seekers also benefit by using the ijob system on a cost-free basis. A job seeker's information is maintained in the ijob database until the registrant requests its withdrawal.

     During the six months ended June 30, 1998 and
the year ended December  31, 1997, ijob, Inc, earned
$434,816 and   $610,689  in revenues,  respectively.
Since the inception of ijob, Inc. through June 30, 1998, the Company has made cash expenditures of approximately $833,000 in excess of revenues, to launch and implement the ijob service. Of these cash expenditures, the Company capitalized $198,290 in development costs associated with the design and ongoing development of ijob.

 ijob conducts its operations as a wholly owned
subsidiary of the Company, under the name ijob, Inc.
and as of August 31, 1998, employed 10 full-time and
two part-time employees.  Of the  total of  12
employees, one is in sales and marketing, including the president of ijob, Inc., three full-time employees and one part time employee are in technical and product development, and the remaining employees are in operations and customer support.

Customer Support

     The Company's customer support group provides customers of the Company telephone and on-line technical support. As of March 23, 1998, the Company's customer support group consisted of four full time representatives. However, all the Company's technical staff can be used, when appropriate, for resolving technical problems and supporting specific customer needs.
Sales and Marketing

     The Company's services and products are marketed
directly to the  Company's customers through its
sales and marketing  support group  and senior staff
members.  During all of 1997, the Company operated
without a sales and marketing executive.  As of
August 31,  1998,  the  Company's  sales  and
marketing  support  group consisted  of  13 full-time
employees including the President  of the  Company,
and those in the Company's wholly owned subsidiary,
ijob,  Inc.  Also included in that total are a Vice
President  of Sales  and  Marketing, hired in January
1998 to assume  full-time leadership  of  marketing
and sales, and  two  additional  sales executives
added in the first quarter of 1998.   The  sales  and
marketing   team   is  responsible  for  sales-lead
generation, follow-up on customer referrals, and providing input into the Company's ongoing services and product development efforts based on customer feedback and market data. Sales and marketing leads are generated through advertising, customer referrals, public relations, trade shows, and strategic relationships with hardware manufacturers and customers. The Company also utilizes a variety of other consulting and contractor relationships to help develop and promote viaLink.
Licenses and Intellectual Property

     The  Company regards its software as
proprietary,  which  is generally licensed under
written license agreements.  Because the Company's
software products allow customers to  customize
their applications  without  altering  source
programs,   the   source programs  for  the
Company's  products  are  typically   neither
licensed nor provided to customers.

     The  Company has no patents or patent
applications  pending. The   Company  attempts  to
protect  its  products   through   a combination  of
copyright,  trademark  and  trade  secret  laws.
CHAINLINK  and viaLink are registered trademarks of
the  Company and  trademark  applications are pending
with the  United  States Patent  and Trademark Office
for Retail Services Application  and ijob.    The
Company also requires employee and third-party non-disclosure and confidentiality agreements.
Despite these precautions, it may be possible for unauthorized parties to copy certain portions of the Company's software products, reverse engineer, or obtain and use information that the Company regards as proprietary.

     Because the software development industry is characterized by rapid technological change, the Company believes that factors such as the technological and creative skills of its personnel, new product developments, frequent product enhancements, name recognition and reliable product maintenance, are more important to establishing and maintaining a technology leadership position, than the various legal protections available for its technology.

Software License Agreements

     From time to time, the Company licenses third-
party software components  for inclusion principally
in its software application RSA.   In  January 1994,
the Company entered into a non-exclusive confidential
software  license  agreement  with  Applied  Retail
Solutions  Corporation  ("ARSC")  related  to certain
computer software  programs, development tools, interfaces
and codes  (the "ARS  Software")  used  by the Company
in  the  development  and marketing  of  RSA  for
use on certain identified  point-of-sale computer
terminals.  This agreement had an initial term  of
two years  and,  following  the  initial  term,  the
agreement has continued  on  the same terms and conditions
and  is subject  to termination  on  90  days' notice.  The
agreement  requires  the Company  to  pay  periodic
license and  support  fees.   The  ARS
Software and all modifications and enhancements to the ARS Software by the Company remain the property of ARSC.

     In   March  1994,  the  Company  entered  into
a  five-year confidential  Agreement for Licensing of IBM
Software  with  IBM pursuant  to which the Company
became an authorized reseller  and technical support
provider of certain IBM software.  Furthermore, in February
1995, the  Company  entered  into   a  two-year
confidential  IBM  Business  Partner  Agreement  and
became   an authorized  remarketer of IBM computer
hardware. This agreement was renewed in 1997 for another two years. Pursuant to these agreements, the Company receives discounts on the purchase of IBM software and hardware products. With respect to IBM software, the Company is required to pay IBM a one-time royalty on each distributed or installed copy of the IBM software.


     Under a Global Solutions Partner Agreement effective April 28, 1997, the Company continued its relationship as a Global Solutions Partner with NCR Corporation. The Global Solutions Partner
Program is designed so that NCR and various independent software vendors can work together to enhance each other's marketing and product programs. Pursuant to such agreement the Company receives discounts on NCR hardware and software purchases and maintenance, personnel education and training, software support, and certain commissions and fees associated with NCR equipment and software installations.

Employees and Consultants

     As  of  August  31,  1998,  the Company  had
102  full-time employees  and two part-time
employees, including  those  of  its wholly-owned
subsidiary, ijob, Inc.  Of the  104  employees,  14
were  employed  in  sales  and marketing support,
including  the President  of  the Company, 19 were
employed in product  research and  development  and
technical support,  59  were  employed  in
professional  services, operations and customer
support,  and  12 were  employed  in human resources,
administration  and  finance. The Company's future
performance depends in significant part upon the
continued service of its key technical and senior
management personnel,  and  its  continuing ability
to  attract  and  retain qualified and motivated
personnel in all areas of its operations. Competition
for such personnel is intense, and there  can  be  no
assurance  that  the  Company  will  retain  key
managerial  and technical employees or that it can
attract, assimilate or  retain other  highly
qualified personnel in the future.   None  of  the
Company's  employees  are represented  by  a  labor
union.     The Company has not experienced any work stoppages and
considers its relations with its employees to be good.

     Following completion of the Consulting Division
Sale, it is anticipated that the Company will have approximately 40 full-time employees and 2 part-time employees, including those of its wholly-owned subsidiary, ijob, Inc. Of the 40 employees, it is anticipated that 8 will be employed in sales and marketing support, 16 will be employed in product research and development and technical support, 7 will be employed in professional services, operations and customer support, and 9 will be employed in human resources, administration and finance.

Government Regulation

     The Company is not currently subject to direct
regulation by any  government  agency,  other than
regulations  applicable  to businesses  in  general.
There are currently few laws or regulations directly applicable to access to or commerce on the Internet;
however, due to the increasing popularity and use of the Internet, it is possible that a number of federal and state laws and regulations may be enacted or adopted with respect  to the  Internet,  covering issues such as
user  privacy,  taxation, encryption,  authentication
technology, pricing, quality of products or services. The enactment or adoption of any such laws and regulations may decrease the growth of the Internet and increase the cost of commerce on the Internet, which could affect the marketability of viaLink, and, in such event, could
have  an adverse  effect on the Company's operating
results and  financial condition.   Furthermore, the
applicability to the Internet of existing laws governing issues such as property ownership, libel and personal privacy is uncertain.

Competition

     The environment within which the Company operates is intensely competitive and subject to rapid change.
To maintain or increase its market share position in the retail, supplier, and wholesale distribution industries, the Company will need to continually develop additional products, introduce new product features and enhancements, and expand its professional services capability. The Company currently competes principally on the basis of the specialized nature of its services and products. Specifically, the features and functions of the Company's software products include adaptability and scalability and their interoperability with other network products, the ability to deploy complex systems, product quality, ease-of-use, reliability and performance, company reputation and professional service, integration with other enterprise and network applications, and availability on popular computer operating systems, databases and communications hardware architecture.
The Company believes its products and services compete favorably in all of these areas.

     Competitors vary in size and in the scope and
breadth of the products and   services   offered.   The   Company
encounters  competition  from  a number of sources, including the  big-five accounting firms, IBM and other software
developers and  hardware manufacturers,  local  and
regional  consulting   and   software companies,
most   of   whom  are  privately-held,   third-party
professional  service  organizations, and management
information systems  departments of potential
customers  who  are  developing custom software.  In
the market place of the retail and wholesale
distribution  industries,  the Company  competes
with  numerous, smaller,  privately-held companies
based on product features  and functionality,  as
well as larger, publicly-held  companies  with
greater   resources  and  having  greater  product
and   market diversification.  The Company competes with these
companies based upon the specialized nature of its focus on the rtail and wholesale distribution industries and company reputation.

With respect to its proprietary retail software
products, many of the Company's current and potential
competitors, both privately-held   and   publicly-
held,  have  greater   financial, technical,
marketing and distribution resources than those of
the  Company.  As  a  result, they may be able  to
respond  more quickly  to new or emerging
technologies and changes in  customer requirements,
and devote greater resources to the development and
distribution of their products.  In addition, because
there  are relatively low barriers to entry in the
software marketplace, the Company expects additional
competition from other established  or emerging
companies as the network services market  continues
to expand.  Increased  competition may result in
pricing  pressures, reduced  gross  margins and loss
of market share,  any  of  which could  materially
adversely affect the  Company's  business  and
results   of   operations.   The  Company  also
believes   that competition  will  increase  as a  result  of
software industry consolidations. There can be no assurance that the Company will be able to compete successfully against current and future competitors or that competitive pressures faced by the Company will not materially adversely affect its business and results of operations.

Clients and Customers

     The  Company's  clients  and  customers  range
from  small, rapidly  growing  companies  to large
corporations,  principally within  the  retail and
wholesale distribution  industries.   The following
is a partial list of the Company's consulting and viaLink clients as of August 31, 1998.



     Consulting Division customers:

          ALDI Inc.                       Brinker, International
          Dollar General Corporation      Duckwall-ALCO Stores, Inc.
          Fleming Companies, Inc.         Fox Photo,Inc.
          Fred's Inc.                     Genovese Drug Stores, Inc.
          Jan-Bell Marketing, Inc.        Michaels Stores, Inc.
          Petro, PSC, L.P.                Trans World Entertainment
          Sonic Corp.                     Western Family Foods, Inc.


     viaLink customers:
              Suppliers
          Coca-Cola Cons. of La Vergne    Crowley Foods, Inc.
          Fleming  Companies of  Altoona  Frito-Lay, Inc.
          J.T. Davenport & Sons           Pepsi Cola Marketing Group

              Retailers
          Nice N Easy Grocery Shoppes     Petr-All Petroleum Corp
          Quick Stop Food Mart, Inc.      R&H Maxxon, Inc.
          Store 24 Companies, Inc.        Sugar Creek Stores, Inc.


     In  the  six  months ended June 30, 1998, three
individual customers  each  accounted for 18, 13,
and  12  percent  of  the Company's  revenues.   In
1997, three individual customers each accounted for 20, 13, and 10 percent of the Company's revenues. In 1996, three individual customers each accounted for 17, 14 and 10 percent of the Company's revenues. In the six months ended June
30, 1998, five of the Company's customers accounted for 58 percent of the Company's total revenues.
Furthermore, in 1997 and 1996, five of the Company's customers accounted for 57 percent of the Company's total revenues.

Other Business Strategies

     The  Company  is  a recognized leader in
providing  business solutions  through  technology
to  the  retail  industry.      The
Company's  viaLink  services  combine  electronic
commerce and leading-edge Internet-based applications to provide consumer product manufacturers, distributors and retailers the capability of  doing
business  electronically with  all  of  their
trading partners  (the  retail  supply chain).   The
subscription  based viaLink  services   allow
supply   chain     participants    to
electronically  send and receive product, cost,  and
promotional information  in  a  format that is
compatible  with  any  party's system, regardless of
their technological sophistication, and  at a
fraction  of  the  cost of traditional  EDI
(Electronic  Data Interchange)  services  and
systems.   Utilizing  the  Company's experience and expertise
in  the retail  and   distribution industries,  the  Company's
principal   strategy  is to  continue further development and
enhancement of viaLink and ijob. Sucess of these strategies are contingent upon the Company obtaining the necessary resources to complete their business strategy.

Security Technologies

     To minimize the security risks associated with a shared network on the Internet, the Company has implemented security protocols in viaLink and ijob. The services provide encryption protection of confidential information as it passes through the Internet. The Company has also constructed a double "firewall" between its services and the Internet, which is intended to restrict unauthorized use and prevent security breaches. Although the Company has implemented these security measures, viaLink and ijob are vulnerable to break-ins and similar security breaches that jeopardize the security of the information stored in and transmitted through the computer systems of viaLink and ijob users, which may result in significant liability to the Company and also deter potential customers. Moreover, the security and privacy concerns of potential customers, as well as concerns related to computer viruses, may inhibit the marketability of viaLink and ijob.
The Company does not currently have product liability insurance to protect against these risks, and there can be no assurance that such insurance will be available to the Company on commercially reasonable terms or at all.

Product Development and Enhancement

     The  Company  will continue to make significant
investments in  product  development, and
enhancement,  as  it  is  able,  to continue  to
provide technological solutions to  its  customers'
business  needs. Historically, the Company has
obtained  customer funding  to develop products and
services which jointly  met  the Company's needs to
remain competitive and the customer's need  to solve
information management problems.  Currently,  the
dynamic nature of the information technology industry places large research and development demands on
businesses  that  desire   to   remain
competitive.   Competing  with larger  firms  with
substantially greater  capital  resources, the
Company has devoted significant portions of available resources to stay abreast of industry developments and to offer competitive products and services.

  As  of  August  31, 1998, the Company's product
development staff  and  technical  support staff
consisted  of  19  full-time employees,  including
ijob, Inc., but  consisted  of  up  to  30 employees
from time to time during 1997 and six months ended
June 30,   1998.   The  Company's  total expenditures for
product development  of  viaLink, Solution services (RSA
and CHAINLINK), and  ijob  during 1997 were approximately
$945,000, $400,000  and $530,000,  respectively, for
a total of approximately $1,875,000. Such
expenditures in 1996 were approximately $584,000,
$598,000 and   $22,000, respectively  for  a
total   of approximately $1,204,000.    The  Company's
total  expenditures for  product development  of  viaLink,
Solution services (RSA and CHAINLINK), and  ijob  during
the  six  months ended  June  30,  1998  were approximately  $579,000.
These expenditures    represented approximately  21  percent
and 13 percent of total revenues for 1997 and 1996, respectively, and approximately nine percent of total revenues for the six months ended June 30,  1998.  Of  the product development
expenditures,  the  Company   capitalized
software  development  costs and interest totaling
$752,158  and $655,248 in 1997 and 1996,
respectively, and $346,496 in the  six months  ending
June 30, 1998.  The Company anticipates  that  it
will   continue  to  commit  substantial  resources
to product development in the future, including further development and enhancement of viaLink and ijob;
however, the amount of such capital required is undeterminable at this time.

Properties

     The   Company's   corporate  headquarters
consists   of   a two-story office facility of approximately 30,000
square feet at 13800 Benson Road, Edmond, Oklahoma, which the Company first occupied in January 1996. The office facility is occupied under a ten year lease requiring monthly rental payments of $24,545 during the first 36 months, $27,500 during the next 48  months, and  $28,750 during the
remaining term of the lease.   The  lease expires  on
June  30, 2006.  In connection with  the  Consulting
Division   Sale,   Netplex  will  sublease   from
the Company approximately 15,000 square feet of the office facility for monthly rental payments of approximately $14,100.

     The  headquarters  facility  of  the  Company
has  internal systems  consisting  of  a  local  area
computer  network   with associated  servers,  a
wide-area  network,  high  speed  ("T1") connectivity
to  the  Internet,  two  RS/6000's,   an  AS/400,
approximately 140 workstations and several testing
labs of pointof-sale  equipment.   The  facility  is
designed to support a projected increase in staff for both traditional and viaLink services and the increased office space required to house a production computer operations facility.

Legal Proceedings

     From   time  to  time,  the  Company  may  be
involved   in litigation  relating to claims arising
out of its operations in the normal course of business. The Company is not currently a party to any legal proceedings.

             MARKET FOR THE COMPANY'S COMMON STOCK
           AND RELATED STOCKHOLDER MATTERS

     The  Common  Stock and the Redeemable Common
Stock  Purchase Warrants began trading separately in
November 1996 (subsequent to the  initial public
offering) on the Nasdaq SmallCap Market under
the  symbols  "IQIQ"  and "IQIQW", respectively.
The  following table  sets forth the high and low
closing bid quotations of  the Common  Stock  and
Redeemable Common Stock Purchase  Warrants  as
reported  by  the  National  Association  of
Securities  Dealers Automated   Quotation  System
("NASDAQ").   The  bid   quotation reflects  inter-
dealer  prices  without  adjustment  for   retail
markups,  markdowns  or commissions and may  not
reflect  actual transactions.   Prior  to  the
fourth  quarter   of   1996,   no established  public
trading market existed for the Common Stock and Redeemable Common Stock Purchase Warrants.


                                                    Redeemable Common Stock
                            Common Stock Price      Purchase Warrants Price
                            ------------------      -----------------------
                             High       Low                High      Low
                           -------   ---------            -------   -------
         1996
     Fourth Quarter         $6.00    $4.38                  $1.75     $.75

         1997
     First Quarter          $5.38    $3.63                  $1.69     $.63

     Second Quarter         $4.50    $2.88                  $1.00     $.38

     Third Quarter          $5.88    $3.00                  $1.50     $.50

     Fourth Quarter         $4.50    $2.94                  $1.13     $.50

         1998
     First Quarter          $4.50    $2.88                  $1.00     $.38

     Second Quarter         $5.13    $2.38                  $1.19     $.63




     As of September 4, 1998, the closing sale price of the Common Stock and the Redeemable common Stock Purchase
Warrants was  $2.88 and $.70, respectively.  As of September
4, 1998 the number of record holders of the Company's Common Stock was approximately 825.

     The Company has not paid a dividend with respect to its Common Stock nor does the Company anticipate paying dividends in the foreseeable future. The proceeds of sale of the Consulting
Division will be retained by the Company for further development and marketing of viaLink and ijob.


             MANAGEMENT'S DISCUSSION AND ANALYSIS
                AND PLAN OF OPERATION

Overview

     As  of  the date of this Information Statement,
the  Company is  engaged  in the business of selling
computerized  information management systems and
providing consulting and network  industry solutions
services to retail companies and the product
suppliers of  such  retailers (i.e., manufacturers,
wholesalers  and  other distributors).   The  Company
is  currently  organized  in   two divisions.  The
Network  Services Division  offers  subscription
services  through telecommunications (including
private  networks and  the  World  Wide  Web of the
Internet),  which  include  the Company's  viaLink
and  ijob  services,  network-based  computer
applications,  and  the  production and  operation
of  web  site hosting on the Company's computer systems.  The
Retail and  Store Systems   Consulting  Division
provides  management  consulting, computer   system
integration   support   services   ("customer
support"),   and  markets  software  products  and
applications ("solutions"),  including  the
Company's  proprietary           software
products, RSA and CHAINLINK, and resells computer hardware and point-of-sale systems ("hardware and product sales").

     The   following  tables  set  forth  selected   results   of
operations for the fiscal years ended December 31, 1997 and  1996 and for the six months ended June 30, 1998 and 1997, which are derived from the financial statements of the Company.


                                           For the Year Ended December 31,
                                  --------------------------------------------
                                          1997                 1996
                                  ---------------------   --------------------
                                    Amount      Percent    Amount      Percent
                                 -----------   --------  ----------   --------
Revenues                         $ 9,022,842    100.0%   $9,507,370    100.0%
Expenses:
  Direct Cost of sales             2,211,956     24.5%    2,570,840     27.0%
  Salaries and benefits            6,174,503     68.4%    5,167,571     54.4%
  Selling, general and
    administrative                 2,708,351     30.0%    2,007,999     21.1%
  Interest expense, net               73,581       .8%      219,089      2.3%
  Depreciation and amortization      827,396      9.2%      591,205      6.2%
                                 -----------    -----      ---------   -----
  Total expenses                  11,995,787    132.9%   10,556,704    111.0%
                                 -----------    -----    ----------    -----
Income (loss) before income
  taxes                          $(2,972,945)   (32.9%) $(1,049,334)   (11.0%)
                                 ===========    ======   ==========     =====



                                      For the Six Months Ended June 30,
                                 ----------------------------------------------
                                    1998 (unaudited)         1997 (unaudited)
                                 ----------------------  ----------------------
                                   Amount      Percent     Amount      Percent
                                 ------------  -------- ------------  --------
Revenues                         $ 6,145,703    100.0%   $3,925,936    100.0%
Expenses:
  Direct Cost of sales               981,114     16.0%      691,045     17.6%
  Salaries and benefits            3,393,260     55.1%    2,915,294     74.2%
  Selling, general and
    administrative                 1,146,251     18.7%    1,253,881     31.9%
  Interest expense, net              100,654      1.6%       30,102      0.8%
  Depreciation and amortization      502,187      8.2%      395,732     10.8%
                                 -----------    -----      --------    -----
  Total expenses                   6,123,466     99.6%    5,286,054    134.6%
                                 -----------   ------    ----------    -----
Income (loss) before income
  taxes                          $    22,237       .4%  $(1,049,334)  (34.6)%
                                 ===========    ======  ===========   ======



Results of Operations

     Comparison of the Six-Month Periods Ended June 30, 1998  and 1997

     Statements  of  the  Company's or  management's
intentions, beliefs,  anticipations,  expectations
and  similar  expressions concerning  future  events
contained in  this  Report  constitute "forward-
looking statements" as defined in the Private
Securities Litigation  Reform  Act  of  1995
("Act").  Any  forward-looking statements are made by
the Company in good faith, pursuant to the safe-
harbor  provisions  of the Act. As with  any  future
event, there   can  be  no  assurance  that  the events
described in forward-looking statements made in this Report will occur or that the  results of future events will not
vary materially from those described  in    the
forward-looking    statements.    These
forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Important factors that could cause the Company's actual performance and operating results to differ materially from the forward-looking statements include, but are not limited to, changes in the general level of economic activity in the markets served by the Company, introduction of new products or services by competitors, sales performance, expense levels, interest rates, changes in the Company's financial condition, availability of capital sufficient to support the Company's level of activity, delays in implementing further enhancements to the Company's viaLink and ijob services, and the ability of the Company to implement its business strategies.

     The  Company's  expectations with respect to
future  results of operations  that
may  be  embodied  in  oral  and  written
forward-looking   statements,   including   any
forward-looking statements that may be included in this Report, are subject to risks and uncertainties that must be considered when evaluating the likelihood of the Company's realization of such expectations. The Company's actual results could differ materially.

     Revenues.   Revenues increased $2,219,767 (57
percent) from $3,925,936 for the first six months of 1997 to revenues of $6,145,703 for the first six months of
1998.  All categories  of the  Company's  revenues
increased other  than  commissions.   No
commissions were earned on referrals of certain hardware sales during the first six months 1998, as all hardware sales were made directly by the Company rather than on a referral basis and directly through the vendor to the customer.

     Hardware and Product Sales. Hardware and product sales increased $297,225 (38 percent) from sales of $776,013 for the six months ended June
30, 1997 to $1,073,238 for the same period in 1998. The increase was the result of two large equipment sales totaling approximately $255,000. These sales were attributable to referrals from a large retail software company, with whom the Company has an informal agreement to serve as a preferred supplier of hardware to its customers.

     Solutions. Solutions revenues for the first six months of 1998 were $288,269, an increase of 232,637 (418 percent) from $55,632 for the same period of 1997. The increase was principally due to a sale of the Company's RSA software for approximately
$155,000 in the first quarter of 1998 and the sale of additional RSA software licenses to a current
RSA user for $70,000 in the second  quarter of 1998.

     Consulting  and  System Integration Fees.
Consulting  fees for  the first six months of 1998
totaled $3,812,076 compared  to $2,277,922 for the
same period in 1997, an increase of $1,534,154
(67  percent).   Beginning  in the fourth  quarter
of 1997 the Company refocused its resources on the consulting and systems integration area. In the first quarter of 1998 a Vice-President of Sales and Marketing and an additional sales representative were hired to focus primarily on sales in the consulting area. The Company aggressively pursued new clients and projects and assigned consulting personnel and programmers from internal projects to consulting and systems integration projects.The increase for the six month period was the result of these efforts.

     Customer support. Revenues for the six months ended June 30, 1998 increased $72,673 (30 percent) to $318,009 from $245,336 for the six months ended
June 30, 1997. The increases were due to additional customer support contracts obtained throughout 1997 and in the first six months of 1998. The increase was also due to a rate increase upon renewal of certain support contracts and higher levels of billings for hours in excess of the standard contract levels.

     Network  services  and  applications.   Revenues
from the Company's   network   services   and   network
based computer applications for the six months ended June 30, 1998 were $654,111 compared to $425,654 for the same period in 1997, an increase of $228,457 (54 percent). The increase was principally the result of an increase in ijob revenues attributable to a major contract being in effect for a full six months in 1998. Revenue for ijob increased $193,783 (83 percent) from $233,258 for the first six months of 1997 to $427,041 for the first six months of 1998.
The remaining increase was attributable to an increase in web site maintenance, hosting, and viaLink services. The Company has and will continue to make significant expenditures for investment and development of its network subscription services in order to further develop a recurring base of revenues.

     Since the fourth quarter of 1997, a major customer of ijob has provided approximately $70,000 in revenue per month. As of June 30, 1998, the Company made its final $70,000 billing in regard to this contract for its ijob services, as this client did not renew their contract. Minimal amounts of revenue will be earned from this customer in the third quarter of 1998 and no revenues are expected from this customer in the fourth quarter of 1998.
Although the Company has replaced a portion of the revenues lost in connection with the major contract through new, but smaller customers, and is currently negotiating with several major customers for ijob services, the Company has not yet obtained contracts to replace the lost revenues in connection with the major customer, and there can be no assurance that these revenues will be replaced in the near term.

     As  of  August  6, 1998, ijob has closed its
two  satellite offices  in Oklahoma City as a result
of the major contract  that was  not  renewed.  Using
the two satellite offices the employees of ijob were
running the application for the major customer as an
outsource  function.   They performed the recruiting,
screening, evaluation  and  tracking functions of the
their job  applicants. As  a  result of the work done
with this major client and further market  research
ijob has shifted it focus  from  this  type  of
outsource  service to a license arrangement whereby
the  customer purchases  the  ijob  application,  the
"ijob  in  Source  Human Resource Hiring  Suite",  and
the  customer   performs these functions.   As  a  result
of this shift ijob has moved  from  a universal   database
application  to a  proprietary  searchable database.

     Direct  Cost of Sales. Direct cost of sales,
which  consists of  hardware and certain software purchases for resale, and costs associated  with the Company's
proprietary software products  for the  first six
months ended June 30, 1998 increased $290,069  (42
percent)  to $981,114 from $691,045 for the first six
months  of 1997.   The  increase was attributable to
increased hardware and product sales and solutions revenues.

     Salaries and Benefits. Salaries, wages, taxes and related benefits, and contract labor expenses for the six months ended June 30, 1998 these expenses increased $477,966 (16 percent) to $3,393,260 from $2,915,294 for the six months ended  June  30, 1997.

     During the first six months of 1998, the Company utilized contract programmers for client engagements to a greater extent than in the same period in 1997 to meet the skill demands and workload of clients' projects. Contract labor expenses totaled $188,886 during the three months ended June 30, 1998 compared to a total of $158,890 during the three months ended June 30, 1997. For the six months ended June 30, 1998 contract labor totaled $535,550 compared to $280,666 for the six months ended June 30, 1997.

     Direct  payroll  costs of salaries and  wages
increased  to $2,862,100  for  the  six  months
ended  June  30,   1998   from $2,605,347.   This
increase was in part associated with the start-up of ijob, which was not fully staffed until June
1997. During the six months ended June 30, 1997, the Company had a total average of 124 full time employees, compared to a total average of 123 for the Company during the six months ended June 30, 1998.

     Selling, General and Administrative Expenses.
For the six months ended June 30, 1998 selling, general and administrative expenses decreased
$107,630 (nine percent) to  $1,146,251  from
$1,253,881 for the six months ended June 30, 1997.

     Occupancy   expenses,  including  rent  expense,
utilities, equipment  rentals and leases, for the
first six months  of  1998 increased $46,803 (23
percent) to $247,613 from $200,810 for  the same
period in 1997.  The increases for both the quarter
and  the first six months were primarily due to
increased expenses for  an equipment  lease entered
into in the third quarter of 1997.         The
lease provided new equipment for staff growth and production and development equipment for the continued development of viaLink.

     As  of  August  6,  1998,  ijob, Inc.  has
closed  its  two satellite  offices  in  Oklahoma
City.   Management   does  not anticipate  reopening
these  or other  satellite offices.  See
"-Network Services and Applications", above.

     General  insurance  increased  $43,148  (554
percent)  from $7,792  for the first six months of
1997 to $50,940 for the  same period in 1998.  These
increases were primarily due to additional insurance
coverage obtained by the Company.   Employee
practice liability insurance was obtained for ijob,
Inc. beginning in  the third  quarter of 1997 due to
the nature of the services of ijob, Inc.   In
addition, directors and officers insurance was obtained for the Company due to the addition of two independent members to the Board of Directors who began serving in December 1997 and January 1998.

     Telecommunications  expense increased $47,674
(47 percent) for the six months ended June 30, 1998 to $148,836 from$101,162 for the same period in 1997. These increases were due to the expansion of the Company's communication systems for viaLink, ijob and web site hosting services and greater long distance usage due to the increased marketing activities of the Company.

     Supplies and resources, which consists of office supplies, miscellaneous hardware and software expenses, printing and copy charges, memberships and subscriptions, decreased $91,652 (64 percent) from $142,837 for the six months ended June 30, 1997 to $51,185 for the six months ended June 30, 1998.
In the first and second quarter of 1997 approximately
$19,000 of the supplies and resources costs were associated with the start-up of ijob, Inc., these non-recurring costs were not incurred during the first and second quarter of 1998, which, contributed to the overall decrease in supplies and resources. The remaining decrease was the result of cost reduction and control measures implemented by the Company.

     Professional  fees  decreased  $108,987  (38
percent) to $175,023 for the six months ended June 30, 1998, compared to $284,010 for the six months ended June
30, 1997. The decrease was primarily a result of the decrease in professional services used by ijob, Inc. in the first six months of 1998 compared to the first quarter of 1997, when legal and consultant services of approximately $98,000 were used to assist in the development and start-up of ijob, Inc.

     Net   Interest  Expense.   Net  interest
expense  increased $70,552  (234 percent) to $100,654
for the six months ended  June 30,  1998  from
$30,102 for the same period in 1997. Proceeds  of the
Company's initial public offering in November 1996
were used to  pay  off  the Company's total
outstanding bank debt  at  that time.   There  were
no  outstanding  borrowings  on   the   bank line-of-
credit  at the end of the first quarter of  1997.
During the second, third, and fourth quarter of 1997, certain borrowings were made under the Company's bank line-of-credit and during the first quarter of 1998, the Company completed a new credit facility with a commercial lender that replaced and increased the working line-of-credit with the bank.
As of June 30, 1998, the new credit facility had an outstanding balance of $753,196. Average total outstanding debt, including shareholder loans and capital leases, during the first six months of 1998 was $1,283,000 compared to average total outstanding debt in the first six months of 1997 of $816,000.

     Depreciation and Amortization. Depreciation and
amortization  expense totaled $502,187 for the six
months  ended June 30, 1998 compared to $395,732 for
the same period ended June 30, 1997, an increase of
$106,455 (27 percent).  The increase was due
primarily  to total capital asset expenditures  made
during 1997  totaling $332,987, and being depreciated
during  the  first six months of 1998.  In 1998, the
Company has reduced its capital expenditures  to
only absolutely necessary  items,  and  totaled
$30,679  for  the  six  months ended  June  30,
1998.   Software development  costs capitalized
throughout 1997 totaled  $751,158, and  are  being
depreciated during the first six months of  1998.
During   the  six  months  ended  June  30,  1998,
the   Company capitalized $346,496 of software development costs.
As of August 11, 1998, the Company had no major capital commitments, and will continue to only make capital additions on a specific and necessary basis.

     Tax  Provision (Benefit).  SFAS 109, "Accounting
for  Income Taxes,"  requires, among other things,
the separate  recognition, measured  at currently
enacted tax rates, of deferred tax  assets and
deferred  tax  liabilities for the tax effect  of
temporary differences  between the financial
reporting  and  tax  reporting bases  of assets and
liabilities, and net operating loss and  tax
credit  carryforwards  for tax purposes.  A
valuation  allowance must  be  established for
deferred tax assets   if  it  is  "more likely than
not" that all or a portion will not be realized.

     The  Company recorded a tax of $8,450 related to
the pre-tax income of $22,237 for the six months
ended June 30,  1998.   As of
June 30, 1998 the Company had a cumulative net
deferred tax asset of  $1,040,990.  Management
believes it is more likely  than  not that  net
deferred  tax   assets will  be  realized  based
upon expected future taxable income and therefore a valuation allowance has not been provided.


     Comparison of Years Ended December 31, 1997,
1996 and 1995

     Revenues.   1997 revenues decreased by $484,528
(5  percent) to$9,022,842  from  total  revenues  of  $9,507,370 in  1996. Revenues in 1996 decreased by $2,082,854 (18 percent)
from  total revenues  of $11,590,224 in 1995.  The
decrease in gross revenues for  1997 was due to an
overall decrease of $566,461 (11 percent) in
consulting  fees,  a  decrease of $865,699  (87
percent)  in solutions  and  license  sales, and a
decrease  of  $120,284  (4 percent)  in  sales  of
hardware and software  for  1997.   These
decreases of $1,552,444 were offset by increases in recurring revenues, customer support fees, and commissions for 1997. Recurring revenue for 1997, consisting of fees earned for viaLink services, ijob operations, web-site hosting, and certain other items, increased $816,527 (439 percent).
The Company earned commissions on referrals for certain hardware sales for 1997 of $175,860, whereas no commissions were earned in 1996.
Customer support revenues increased $75,529 (19 percent) for 1997 over 1996.

     The $2,082,854 (18 percent) decrease in gross revenues from 1995 to 1996 was principally due to overall decreases of $1,098,084 (28 percent) in hardware sales, $674,193 (40 percent) in solutions and licenses sales, and $526,151 (9 percent) in consulting fees. The decreases were offset by an increase of $215,574 (59 percent) in recurring revenues and customer support fees.

     Hardware  and  product sales.  Hardware  and
product  sales decreased  $120,284 (4 percent) from
revenues  of  $2,784,380  in 1996  to  revenues  of
$2,664,096  in  1997.  The  decrease  was generally
due to one client purchasing directly from the
vendor in the early  part  ofthe  year,  lower  overall
hardware requirements  and point-of-sale equipment roll-out
schedules  of the  Company's current client base,
plus a changing focus by  the Company  to higher
margin revenue streams.  The direct  purchases by
one  client, however, created earned commissions of
$175,860, which  were  not  present in 1996.  These
commissions  more  than offset  the  gross  margin
decrease on hardware  sales  in  1997. Hardware  and
product  sales in 1996  decreased  $1,098,084  (28
percent)  compared to sales of $3,882,464 in 1995.
The decrease in hardware sales revenue was the result of the completion of two large point-of-sale hardware installations in 1995, while orders and installations by customers were generally lower in 1996.

     Solutions. Solutions and licenses revenues, which consists of sales of the Company's proprietary software products, decreased $865,699 (87 percent) in 1997 to $131,800, compared to $997,499 in 1996. A single sale of the Company's RSA product totaling approximately
$898,000 was made in 1996, whereas RSA and CHAINLINK sales in 1997 totaled only $131,800. Solutions revenue decreased $674,193 (40 percent) from $1,671,692 in 1995, when the Company made its first significant sale of RSA for approximately
$1.3 million.

     Consulting   fees.   Consulting  fees  earned
during   1997 totaled  $4,576,234,  a decrease of $566,461  (11
percent)  from consulting revenues of $5,142,695 in
1996.  The decrease was due, in  part,  to  the
conclusion of the revenue stream from several
large  consulting  projects in the first and second
quarters  of 1997  that  were not completely replaced
with consulting revenue from new sales until the fourth quarter of 1997. The decrease was also a result of the transition and changing of  focus  to recurring revenue  streams,  viaLink  and  ijob,
which   moved personnel  from  the consulting area to these
recurring   revenue areas.   Beginning  in  the fourth quarter of  1997
the  Company refocused  more  resources than in the previous
quarters   on  the consulting  and  systems integration area,
aggressively  pursuing new   clients  and  projects.
As  a  result  of  these  efforts, consulting  fees
from the third quarter of 1997  to  the  fourth
quarter of 1997 increased $643,300 (78 percent) from
$827,506  in the  third  quarter  to $1,470,806 in
the fourth quarter. Consulting fees for 1996 decreased $526,151 (9 percent) from 1995 consulting fees of $5,668,846.
The  1996 decrease was primarily  a  result  of  an
overall  lower  level of consulting and systems
integration  work having been performed by the
Company for its customers and due to an
increase   in  utilization  of  consulting
personnel   and programmers for internal research
and development of viaLink.

     Customer   support.   Customer  support
revenues increased $75,529 (19 percent) to $472,325 for 1997 from $396,796 for 1996. Customer support revenues for 1996 increased $29,754 (8 percent) over 1995 revenues of $367,222. These increases were due to additional contracts obtained in both 1997 and 1996 and higher levels of billings for hours in excess of the standard contract levels in both years.

     Network  services  and applications.  Network
services  and applications represented a new
recurring revenue stream  for  the Company
commencing  in  late 1996, that continued  to  grow
and develop  in  1997.  Revenues from the Company's
network  services and  network based computer
applications in 1997 were $1,002,527, an  increase
of  $816,527 (439 percent) over  the  initial  1996
revenues  of  $186,000.   The 1997 total includes
revenues  from ijob, Inc. of $567,841, which
commenced operations in 1997.
The remaining  revenues  of  $434,686  were  derived
from web-site maintenance  and  hosting fees and viaLink  services
fees.  The   viaLink  subscriber  list for both retailers  and
suppliers  has grown  from  20  in  January  1997  to
95  at  March  23,  1998, representing  more than
4,500 stores. The Company  has  and  will continue to
make significant expenditures for investment
in  and development  of  these services in order to shift
the  Company's focus  from only single consulting
projects to recurring network service   revenues  with  expected
higher profit margins and increasing revenue. The Company believes the investments made in 1997 will provide further growth in recurring revenue in 1998; however, there can be no such assurance.

     Direct  Cost of Sales. Direct cost of sales,
which  consists of  purchased hardware and certain
software for resale, and costs associated  with  the
Company's proprietary  software  products, decreased
$358,884  (14  percent) to $2,211,956  for  1997
from $2,570,840 for 1996. The decrease in cost of sales is generally in line with the decrease in revenues from product and hardware sales and solutions and license sales for the year. Direct cost of sales in 1996 also decreased by $1,045,847
(29 percent), from $3,616,687  in 1995.  This
decrease in direct cost of  sales  was
attributable to the decrease sales in hardware and software during 1996.

     Salaries  and  Benefits.  Total employee costs
of  salaries, wages,  taxes  and related benefits,
and contract labor  expenses totaled  $6,174,503 for
1997 compared to $5,167,571 for 1996,  an increase of
$1,006,932 (19 percent). These costs for 1995 totaled
$5,673,034, a decrease of $505,463 (9 percent) from
1995 to 1996. During 1997, the Company utilized
contract programmers for client engagements  to a
greater extent than in 1996, which during  such year
virtually  no  contract  programmers  were  utilized. In
addition,  late  in the first quarter of 1997, a
contract  sales executive  was  hired to promote
sales in the solutions  business area  of  the
Company.  Contract labor expenses totaled  $488,710
for 1997 compared to a total of $84,696 for 1996, an
increase  of $404,014 (477 percent). The start-up
costs and expenses of  ijob, Inc.  during  1997
included $134,984 of such contract labor expenses, which were not present anytime in 1996.
Certain of the ijob, Inc. contract labor expenses were converted to salaried employees after June
30, 1997. Contract labor expenses in 1996 decreased from $416,286 in 1995 by $331,590 (80 percent). In
1995 temporary programmers were hired to meet the demand and workload.

     Direct   payroll  costs  of  salaries  and
wages  increased $677,059  (14  percent) from
$4,880,030 in 1996 to $5,557,089  in 1997.  The
increases were due to increased employed personnel
for the Company, increasing from 105 employees at the
end of 1996  to 115  employees at the end of 1997,
and also the addition  of  new staff  and personnel
in ijob, Inc. during the year to a total  of 21  at
the end of 1997.  In 1996, total salaries and wages
costs actually  decreased by $45,112 (1 percent),
from a total salaries and  wages  costs  of
$4,925,142 in 1995.  The  Company's  total employment
base  remained  relatively  constant  at  105   staff
throughout 1996.

     Selling,  General  and  Administrative
Expenses. Selling, general  and administrative expenses
(SG&A) increased a total of $700,352 (35 percent) to $2,708,351 for 1997, compared to $2,007,999 for 1996. Over half (54 percent), or $377,299 of this increase is due to the start-up costs and ongoing operations of ijob, Inc. throughout 1997. SG&A in 1996 increased by $419,344 (26 percent) compared to $1,588,655 in
1995.

     Other than the operations of ijob, Inc., SG&A increased $323,053 (16 percent) in 1997 when comparing the operations for the Company to 1996, when no ijob Inc. operations were present.
Recruiting and staffing costs decreased $44,751 (45 percent) from $99,483 in 1996 to $54,732 in 1997, due to reduced requirements for new employee relocations in 1997 compared to 1996 and 1995.
Recruiting and staffing expenses totaled $90,825 in 1995, only a small increase of $8,658 (9 percent) to $99,483 in 1996.

     Travel  expenses for 1997 of $406,937 increased
$26,736  (7 percent)  from  $380,201  in 1996.  The
increase for 1997 was primarily attributable to the travel expenses incurred by three full-time viaLink sales representatives that the Company began hiring in February of 1997, and by travel expenses associated with sales and marketing activities of the ijob product. Travel expenses for 1996 increased $9,039 (2 percent) from $371,162 in 1995.

     Occupancy   expenses,  including  rent  expense,
utilities, equipment rentals and leases, and
insurance increased a total  of $118,633 (25 percent)
to $599,300 in 1997 from $480,667 in  1996. ijob,
Inc. accounted for $52,330 (44 percent) of this
increase, with   the   start-up  of  two  satellite  offices
and ongoing operations. The remainder of the increase, $66,303, was primarily due  to increased expenses for an
equipment lease to provide  new equipment   for
staff  growth  and  production  and  development
equipment  for  the  continued development of
viaLink.  Occupancy costs  increased by $142,315 (42
percent) over $338,352 in  1995, as  a result of the
Companies relocation to its new leased office
facilities, which was completed in January of 1996,
and  due  to the   leasing   of  additional
equipment for the development, production and implementation of viaLink.

     Telecommunications expense increased $106,040
(68  percent) from $154,975 for 1996 to $261,015 in
1997.  ijob, Inc. accounted for  $51,738  (49
percent) of this increase, with  expenses  for
telecommunications  requirements for  the  Internet,
Interactive Voice  Response systems, and the
telecommunications needs at  the two satellite
offices of ijob, Inc.  The remaining increases were
due  to the expansion of the Company's communication
systems  for viaLink  and web-site hosting services
and greater long  distance usage due to the increased
sales and marketing activities of  the Company.
Telecommunications  expense  increased  $47,792
(45 percent) during 1996 compared to $107,183 in 1995, primarily due to the relocation to the Company's new facilities in 1996 that allowed for increased telecommunications capabilities.

     Advertising  and  promotion expenses of
$217,319  for  1997 compared  to  $69,967 in 1996,
increased $147,352 (211  percent). ijob,  Inc.
accounted for $54,451 (37 percent) of this  increase
for ijob advertising and marketing activities, and
the balance of the  increase, $92,901, was due to
increased sales and  marketing promotion  activities
of  viaLink.   During  1997,  the  Company
intensified its marketing and sales activities of viaLink, including travel, long distance, and advertising and promotion. The Company anticipates that advertising and promotion expenses will continue to be at higher levels than in prior years due to the increased efforts associated with marketing of viaLink and ijob, and with the addition of a Vice President of Sales and Marketing in January 1998. Expected revenues from viaLink and ijob due to higher levels of selling and marketing expenses may not occur until late 1998 or may not occur at all, depending upon market acceptance. Advertising expense in 1996 increased
$20,046 (40 percent) over 1995 balances of $49,921 due to initial marketing associated with viaLink in 1996.

     Professional  fees  increased  $254,477  (104
percent)   to $498,689  in  1997  compared to
$244,212 in 1996.  Of  the  total increase, ijob,
Inc. accounted for  $137,985 (54 percent) of  the
increase,  which was used for legal and consultant
fees  in  the development  and start-up of the ijob
subsidiary.  The  remaining increase of $116,492
relates to legal fees, accounting fees,  and the  use
of professional consultants for the continued
marketing and  further  development of the Company's
viaLink  Item  Catalog Service  and newly introduced
CSP MARKETLink. These projects  are part  of  the
recurring revenue business area,  as  the  Company
continues to shift its focus from only single
consulting projects to recurring network service
revenues with expected higher profit margins  on
growing revenue streams.  Professional fees  in  1995
totaled $266,986, an increase of $22,774 (9 percent) over 1996 fees.

     Interest Expense. Net interest expense decreased $145,508 (66 percent) to $73,581 for 1997 from $219,089 for 1996. The decrease was generally due to the repayment of outstanding bank debt in the fourth quarter of 1996, which was used largely to finance the development of viaLink, RSA and CHAINLINK during the preceding two years.
Proceeds of the Company's initial public offering in November 1996 were utilized to pay off the bank debt. During the second, third and fourth quarter of 1997, certain borrowings were made under the Company's bank line-of- credit, which had an outstanding balance of $490,000 at December 31, 1997. Interest expense increased $70,047 (47 percent) in 1996 from $149,042 in 1995. Average total outstanding debt, including shareholder loans, during 1997, 1996 and 1995 was $910,772,
$2,277,000 and $1,392,000, respectively.

     Depreciation and Amortization.  Depreciation and
amortization  expense  totaled  $827,396  for  1997
compared  to $591,205  for  1996, an increase of
$236,191  (40  percent).  The increase  was due to
capital asset expenditures made during  1997 and
1996  totaling  $332,987  and  $625,893,
respectively,  and capitalized software development
costs of $752,158 and  $655,248, respectively.   Of
the total capitalized costs in 1997, $104,044 of the costs were associated with the development of ijob. Furthermore, the Company commenced amortization of software development costs associated with the viaLink Item Catalog Service system placed in service in January 1997. Depreciation and amortization for 1996 increased $79,711 (16 percent) from a total of $511,494 in 1995, generally due to the expenditure during 1995 on fixed assets and software development costs of $376,541 and $650,158, respectively.

     Tax  Benefit.   The  Company  recorded  a  tax
benefit   of $1,112,127 related to the pre-tax loss of $2,972,945
for the year ended December 31, 1997 and a tax
benefit of $366,925 related  to the  pre-tax  loss of
$1,049,334 for the year ended December  31, 1996.
Such  tax benefits were the results of net operating
loss carryforwards of $4,500,000 which, if not
utilized,  will  expire in  2011  and  2012.  The
cumulative net deferred  tax  asset  at December  31,
1997 is $1,049,440. Management believes realization
of  such deferred tax benefit is more likely than not
based  upon expected   future  taxable  income  and
therefore  a  valuation allowance has not been provided.

Recently Issued Accounting Pronouncements

     In  June  1997,  the  Financial Accounting
Standards  Board issued  a  Statement of Financial
Accounting Standards  No.  131, "Disclosure   about
Segments  of  an  Enterprise   and   Related
Information",   which   establishes   standards   for   reporting
information about operating segments in annual and interim financial statements issued to the shareholders. This Statement also establishes standards for related disclosures about products and services, geographic areas, and major customers. The
Company plans  to adopt  this Statement in 1998.

Readiness for Year 2000 Issues

     In  1997,  the Company initiated a complete risk
evaluation and  assessment study to determine the
preparedness level of  the Company, customers,
vendors, and other service providers for  the Year
2000 and the subsequent impact on the Company.  The
review will  be  completed  in 1998 and based upon
the  results  of  the review,  ongoing  Year 2000-
impact analysis and  risk  assessment will  continue
as  management deems  appropriate. The  Company expects
to incur internal staff costs as well as
consulting  and other  expenses  related  to the risk
evaluation  and  assessment project.   Although cost
estimates for the project are not yet available, management does not anticipate that the remaining costs associated with assuring that its internal systems will be Year 2000 compliant will be material to its business, operations or financial condition.

Liquidity and Capital Resources

     As   of  June  30,  1998  the  Company  had
cash  and  cash equivalents of $176,338, and working
capital of $37,116,  with  a working  capital  ratio
of 1.02 to 1, as compared  to  a  working capital
deficit of $331,366 as of December 31, 1997. During
the first  quarter  of  1998,  the Company  completed
a  new  credit facility with a commercial lender that
replaced and increased the Company's  former  line-of-
credit with a  bank.   Under  the  new credit
facility the Company may borrow up to $1,000,000;
however, amounts  borrowed  are limited to 75% of the
Company's  accounts receivable  as  defined  by the
new facility.   The  facility  is collateralized by
accounts receivable and all tangible assets of the Company and is guaranteed by three principal officers of the Company. As of June 30, 1998, the Company had borrowed $753,196 under the new credit facility, bearing interest at 11.25%. In addition, during the first quarter of 1998 the Company obtained a credit facility including a $1,000,000 large sale financing option with IBM
Credit Corp., whereby the Company may finance directly with IBM Credit Corp. large sales of hardware and software. As of June 30, 1998, there was $142,172 financed under the IBM Credit Corp.
arrangement, which was included in accounts payable.

     As of August 11, 1998, the working capital line-of-credit has been extended to July 15, 2000 from the original due date of July 1999 under essentially the same terms and conditions. As of August 11, 1998, the Company had borrowed $649,100 under its working capital line-of-credit and had an unused line-of-credit of $350,000; however, under the terms of the borrowing base the actual availability was $88,535.

     During the six months ended June 30, 1998, net cash increased a total of $95,569. Net cash provided by operating activities for the first six months of 1998 was $278,152 compared to net cash used in the first six months of 1997 of $320,522. This increase in cash was due the improved operating income levels during the six month periods ending June 30, 1998 compared to 1997.
Income of $13,787 for the six months ended June 30, 1998 was recorded compared to a loss of $908,273 for the same period of 1997. Accounts receivable increased a net $386,020 during the six months ended June 30, 1998, from $1,337,332 at December
31, 1997, to $1,723,342 at June 30, 1998, primarily
due to  increased  revenues  for the period.
Accounts payable and accrued liabilities increased a net of $224,956 primarily due to liabilities associated with the purchase of hardware for resale.

     During the six months ended June 30, 1998, the Company expended $30,679 for investing activities in various fixed assets and $346,496 for software development costs of its proprietary software products, compared to total expenditures of $326,322 and $271,190, respectively, for the same items in the six months ended June 30, 1997. As of August 11, 1998, the Company had no material firm cash commitments for capital expenditures, nor does the Company expect to incur any material cash commitments for capital expenditures for the remainder of 1998, other than capitalized internal staff costs for software development of ijob and viaLink, and only as those resources are available for internal development.

     During the three months ended June 30, 1998, financing activities provided net cash of $194,592, which was mainly provided by net borrowings under the new credit facility of $263,196. Payments on the Company's capital lease obligations of $72,003 and a decrease in the book overdraft of $23,619 offset the borrowings. During the six months ended June 30, 1997 the Company used net cash of $72,493 in financing activities.

    The  Company anticipates that its operations and
strategies will  be funded through cash and cash
equivalents and is seeking strategic partners for its
viaLink services and resources to implement its business
strategy. The Company believes that  these  sources of funds will be sufficient to  satisfy  the Company's
operating and capital requirements  for  at  least
12 months.    There  may  be  circumstances,
however,  that   would accelerate the Company's use
of such financing sources.  If  this occurs, the
Company may, from time to time, incur indebtedness or
issue,  in  public  or  private  transactions,
equity  or   debt securities.  There can be no
assurance that the Company will be able to obtain requisite financing when needed on acceptable terms.

At   August   31,  1998,  pursuant  to  ten  separate
three-year promissory notes, Robert L. Barcum, Robert N. Baker and Russell L. Reinhardt, shareholders and executive officers of the Company, had aggregate outstanding loans to the Company of $443,455 (the "Shareholders'
Loans"). The proceeds of the Shareholders' Loans were utilized to fund operating costs and development of the Company's viaLink network subscription services and RSA software application.
The Shareholders' Loans bear interest  at  rates  of
8.5 percent to 11.5 percent per annum, and mature commencing March 8, 1999 through December 21, 2001.
In addition, on October 15, 1996, the Company issued a promissory note to David B. North, a shareholder and executive officer of the Company, in redemption of 22,500 shares of Common Stock of the Company issued to Mr. North in connection with the merger of VCRI, in the principal amount of $39,375, bearing interest at the rate of 10 percent per annum, with a maturity date of November 15, 2000. The proceeds from the sale of the Consulting division will be used to pay the promissory notes held by the executive officers plus accrued interest of approximately $72,000.




       BUSINESS AND PROPERTY OF NETPLEX GROUP

    All information contained in this Information Statement regarding Netplex was furnished by the Netplex for inclusion herein or obtained from the Annual Report on Form 10-KSB for the year ended December 31, 1997, as filed with the Securities and Exchange Commission
(the "Commission") on April 15, 1998, the Quarterly
Report on Form 10-QSB for the quarter ended June 30, 1998, as filed with the Commission on August 19, 1998, and the Form 8-K dated June 22, 1998, as filed with the Commission on July 2, 1998. See "Available Information."

Corporate Profile

     Based  in  McLean, Virginia with twelve offices   throughout
the  U.S.,  The Netplex Group,  Inc.,  together  with
its  wholly owned   subsidiaries  ("Netplex  Group"),
is   an   Information Technology (IT) company that
provides the people, technology, and processes  to
build,  manage,  and protect business   information
systems.   Through the strategic teaming of business   consulting
practice    areas,   operating    units,    and
wholly    owned subsidiaries,   Netplex Group  believes that it is
positioned  to deliver:

     * IT Solutions - Design and implementation of systems solutions to address IT related business needs;
     * IT Staffing - Staff augmentation and flexible task outsourcing; and
     * IT Contractor Resources - Business services for the independent IT Consultant.

     The  following   describes  these three business
areas  and provides  an at-a-glance look at the
industries served, strategic alliances,    geographic
positioning, and engagement   confidence that  Netplex Group
believes makes Netplex Group a preeminent supplier of information technology services and solutions.

     Netplex  Group was incorporated in 1986. From
1986  to  June 1996,   Netplex Group, under
the name  CompLink,  Ltd.,  developed
and  marketed a  communications  software product.

     On   June  7,  1996,  Netplex  Group   (formerly   known  as
CompLink,   Ltd. or "CompLink") acquired and merged
with  Netplex Group,   Inc.  and  America's   Work
Exchange,  Inc. (combined entities referred to as " Old Netplex")
by   issuing approximately   3,245,000 shares of Common Stock.
The agreement also provided for CompLink to issue 1,691,000 options to purchase its Common Stock in exchange for the
1,691,000   outstanding options  to  purchase  the
Common Stock of  Old Netplex.   The mergers  have
been  accounted  for under the purchase  method  of
accounting  as  a reverse  merger,  since  the
shareholders   of the acquirees,  who have common control,  received
the  larger percentage   of  the voting  rights of the combined
entity. The mergers resulted in a recapitalization of Old Netplex, so that the resulting capitalization after the mergers  will  be that of CompLink's,
giving effect to the new share issuance  and the  elimination
of  CompLink's   accumulated  deficit.    The acquisition  of the
assets and liabilities of CompLink has been accounted for at book value, which approximates fair value.

     *   IT Solutions

     Through    a     collection    of    specialized     systems
integration   and  IT   consulting practices,   each
capable  of providing  focused   business  solutions
by  combining  in-depth expertise,    proven  methods, and
leading technologies,   Netplex Group  believes  it  delivers
superior  quality  and measurable
results. The Netplex Group IT Solutions practice areas are:

      .    Network   Systems   Integration    (NSI):    providing
           networked  office automation solutions;

      .    Enterprise   Network   Management   (ENM):   providing
           network  management solutions;

       .   Enterprise  Systems  Management  (ESM):    providing
           solutions to manage the systems that run businesses; and

       .   Business   Protection   Services   (BPS):   providing
           solutions  that keep businesses in business.

     These  IT Solutions practice areas span  several
performance   disciplines, including:

     *    Strategic Planning         *    Custom Software Development
     *    Information Security       *    Technology Integration
     *    Hardware Product
             Fulfillment             *    Software Product Fulfillment
     *    Project Management         *    Systems Training
     *    Network Management         *    Systems Management
     *    Systems Integration        *    Business Resumption Planning

     Each   practice  area  employs  a  team  of   subject-
matter experts to help businesses develop, implement, and support their IT objectives.  Adherence to comprehensive management
techniques helps   ensure  that  every  detail in a
project  plan is subject to  quality  control and
measures of technical excellence.   This commences
with an evaluation of the current user environment and IT goals and ends with a review process for determining the impact of value-added improvements.

     Many   hardware   and   software  suppliers
have   engaged Netplex   Group    to   manage   the  implementation
of   their technologies (see "Strategic Alliances").

The IT Solutions Market

     The IT solutions  market is  experiencing
record growth  in the   commercial   and  government sectors.
The  IT services industry  is estimated at over $126 billion in the
U.S. and  even larger internationally.   It is growing  at
an  estimated  18% average  annual  rate.   The demand for
IT services is  growing, driven  by  the  Year  2000  problem,
the   Internet,  short technology  cycles,   business    process
reengineering, increasing   global  competition,
and  other  factors.   While  mainframes   continue  to be the  largest
area  of demand   for work    assignments,  client/server
and   network    technology demand  is on the rise.
The  consulting segment,  which includes information
systems integration  services,  feasibility  studies,
business   protection  services,   cost-effectiveness
analysis, and technical and management program
assistance, continues to  be the  fastest  growing
sector of the IT      professional   services
industry.  This segment is forecast to grow at a rate
of 21.1% to reach $18.3 billion in aggregate revenue
by   2001.

*        IT Staffing

     Netplex  Group   recognizes  the need for
technical  staff augmentation.    IT    Staffing  Services    provides
help to organizations   confronted   with   technical
staffing   needs.  Clients  gain  access  to  the Netplex Group
recruiting team, which  maintains a proprietary  Database of a
qualified  pool  of 40,000+  IT   professionals  with
the talent and flexibility to undertake virtually any technical task. Netplex Group believes that the ability of its consultants enables it to deliver qualified, results-oriented technical staffing services.

     Seasoned    professionals  with  many  years of   business
experience  provide strategic direction,  planning, and  input on  complex  technical  issues.  Consultants, engineers,
project managers, analysts, developers,  technicians,  and  other  IT
professionals   provide  additional  capacity to
solve  technical staffing  needs. Whether a need for
technical  services   arises during  peak   periods,
systems  planning  sessions,   project
roll-outs,   or  technology   transitions,   Netplex
Group    IT Staffing    believes  it  can  apply  a   qualified,
customized skill-set  to quickly fulfill a client engagement.

     The   Company,   in  business  to  serve as an
extension  of the  client's  IT  organization,  believes  it  is capable  of providing  staff to  manage  any IT operation.  The
Netplex Group technical  staff accepts   direction   from  the   client  in
fulfilling  all project  objectives;  thus,  allowing
the  client to  maintain  full  control   over  the      timeline   and
project course.   Netplex Group IT Staffing  Services
provides the  human and   technical   resources  to keep its  client's
on-schedule, technology-aware,    and   quality-fastened.
Netplex   Group's staffing  services are located primarily in New York,
New Jersey, and Washington, D.C., where The PSS Group, Inc., a wholly-owned subsidiary of Netplex Group acquired in January, 1998, has been providing technical personnel for engagements throughout the Washington, D.C. metropolitan area since 1991.

The IT Staffing Market

     The  IT  Staffing   industry   continues  to
grow.   Recent Bureau  of  Labor statistics indicate
Personnel Supply  Services added  43,000 jobs
(seasonally  adjusted) in February  of  1998.
Compared to a year earlier,  February's job growth
was up 5.6% in Personnel  Supply,  the highest year-
to-year   percentage  growth since  April and March
of 1997,  respectively.  Staffing   growth is
expected  to  remain  strong throughout  1998 with a
growth rate   of  over  25%  in   information   technology
and   other professional   specialties.   INPUT,  a
market  research   firm, estimates the total IT
market  in the U.S.  at $231  billion  in 1997.
According  to  INPUT, compound   annual  growth  in
the U.S.     Information     Technology
Commercial   Professional Services
Market will continue at a rate of 17.3% through
2001.  In   1996,   every  segment  of  the  IT
professional   services industry   grew  faster  than  forecast
by   INPUT evidencing ongoing,  rising  demand  for  these  services.
Organizations are increasingly  turning to external
IT services   organizations  to develop,
support and enhance  their  internal IT  systems.
By outsourcing   IT services,  companies are able to
(i)  focus  on their core  business,  (ii) access
specialized  technical skills, (iii)  implement  IT
solutions more rapidly,  (iv)  benefit  from flexible staffing, providing a variable cost  solution  to  a
fixed  cost  issue,  and  (v)  reduce  the  cost  of
recruiting, training,    and  adjusting  the  number
of  employees   as   IT requirements change.

     Netplex   Group,    through  its  wholly  owned
subsidiary Software  Resources  of  New Jersey, now
known  as  Contractor's Resources   ("CR"),
believes it can offer a specially  tailored program
to  both  IT  consultants and  business.   This
service arrangement enables  the  independent
contractor  to escape  the administrative   burdens
of incorporation; thereby,   focusing
on providing the technical skills that businesses seek.

     Consultant    Advantage   -   CR   allows   an
independent contractor   consultant to reap the  benefits of
incorporation, without incorporating.   These  IT   consultants
become CR employees  set  up  with  their  own  personal
profit   centers administered by CR. This enables these  professionals to pursue a vast array of assignments that would otherwise be impractical or cost prohibitive.

     The business services that CR provides IT consultants include:

     *    Contract Review and Administration  *  Financial Reporting
     *    Group Medical, Dental, etc.         *  401K and Pension
                                                       Administration
     *    Payroll Administration              *  Personal Account Management

     Personal  Account   Management  is  coordinated   through a
designated   Profit  Center Manager- a   highly-trained   service
professional who helps  consultants manage their  business  from the
review  of  a consultant's  contract   to  the   seamless
administration of benefits and financial planning.

     Business   Advantage   -   CR   offers businesses    a
convenient    solution   for consolidating   the
administration and    delivery   of   employee   services  to
their   existing independent    contractor  base.  Because   CR
alleviates the administrative  burdens   that  independent
contractors   face, while   offering  a  premier  set  of  benefits  and
"employment services"  to  help  the  independent
contractor  function  more seamlessly,   businesses
are able to  reap   the   benefits   of consolidated
billing,  central  administration  processing,    and
focused  application  of  a consultant's technical skills.

     CR  attracts  independently-minded  IT consultants  who want to take  advantage of today's favorable market  for  independent contractors and be
free of the arduous and  time-consuming  tasks associated   with  managing
their own corporation. Businesses want to keep the administrative burdens that contractors face to a minimum allowing their consultants to concentrate on their assignments.

The IT Contractor Resources Market

     The   Department   of Labor  estimates   that
by  the  year 2000  at  least 44% of all workers  will  be  in
data  services, gathering,   processing,  retrieving,
or analyzing  information. Already  an  estimated two-
thirds of U.S. employees work  in  the services
sector.   This   environment   calls   for
different organizations  and different  kinds of workers.  As recently as the 1960's, almost one-half of all workers in the industrialized countries were involved in making or helping  to make  things.  It is  predicted  that by
the year 2000,  however, no developed  country  will  have  more  than
one-sixth   or one-eighth  of its  workforce in the traditional
roles of making and moving  goods.  It is these  trends  that are driving
the contractor   resources  market as more and  more
people   shift from  permanent  to  flexible and part-time
employment,  many  as independent contractors. It is
estimated  that less than half the workforce   in
the   industrialized      world  will   be   holding
conventional  full-time jobs in organizations by the
year  2000. Those  full-timer  or insiders will be
the new  minority.   Every year  more  and  more
people will be  self-employed.   The  U.S. contingent
workforce    of     temporaries, self-employed,
part-timers, or consultants grew by 57% during the decade of the 80's.

Industries Served by Netplex Group

     Netplex  Group  has  supplied  services   around
the  world within  the  public and private sector,
but has  tailored  its service    offerings,   primarily,   to   U.S.-based
commercial organizations.   Presently,  Netplex Group  delivers
information solutions,  technical  staff
augmentation,  and IT contractor services to several  well-known
organizations  within   many industries including  Telecom/Communications,
Retail, Insurance, Legal & Professional Services, Pharmaceutical,
Associations,    Utilities,     Health    Care, Distribution,
Manufacturing,  and Financial Services.  Although the  in-roads Netplex
Group has made to these markets are expansive, the diverse picture it presents is only a sample of the range of services and solutions that Netplex Group believes it provides on a daily and on-going basis.

Strategic Alliances

     Netplex Group has engaged in strategic
partnerships  (i.e., compliance  with  certified
training   programs)   with  leading software     and
hardware   producers  to  become  a  full-service
Information   Solutions   provider.  Among  the
companies   for which  Netplex  Group  is  certified  to  re-sell
and  implement technologies are:

     Compaq                        IBM                  Remedy
     Envive                        Microsoft            Tivoli
     Hewlett-Packard               Novell               Unisys

     In addition, Netplex Group has provided services to many other organizations over the past three years, including:

     Amdahl                        Charles Schwab        New York Life
     America Online                Chase Manhattan       SIAC
     Arthur Andersen               Hewlett-Packard       U.S. West
     AT&T                          Hoffman-LaRoche       Union Camp
     Bell Atlantic                 Mobile                Lucent Technologies
     Unisys                        BellSouth             MCI
     United Nations                CNA Insurance         World Bank

Geographic Positioning

     Netplex  Group is strategically positioned in the
Northeast, Mid-West,  and Mid-Atlantic region of the U.S.,  and has  offices in Chicago,  Connecticut,  New Jersey,
New York, North Carolina, and  Washington,  D.C.
Netplex Group has assisted   organizations throughout
the  United States with their networked   information
systems  goals  and internationally  has served
clients  in  such countries as Ireland and Turkey.
Netplex Group  intends  to  open new   offices  in
other  geographic  markets.  To date,  however, the
Company  has not  entered  into any leases  with
respect to such  offices   and  there  can be no
assurance   that   Netplex Group  will in fact open
such offices.

Engagement Confidence

     Netplex  Group  is aware of the threats  posed
to  business from   unreliable  information systems,
insecure   environments, lack  of technical
resources,  and unnecessary downtime.  Netplex Group
believes that experience enables it to provide the
answers to    some  common  and   not-so-common
problems  dealing   with
information systems. Netplex Group believes this knowledge, coupled with its technical resource base, industry experience, and growth, reinforces the ability of Netplex Group to fulfill virtually any technical request.

Growth Strategy

     Expand Existing IT Staffing Locations and Open
New Branches

     Netplex   Group  believes  it  can significantly increase
revenue in its three existing IT staffing locations in New  York,
New Jersey, and Washington,  D.C. Netplex Group will  attempt  to achieve
this growth by  expanding  the sales and   recruiting
organization in each location and increase business to existing customers.

     The   Company  will also open  locations  in
cities that  it believes to have high growth and
market potential. Netplex  Group intends  to
accomplish this goal in part by recruiting a  skilled
Branch   Manager for each new location.  These
managers will  be responsible      for   developing
local accounts and  building  the
branch   by   hiring   sales  people,    technical
recruiters, administrators and replicating the systems  and
procedures  from the   existing  operations.  The
expansion  of IT Staffing  also provides  a  greater
supply  of  technical   talent  to  the  IT Solutions practice.

     Expand Existing IT Solutions Practices

     Netplex  Group  believes that it can
significantly   expand its  present IT Solutions
practice by expanding its sales  staff, encouraging
practice area cross-selling,  and   promoting   lead
generation     from   the   IT   staffing   and   IT
contractor organizations.   The  natural  project  oriented
migration   of personnel   across  practice  units,   enhanced
with  business opportunity      recognition     training,
marketing    skills  development, and market lead generation incentives, will  create an effective low cost  marketing  force.
Netplex Group  believes that   effective  utilization
of this  force  will  give  the  IT Solutions   Practice a
competitive and cost efficient   advantage over  marketing  approaches
of traditional IT solution providers and will enable the Company as a whole to cross sell its varied services between practice units IT staffing and IT contractor resources.

     Expand Contractors Resources Business

     The   Company   believes   that  the   trend  of   predicted
continued   growth  of the free-lance  worker in the
market  will naturally   fuel the  expansion  of the IT
Contractors    Resource business.   The  realization  by  these
professional    services providers    that  their  hours  spent  on  clients
are   more profitable   to  them  than hours spent performing
"back-office" administrative tasks should direct them
to an outsource solution. Netplex  Group intends to
build upon this trend by education  and recruitment  campaigns
through first  time    marketing   in publications   and  participation
in job fairs. Netplex  Group will  also  focus on  encouraging  large
organizations  employing independent  consultants    to
become    advocates of the "contractor  employee"  approach
thus reducing their risk of tax audits and the potential tax penalties of having "independent contractors" deemed employees
by the  Internal  Revenue  Service. The   expansion
of the  Contractors  Resources  business   also
provides Netplex Group with access to a unique reservoir of high talent IT consultants.

Strategic Acquisitions

     Netplex  Group  believes that  acquisitions  are
a  valuable and  important   means  of achieving
critical  mass, enhancing market share,  increasing  capabilities to deliver large, complex solutions, and supplementing internal growth. Netplex Group  will seek  to  acquire
companies in the  IT  Staffing   industry  to
facilitate   its expansion into new territories or to
acquire  IT solutions  businesses that offer
additional  strength to existing practice   areas.
Netplex   Group    currently   expects   that
acquisitions  will be limited to profitable
companies.   Netplex Group  is  not  currently
negotiating   to  acquire  any  other business  and
has no commitments, understandings or arrangements with respect to any such acquisition.

     Netplex   Group's   ability  to  expand
successfully   by acquisition   depends on many factors,  including the
successful identification  and acquisition of
businesses and    management's ability   to   integrate   and
operate   the   new    businesses effectively.  The anticipated
benefits from any acquisition  may not  be  achieved unless the operations of the acquired  business are
successfully   combined with those of Netplex  Group
in  a timely   manner.  Netplex  Group's  senior
management  team   is experienced   in   identifying   acquisition
targets  and   has already   successfully integrated
businesses into Netplex Group's existing infrastructure.

Operations and Support Services

     From  its  headquarters in McLean,  Virginia,
Netplex  Group provides  its  IT  Staffing  branch
locations, IT Solutions practices   areas,   and   Contractor   Resources
business  with centralized support services,  including   marketing,
finance and   accounting,  information  systems,  legal
support,   human resources, and purchasing.

     All  of Netplex Group's  branch locations are
linked by, and can  communicate  over  a  Wide  Area
Network   managed   by  a centralized  Management
Information Systems department at the McLean headquarters. Branch locations rely on this network for access to Netplex Group's technical talent database and corporate Intranet.

     Netplex Group also uses numerous techniques to govern and guide sales, recruiting, financial, and operating activities. Netplex Group believes the investment made in these processes will enhance its ability to grow and attract and retain superior technical and managerial talent.

Customers

     Netplex  Group  strives  to provide   technical
talent  and services to help businesses deliver
reliable,  timely, and secure information  across
networked  systems.   To  accomplish   this, Netplex
Group  places great  emphasis in  developing
long-term client  relationships.  Positioning  itself  as a
specialist  in strategically  selected  "best-of-
class" technology  and  talent, Netplex  Group
strives to reinforce its clients' image  of  the
Company    as  being   uniquely   qualified   to
provide    the knowledge,  experience and capacity to deliver  IT
services  and solutions. This is increasingly
important  as clients   seek  to reduce   the  number
of vendors  with which  they  do  business.
For  this  reason,  the  Company  has  begun to focus
significant efforts on qualifying for - and remaining
on - multiple  clients' vendor   lists.  Netplex
Group is  currently  approved on several vendor
lists of Fortune 500 companies.  Netplex Group
maintains a  broad  and   well-balanced  client base.
No  single   customer accounted for more than 10% of
Netplex Group's  revenue over  the past year.

Competition

     The   IT   services  industry  is  fragmented
and   highly competitive   at  both  the  local  and  national
levels.   Many participants  in  the information  technology
consulting market have significantly greater financial, technical, and marketing resources - and generate greater revenue - than Netplex Group.
Many of these competitors have a nationwide presence equivalent to, or greater than, that of Netplex Group.

     The   information   technology  services
market   includes participants  in  a  variety  of market    segments,
including systems    consulting   and   integration    firms,
professional services  companies,   application   software  firms,
temporary employment agencies, professional services groups of computer equipment and software companies, accounting firms, and general consulting firms.
Some of the firms with which Netplex Group competes in various geographic and service markets are Andersen Consulting, Cap Gemini America,
Computer  Task  Group,  Inc., Alternative Resources, Inc, and The Registry.

     The    Company    believes    the   principal competitive
factors in the IT services industry include responsiveness to fulfill client needs, speed of systems integration, quality
of    service,    technical   expertise,    project    management
capabilities, and price.

     In  staffing for client  projects,  Netplex
Group   competes for IT consultants with many of
those same  companies as well  as other   local  and
regional   technology  or  staffing    service
providers.   Several   competitive  factors  affect
a  company's success in recruiting and retaining such
professionals  including compensation,  availability
of benefits,  a  continuous  flow  of quality
assignments,   and  access to  advanced   training
and technical  support.  Netplex  Group   believes  it is   well
positioned in all of these areas to attract the highest quality IT talent. IT Staffing and CR offer
Netplex Group a competitive advantage to access a valuable pool of high talent independent IT consultants.

Intellectual Property

     Netplex Group does not hold any patents or registered trademarks other than those of Onion
Peel. However, Netplex Group considers the Netplex Group name and its Database of independent consultants to be highly proprietary. Employees. As of August 31, 1998, Netplex Group had approximately 510 fulltime employees (including permanent and contract employees).

     The    Company    is   responsible   for,   and   pays   the
employer's  share of,  Social Security  taxes (FICA),  federal
and    state    unemployment    taxes,    worker's compensation
insurance,   and  other costs relating to all of  its employees.
Netplex Group offers a suite of benefits to its contract employees that is a different selection than offered permanent employees. Netplex Group believes that its relations with its employees are good.

Acquisition or Disposition of Assets

     Private Placement

     On  September 19, 1996, Netplex Group  raised
approximately $3,000,000   through a
Private  Placement  offering of  units  of
equity   securities  (the "1996  Private Placement").
Each  unit of  equity   securities  consists of one share of
$.01 par  value class  A Convertible Preferred Stock (the "Preferred
Stock")  and one   Common  Stock   warrant  to
purchase   one  share  of  the Company's  $0.001 par
value Common Stock ("Common Stock") at an exercise price of $2.50.

     Each  share  of  Preferred  Stock is convertible   into  one
share  of  Common  Stock at any time, at the
discretion  of  the holder.  The Preferred Stock
earns cumulative dividends    at  10%
per  annum,  payable  in either  cash or  additional   shares  of
Preferred  Stock  at  Netplex Group's  option.
Subject  to  the conversion   rights,
Netplex Group  may  redeem  the   Preferred
Stock  at  its  stated  value  (which is $2 per
share)  plus  all accrued  and unpaid  dividends
upon:  (1)  registration  of  the shares  underlying
the Preferred  Stock, and (2) 30 days written
notice  given  at  any  time  upon the  Common  Stock   attaining
certain per share trading prices and maintaining such prices for a specified period. The
Preferred Stock has a per share liquidation preference of the greater of: (i) $4 per share plus any accrued and unpaid dividends, or (ii) the amount that would have been received if such shares were converted to Common Stock on the business day immediately prior to liquidation.

     Each   warrant  issued  in  connection  with
the Private Placement became exercisable on March 19, 1997, and expires on September 19, 2001. Netplex Group has the right to call
the warrants   at  a  redemption  price  of $.01  per
share   upon:  (1)  registration  of the shares  underlying  the
warrant (2)  30 days  written   notice given at any
time upon the Common Stock attaining trading prices of $5 per share and sustaining such prices for twenty (20) trading days.

     Onion Peel

     The  Company  acquired Onion Peel Solutions L.L.C.   ("Onion
Peel"),  a  Raleigh,  NC based  provider  of  network management solutions
as of July   1,  1997.   For  consideration,  the
Company   issued   80,000  shares of its  Common
Stock  to  the owners of Onion  Peel.  Additional   shares   may  be
issued contingent   upon the closing  price of Netplex
Group's   Common Stock  on  December  31, 1998.  The
cost of the acquisition was determined to be $400,000. The acquisition was accounted for using the purchase method of accounting.

     PSS

     On  January 30, 1998,  Netplex Group  completed
the purchase of  all  of  the  stock of The PSS
Group,   Inc.   ("PSS"), the technical professional staff augmentation
operations and business of Preferred Systems Solutions,  Inc.
("Preferred") and formerly   a  wholly   owned
subsidiary   of  Preferred.   In consideration  for the purchase,
Netplex Group paid $300,000  at closing and on or before January 15,
1999 will  pay  $300,000  in cash  or   200,000
shares   of  its   Common Stock   or any
combination  thereof, at Preferred's option. Netplex
Group  used working  capital to finance the
acquisition. The  agreement  also provides  that
Preferred will receive additional consideration
(the   "Earn-out")   if  PSS  meets  certain operating  targets.
Such  Earn-out may be paid at Netplex Group's option
in  cash  or its  Common  Stock,  or any combination
thereof.  In  connection with  the  acquisition,
Netplex Group and PSS have entered  into employment
agreements  with certain   employees  of  PSS.   The
acquisition   was   accounted  for  using  the purchase   method
of accounting.

     In  order  to  focus on Netplex Group's  core
business  and reduce corporate  losses, Netplex Group
completed the sale  of its   WorldLink   technology   product  business
("WorldLink")to XcelleNet, Inc. in December 1996 for a sale price of $3 million in cash.

     As a result of this sale, the Company has redirected most of the technical talent from the WorldLink team to its IT Solutions practice groups.

     Automated Business Systems

     On  June 18, 1998, the Company completed the
purchase of all of  the   stock  of  Automated
Business  Solutions  and  Kellar Technology  Group, Inc.
(collectively referred to as "ABS").    In consideration
for the purchase, the Company paid $200,000 and issued 450,000 shares of its Common Stock. The agreement also provides that the former shareholders of ABS will receive additional consideration (the "Earn-out") if ABS
meet  certain operating  targets.   In  connection
with the acquisition, the Company has entered into employment agreements with certain employees of ABS. The acquisition was recorded effective
June 30, 1998 using the purchase method of accounting. The results of operations for the period from June 18, 1998 to June 30, 1998 are not material and the future results of operations of ABS will be included beginning effective July 1, 1998.

Properties

     Netplex  Group  leases approximately 10,000
square  feet  of space  in McLean, Virginia for its
corporate  offices  and   the operations  of  some of
the IT  Solutions practice at  a  monthly rental rate
of $15,754.  Netplex Group  also leases  office space
in  New  York  City,  Central and Western New
Jersey,    Raleigh, N.C.  and  the  Greater   Chicago area
to  serve  as   operating offices  of  its  businesses.  These
leases expire on  different dates from May 2000 to June 2001.

     Prior   to  the   Netplex Group/CompLink
Merger  of June 1996,   the   Company's  primary operating facility
and corporate headquarters was located in Great Neck,
NY. As a result   of  the Merger  the Company's  corporate  offices
moved  from   these facilities  to  its  McLean,   VA  headquarters.
Netplex  Group settled  the  remaining obligation under the Great
Neck   office lease in March 1997 for approximately $320,000.

     The   Company   believes  that the  space in its existing
corporate   and   branch facilities  should be adequate  for  the
foreseeable   future  to  support the  growth  of  its
existing operations   in the  geographic  areas in  which   it
currently operates.  The  Company  expects to expand its
operations   into new   geographic regions  in the
future  and will need to  lease additional   branch
offices   to support  operations  in  those regions.

Legal Proceedings

     From  time to time,  disagreements with
individual employees and disagreements as to the
interpretation,  effect or nature of the  individual
agreements arise in the   ordinary   course  of
business   and may  result in legal  proceedings
being commenced against Netplex Group.

     On  December  31,  1996,  ACS Ltd.,  a software
distributor based   in  the  United  Kingdom,   filed
a  complaint   against Technology    Development
Systems  ("TDS")   a   wholly   owned subsidiary   of
Netplex Group,  in the Circuit   Court  of  Cook
County, Illinois.  ACS alleges that TDS breached its
obligations under the Distributor Agreement  between
the  Plaintiff  and  TDS for  the  WorldLink  product
when Netplex Group directed TDS  to sell  the
WorldLink product  technology to a third party. ACS
is demanding  a sum exceeding one million dollars for
the breach  of contract. The case is  currently  in discovery.
In the opinion of Management and Netplex Group's legal counsel, the lawsuit has little merit, and the outcome of the pending
lawsuit  will not   have  a   material   adverse
effect   on  the Company's financial  condition,  liquidity or the
results of operations. Netplex Group intends to vigorously defend against the lawsuit. The TDS subsidiary which was part of CompLink is currently inactive with no assets. This action has been settled on terms favorable to Netplex.

     On  September 4, 1997, Data Systems Analysts,
Inc.  ("DSA"), a  software  design  and consulting
company,  filed  a  complaint against TDS and Netplex
Group in the United States District Court -  District
of  New Jersey, alleging copyright infringement  and
breach  of  Netplex Group's  agreement to pay certain
royalties. The  Complaint claims  damages  in  excess
of  $3,000,000   plus punitive  damages.  The case is
currently in  discovery.  In  the
opinion  of  Management,  the lawsuit has little
merit,  and  the outcome  of the pending lawsuit will
not have a material  adverse effect  on the
Company's  financial  condition,  liquidity   or
the   results  of operations. Netplex Group intends
to vigorously defend against the lawsuit.

     Netplex  Group is not currently  involved in any
litigation or  proceedings  which if decided  against
the  Company   would have  a  material  adverse  affect,
either individually   or  in the  aggregate.  To Netplex
Group's  knowledge,  no other   legal proceedings,
that if decided against the Company would have a material adverse affect, are currently contemplated by any individuals, entities or governmental authorities.

     The  principal risks that Netplex Group insures
against  are workers'    compensation,  personal
injury,   property  damage, general liability,  and
fidelity losses. Netplex Group  maintains insurance
in  such   amounts  and with  such coverages   and
deductibles as management believes are reasonable and prudent.

           MARKET FOR COMMON STOCK OF NETPLEX GROUP;
             RELATED STOCKHOLDER MATTERS

     The   Common   Stock  of the  Company  is
traded   on  the NASDAQ   SmallCap   market ("NASDAQ") and
on  the Boston  Stock Exchange.

     NASDAQ  recently  enacted  new  requirements
for  continued listing  on  NASDAQ. NASDAQ has
advised Netplex Group   that  it believes  that
Netplex Group  fails to meet the requirement  that
NASDAQ   companies  have  net  tangible  assets   of
at least $2,000,000.   The   Company  believes  that  with
the   proceeds from  two   recently  completed
Private  Placements it  is  in compliance   with
NASDAQ's  net  tangible  assets requirement. However there
can be no assurance that Netplex Group will continue to meet the applicable  requirements  for  continued listing.  In
addition, Netplex Group has an oral  hearing   with
NASDAQ   scheduled  for April 30, 1998 to review
whether Netplex Group is in compliance with the new requirements and to review the terms of one of the Private Placements.

     The   failure  to  meet the  maintenance criteria in  the
future  may result in the Common Stock no longer being
eligible for   quotation  on NASDAQ and trading,  if any,
of  the  Common Stock   would thereafter   be  conducted
in  the non-NASDAQ over-the-counter   market. As a result of such
delisting  of  the Common  Stock  from  NASDAQ,   it
may  be  more     difficult   for investors  to dispose of,
or to obtain accurate quotations as to the market value of, the Common Stock.

     The    regulations   of   the   Securities   and
Exchange Commission   ("Commission") promulgated   under  the   Securities
Exchange  Act  of  1934, as amended  ("Exchange
Act"),   require additional  disclosure  relating to the market for penny  stocks. Commission  regulations  generally
define a penny stock to be  an equity  security  that
has a market  price of less   than   $5.00 per
share,   subject   to  certain exceptions.         A   disclosure
schedule   explaining   the  penny stock  market  and
the  risks associated   therewith   is required   to
be   delivered   to  a purchaser  and various sales
practice requirements are imposed on broker-dealers
who  sell penny stocks  to  persons   other  than
established   customers  and   accredited   investors
(generally institutions).  In  addition,  the  broker-
dealer  must provide the  customer  with  current  bid and  offer
quotations  for the penny   stock,  the compensation
of the  broker-dealer  and  its salesperson  in  the
transaction and monthly account      statements
showing  the  market  value  of each  penny  stock
held  in  the customer's   account.   If  the
Company's   securities   become subject to the
regulations  applicable to penny stocks (i.e.,  by
NASDAQ  delisting),   the market liquidity  for
Netplex  Group's securities  could be severely
affected.  In such an  event,  the regulations on
penny  stocks  could  limit  the   ability   of
broker-dealers to sell the  Company's  securities
and  thus  the ability  of  purchasers  of Netplex
Group's  securities  to  sell their securities in the
secondary  market.  In the absence of  an active
trading  market,   holders  of  the  Common  Stock  may
experience substantial difficulty in selling their securities.

Price Range of Netplex Group Common Stock

     The    quotations    set  forth  in   the
table  reflect inter-dealer   prices,   without  retail  mark-up,
markdown   or commission,  and may  not   necessarily   represent  actual
transactions:


                 Fiscal 1996                  High              Low
1st Quarter..............................    $3.50              $2.38

2nd Quarter (OTC Electronic Bulletin
              Board commencing  June   20)    3.38               2.77
3rd Quarter..............................     3.38               2.31
4th Quarter..............................     4.00               3.25


                 Fiscal 1997
1st Quarter..............................    $3.25              $2.75

2nd Quarter (NASDAQ SmallCap
          Commencing April 20)...........     3.25               1.88

3rd Quarter..............................     3.13               1.50

4th Quarter..............................     2.94               0.75


                 Fiscal 1998
1st Quarter..............................    $1.75                .69

2nd Quarter..............................     1.91               1.25



     Netplex  Group   has not paid any cash
dividends on  its Common   Stock and does not intend to pay cash
dividends  on  its Common  Stock for the foreseeable
future. Netplex Group  intends to retain future earnings,if any, to
finance   future development.

     As  of  June  28,  1998,   there  were
approximately 159 holders  of  record of Netplex Group's  Common
Stock. Netplex Group   believes that at such date there were in
excess  of  500 beneficial owners of Netplex Group's Common Stock.

 NETPLEX GROUP MANAGEMENT'S DISCUSSION AND ANALYSIS

Overview

     The  Netplex   Group  is an  Information
Technology   (IT) company that provides the expertise
and  information  systems  to link   employees,
customers,    prospects,    suppliers        and
manufacturers  to help  "network-enable" organizations.
Netplex Group   re-sells   technology   products   when
necessary to deliver to customers fully integrated system solutions.

     Netplex  Group  is headquartered  in McLean,
Virginia  and has  branch  offices  in  the Reston,
Virginia,  New  York  City, Central New   Jersey,
Raleigh,  North  Carolina  and  Chicago Metropolitan markets.

     In  June  1996, Netplex Group (formerly known
as  CompLink, Ltd.) acquired and merged (the
"Merger")  with  America's   Work Exchange,  its wholly  owned
subsidiary Software  Resources  of New  Jersey, now known as
Contractors Resources ("CR"),  and  The Netplex  Group,   Inc.
(collectively  referred to  as  "Netplex
Group")  in a reverse merger transaction by issuing
approximately 3,245,000  shares  of Common
Stock, or 50.4% of  Netplex  Group's
then outstanding  Common Stock after giving effect to
the Merger. The  Merger   agreement   provided  for
the   Company   to  issue options  to purchase
1,691,000 shares of Netplex Group's Common Stock in exchange for options to purchase 1,691,000 shares of Netplex Group's Common Stock. As a result, Netplex
Group  was considered the acquirer for accounting purposes.

     The    assets   and   liabilities   of CompLink and  its
wholly    owned   subsidiary,  Technology Development Systems
("TDS"),  were recorded by Netplex Group at merger
date  at  book value  which  approximated  fair
value.  At  merger,  CompLink's operations
consisted   primarily  of  the   distribution   of
WorldLink   remote  and  mobile  workforce automation  software
developed by TDS. Netplex Group discontinued the operations of its software development and distribution segment upon the completion of the sale of its interest in the WorldLink product technology for $3.0 million in December 1996.

     Netplex  Group's   operations  have been concentrated  on
providing IT services and solutions to U.S.-based commercial organizations since the beginning of 1997.

     In  July  1997,  Netplex Group acquired the  net
assets  of Onion  Peel  Solutions,  L.L.C  ("Onion
Peel")  to  broaden  its customer  base  and  expand
the  fulfillment   capacity  of  its Enterprise
Systems Management service offerings in exchange for 80,000 shares of its Common Stock, subject to adjustment.

     The   statement of operations  for the year ended December
31, 1997 reflects the results of Onion Peel from July 1, 1997, the date of acquisition. The statement of operations, for the year ended December 31, 1996, reflects the results of Complink commencing on June
1, 1996. The operations of TDS are included in the statement of operations for the year ended December
31, 1996, as discontinued operations beginning on June 1, 1996.

     On  January 30, 1998,  Netplex Group  completed
the purchase of  all  of  the  stock  of The PSS Group,
Inc.   ("PSS") the technical   professional staff augmentation
operations and business of Preferred Systems Solutions, Inc. ("Preferred") and formerly a wholly-owned subsidiary of
Preferred.    In consideration  for the purchase, Netplex Group paid
$300,000  at closing and on or before January 15, 1999 will  pay
$300,000  in cash  or 200,000   sharesof  its   Common Stock   or   any
combination  thereof, at Preferred's option. Netplex
Group  used working  capital to finance the acquisition. The agreement  also provides  that  Preferred will receive
additional consideration (the   "Earn-out")   if  PSS  meets  certain
operating  targets. Such  Earn-out may be made at
Netplex Group's option in  cash  or its  Common
Stock, or any combination  thereof. If Netplex  Group
elects  to  pay the Earn-out in Common Stock, the
value  of  the Common  Stock will be based on the
average closing price  of  the Company's
Common  Stock for the last quarter  of  the  year  in
which  the  payment was made.  The  purchase  price
of  the  PSS acquisition was   determined   to  be  $600,000
(subject to adjustment for contingent consideration) and was preliminarily allocated to the fair value of the assets
and liabilities   acquired.    Netplex  Group   is amortizing the
fulfillment   database (resume database) over 7 years
using  the straight-line method.

    On  June  18 1998,  Netplex Group  completed the
purchase of  all of the stock of Automated  Business
Solutions and Kellar Technology  Group, Inc.
(Collectively  "ABS"). In  consideration for  the
purchase,   Netplex  Group  paid  $200,000  and
issued 450,000  shares of its Common Stock. The
agreement also  provides that  the  former
shareholders of ABS will receive   additional
consideration    (the   "Earn-out")   if   ABS meets
certain operating  targets.  In connection with the
acquisition,  Netplex Group   has  entered  into
employment  agreements  with  certain employees of
ABS. The  acquisition  was recorded  effective  June
30, 1998 using the purchase method of accounting.
The results of operations for the period from June
18, 1998 to June 30, 1998 are not   material  and the
future  results  of  operations of  ABS
will  be   included   beginning  effective  July  1,
1998.    The purchase  price  of the ABS  acquisition  was
determined  to  be $791,000 (subject to adjustment
for contingent consideration) and was  preliminarily
allocated  to  the  fair   value of the
assets and liabilities acquired. Netplex Group is amortizing the goodwill resulting from the acquisition over a estimated useful life of 15 years using the straight-line method.

     The  above   acquisitions and disposition have
resulted  in Netplex  Group  emerging  in 1997 with
three  distinct  areas  of business operations:
Design and implementation of  solutions  for IT
systems  related  business  needs,  IT   Solutions; Staff
augmentation  and flexible task outsourcing,  IT Staffing,
and: Business   services  for  the independent  IT   Consultant,
IT Contractor Resources.

     The  following   table  sets forth  the  revenue
and gross profit of each of the business areas for 1997:


               IT                IT               IT
           Contractor          Solutions        Staffing           Total
            Resources
         ----------------  ---------------  ---------------  -----------------
Revenues $32,048,350 100%  $5,221,555 100%  $3,198,229  100% $40,468,134  100%
 %           79.2%            12.9%             7.9%             100%
Cost of
   Sales  30,952,246 96.6%  2,335,658 44.7%  2,127,740  66.5%  35,415,644  87.5%
%            87.4%              6.6%            6.0%              100%
Gross
   Profit   1,096,104  3.4%  2,888,897 55.3%  1,070,489  33.5%   5,052,490 12.5%
%            21.7%              57.1%           21.2%              100%



     The   following   table  sets  forth  the revenue,   gross
profit,   business  unit expenses,  and business unit
income of each of the business areas for the six months ended June 30, 1998 and 1997.


           Consolidated Operating Results by Segment
                 Amounts in Thousands


                                              Six Months Ended
                                                June 30,
                                                  1998        1997
     Operating revenues
       IT solutions                             $5,623     $2,039
       IT Staffing                               4,931      1,444
       IT Contractor's Resources                17,123     16,226
                                               -------    -------
            Operating revenues                 $27,677    $19,709

     Gross profit
       IT Solutions                              2,758      1,027
       IT Staffing                               1,200        374
       IT Contractor's Resources                   586        498
                                                ------     ------
            Gross profit                         4,544      1,899

     Gross profit margin
       IT Solutions                               49.1%      50.4%
       IT Staffing                                24.3%      25.9%
       IT Contractor's Resources                   3.4%       3.1%
                                                 ------      -----
            Gross profit margin                   16.4%       9.6%

     Business Unit Expenses
       IT Solutions                               2,189      1,328
       IT Staffing                                1,213        619
       IT Contractor's Resources                    499        463
                                                  -----     ------
            Business unit expenses                3,901      2,410

     Business Unit Income
       IT Solutions                                 569       (301)
       IT Staffing                                  (13)      (245)
       IT Contractor's Resources                     87         35
                                                  -----      ------
             Business unit income                   643       (511)

     Corporate Expenses                           1,058        829

     EBITDA                                        (415)    (1,340)
     Interest, taxes, depreciation
       & amortization                               373        167
                                                --------   -------
     Net operating loss                         $  (788)  $(1,507)
                                                ========  ========


Results of Operations

     Six months ended June 30, 1998 and 1997

     Revenue   for the six months  ended June  30,1998
increased approximately   $8.0  million  or  40%  to
approximately   $27.7 million,  as  compared to $19.7
million for the  same  period  in 1997. This increase
includes a $3.6 million or 176% increase  in
IT  Solutions  revenue, a $3.5 million or  242%
increase  in  IT Staffing  revenue, and a $900,000 or
6% increase in IT Contractor Resources  revenue.
The  increase  in  revenues  is  due  to  a
combination   of growth,  better  integration  across
the three business units and the acquisition of Onion Peel and the PSS Group.

     Gross   Profit  for  the  six  months  ended
June   30,1998 increased   approximately $2.6 million
or 139%  to  approximately $4.5  million as compared
to approximately $1.9 million  for  the same   period
of 1997.  This  increase  includes  an increase  of
approximately    $1.7   million   or   170%   in   IT
Solutions gross   profit,    an approximately  $826,000  or
221% increase in  IT  Staffing  gross  profit and
a $88,000 or 18% increase  in IT Contractor
Resources  gross profit. The  increased IT
Solutions   gross  profit is primarily  due  to  an
increase in revenues from the IT Solutions practice areas including Onion Peel. The increase in IT Staffing is attributable to growth and to the acquisition of The PSS Group, Inc in January 1998.
The IT Contractor Resources increase is due to revenue growth.

     Gross Profit margin  increased to  approximately  16.4%  for the six months ended June 30,  1998,  from
approximately  9.6  % for  the same  period  of 1997,
this increase  is due to  higher revenue   growth
rates in the IT  Solutions   and  IT  Staffing
businesses  than  experienced  in  the  IT
Contractor  Resources business. IT Solutions and IT
Staffing offerings generate higher gross profit margins than IT Contractor Resources services.

     Business   unit  expenses  for the six  months ended   June
30,   1998  increased approximately   $1.5  million or  62%
to approximately   $3.9  million  from approximately $2.4  million
for the same period of 1997. This increase  includes
increases in IT Solutions   and  IT  Staffing business  unit
expense of approximately $861,000  and  $594,000, respectively.
The IT Solutions increase includes  increases   of approximately
$600,000 for the inclusion of Onion Peel operations (acquired
in July   1997)   as  well  as  an expanded   sales force,
and practice management.  IT Staffing  business unit
expense increase is  primarily  due  to the
acquisition  of PSS in  January  1998, including  the
expansion of the Reston,   VA  facility  and  the
opening of the Tampa office in April 1998.

     Business   unit  income for the six months ended  June  30,
1998  was   approximately $643,000 as compared  to
an  operating business  unit loss of $511,000 for the
same period of 1997, an increase   of   approximately   $1.2   million.
This increase includes increased  business unit profits from IT
Solutions, IT Staffing   and   IT  Contractor   Resources   of
approximately $870,000,   $232,000,   and  $52,000, respectively.

     Corporate  expense for the six months ended
June  30,  1998 increased  approximately $230,000 or
28%  to  approximately  $1.1 million from
approximately  $829,000 when compared  to the  same
period   of  1997.   This   increase   reflects   an
additional investment   in  corporate  development
capability  to   support the  growth  of operations.

     Earnings  before  interest, income taxes,
depreciation  and amortization ("EBITDA") for the six
months  ended June 30,   1998 was  a  loss  of
$415,000 as compared to a loss of  approximately $1.3
million  for  the same period of 1997,  an
improvement  of approximately     $925,000.  The
components  of  this   improvement
are discussed above.

     Depreciation,  amortization  and interest expense  for  the
six   months  ended  June  30,   1998   increased
approximately $206,000  to approximately   $373,000   from
approximately $167,000   for  the  same  period  of  1997.  This
increase   is principally  due to increased  borrowings  under
Netplex Group's line of credit facility in the six months ended June 30, 1998 as compared to the same period of 1997.

     No   provision or benefit for income taxes was required  for
either the six months ended June 30, 1998 or 1997.

     The   net   loss  decreased   approximately $718,000   to
approximately  $788,000 from approximately  $1.5
million in the same period of 1997. The components of this improvement are discussed above.

     Fiscal 1997 Compared to Fiscal 1996

     Revenue   for the year ended  December  31,
1997  increased approximately   $6.9  million  or
21%  to  approximately   $40.5 million,  as  compared
to $33.5 million for the  same  period  in 1996.
This increase  includes a $5.6 million or 21% increase  in IT
Contractor Resources  revenue,  a $1.6        million  or  100%
increase  in IT Staffing  revenue  offset by a
$300,000 or 5% net decrease  in  the  IT   Solutions
revenue.   The  IT   Solutions decrease  includes a $1.3
million  decrease in  IT  Solutions
revenues driven principally from declines in computer product resales and was partially offset by a $1.0 million revenue increase generated by Onion
Peel which was  acquired  in  July 1997.

     Gross  Profit for the year ended December 31,
1997 increased approximately  $2.4 million or 92% to
approximately  $5.1 million as compared to
approximately  $2.6 million for the same period of
1996.   This  increase   includes  a  $325,000
increase  in   IT Contractors  Resources  gross
profit, an approximately   $500,000 increase  in  IT
staffing  gross  profit  and  a  $1.5 million
increase  in  IT   Solutions  gross profit.  The
increase  in  IT Contractors Resources  and IT  Staffing
gross   profit   are principally   due to the increases
in revenues.  The increase  in IT Solutions
gross   profit  is primarily  due to a shift in the
IT  Solutions product mix to a higher proportion of
pure service revenues  than in  1996  and  the
inclusion of the Onion  Peel  business   which was
added to IT Solutions through a July 1, 1997 acquisition.

     Gross  Profit  increased to approximately  12.5
%  in  1997 from    approximately  8.0%  in  1996,
primarily  due  to   the increased  IT Solutions and
IT Staffing services revenues which generate higher gross profit margins.

     Selling,   general  and  administrative
expenses  for  the year  ended December 31, 1997
increased   approximately $2.7 million  or 51.9% to
$7.9 million from $5.2 million for the  same
period  of  1996.   The   primary  reason for  the
increase  in selling, general and administrative
expenses is the expansion of  the sales and recruiting
forces, and the hiring and training of technical   staff
to pursue  and  prepare  for   prospective
client  engagements,  all of which  began in the
third     quarter of 1996 and  continued throughout 1997.

     Other income (expense) for the year ended
December 31,  1997 decreased by $65,000 or 171% to
approximately  $26,000 of  other expense  in 1997
from  approximately $38,000 of other  income  in
1996.   The   primary  reason for the  decrease is the  reduction
in  cash   balances  from the  Company's  losses in
1997 coupled with increased borrowings on its line of credit facility during 1997.

     The   loss   from   continuing   operations
before   taxes increased  by   approximately $352,000
or 14% to $2.9 million from $2.5 million. The components of this increased loss are discussed above.

     As  a  result   of the net loss no  provision or benefit
for   income  taxes  was required  in 1997.  In 1996
the  Company recorded a $34,000  benefit for income
taxes  generated from  a change   in   the   Company's
deferred  tax  asset    valuation allowance.

     Income   from   discontinued   operations  of approximately
$488,000  in  1996, resulted from Netplex Group's
discontinuance of  its  software  development and
distribution  business. This income   includes a gain
from the  disposal  of the business  of
approximately   $1.8  million  which  resulted
primarily from the  sale of the WorldLink product technology  to
XcelleNet, Inc.   offset  by  losses  of
approximately $1.3 million from the operations of
this business from the date of its  acquisition  in
the   merger   with   CompLink  (June 1,   1996  for   accounting
purposes) through the disposal date.

Liquidity and Capital Resources

     At   June   30,  1998  Netplex  Group  had  cash and  cash
equivalents   of   $2,084,428.   Netplex  Group  had   $1,894,742
outstanding on its line of credit facilities and had long term capital lease obligations of $216,450.
At December 31, 1997 Netplex Group had cash and cash equivalents of $353,005. Netplex Group had $1,316,300 outstanding on its line of credit facility and had long term capital lease obligations of $109,096.

Netplex Group's liquidity and capital resources were increased by the following:

     For  the six  months  ended  June  30,  1998
the  Company's cash   increased  by $1,731,000.  This
increase is  comprised  of cash  used  in  operating
activities of approximately   $702,000 cash   used in
investing activities of approximately $329,000 and cash provided by financing activities of approximately $2.8 million.

     The   Company  is  actively  pursuing  the
acquisition   of additional  qualified companies  to
broaden its  customer   base, expand  its
technical   capacity  and enhance  its  fulfillment
capability.  Netplex  Group  has  identified  several   potential
acquisition  candidates,  has signed a letter of
intent with  one such  candidate,  and  is  currently
engaged  in  due  diligence activities  of this
company. The letter of intent is  subject  to the
satisfactory   completion  of due   diligence   by
Netplex Group and the  negotiation  of the terms of
this  acquisition  in a  definitive agreement.  There
can be no  assurances  that  the Company   will
complete   the  definitive  agreement  for   the
acquisition of this company.

     As  of  June 30,  1998,  Netplex Group
maintains a line  of credit  with  a bank which
allows  the  Company  to  borrow   the lesser  of
$2,000,000  or 80% of  eligible accounts receivable.
Advances against this line of credit bear interest at 0.75%  over the  bank's  prime  rate and require Netplex  Group
to  maintain certain  financial  covenants. Netplex
Group  had  borrowings  of $1,895,000  on  this  line
of credit as of June  30,  1998.   The expiration of
this line of credit was extended from July 2,  1998
to October 31, 1998.

     The   Company   will  discuss  with the bank the   extension
of its line of credit facility prior to its expiration in October 1998, as well as entering into discussions with other financial institutions to expand its credit facility.

     Netplex  Group also had a line of credit
facility   with  a bank  that it acquired in the PSS
acquisition (the "PSS  line  of credit"). Netplex
Group retired the PSS line of credit  in  April 1998
and      repaid  the  outstanding  balance  of
approximately $803,000.

     In  January 1998,  Netplex Group  completed the
purchase  of all  of  the  stock  of PSS and on June
18, 1998,  Netplex  Group completed  the  purchase
of  all  of  the  stock  of  ABS.   See additional
discussion  of the  PSS and   ABS   acquisitions  in
Note  2  -Acquisitions  to the unaudited
consolidated  financial statements   of  Netplex
Group  appearing  elsewhere in this Information Statement.

     Capital   expenditures  for the six months ended  June  30,
1998 were  approximately $183,000.

     Between  January 1, 1998 and June 30,  1998,
Netplex  Group has raised  additional equity totaling
$3,069,000, as follows:

     In  February  1998  Netplex Group raised
$100,000   through the sale of 80,000 shares of non-
registered Common Stock plus a warrant to purchase an additional 100,000 warrants at $1.20.

     In  March 1998 Netplex Group raised  $1,457,000
of financing in a    Private  Placement with accredited
investors and employees of Netplex Group. Netplex Group issued shares of non-registered Common Stock to purchasers who have agreed not to sell or otherwise distribute their shares for a period of one year. These restricted shares carry registration rights and were offered at $1.00 per share. The funds will be used to finance operations and additional acquisitions.

     On   April 7,  1998  Netplex Group  completed
the  sale  of 1,500  units of a  Private Placement,
totaling $1.5 million,  to various  purchasers The
Zanett Corporation ("Zanett")  acted as
placement   agent   for  the   Private   Placement.
The    sale represents  the first half of a  transaction  that
will   include the  sale  of an additional  1,500
units for $1.5  million  at  a future  date.  Zanett
Lombardier purchased 1,500 units at $1,000 per  unit,
with each unit consisting of a prepaid  Common  Stock
purchase   warrant  entitling  the holder to acquire
such  number of  shares   of  the  Company's  Common
Stock  as  is  equal  to $1,000 divided   by  an  adjustable
exercise price  and  an additional   incentive  warrant
to acquire 52  shares of  Common Stock  (or an aggregate of
78,000 shares of Common  Stock).   The Company  also granted Zanett
a warrant to purchase 39,000  shares of  Common
Stock. Zanett also received  placement   fees  and  a
non-accountable   expense  allowance equal  to
12.53%   of  the proceeds  of the  offering.  The  second  half of the transaction is  for  the  sale to  Zanett of an
additional   and  committed 1,500  units,  for $1,000 per
unit,  contingent on Netplex  Group recording  three
consecutive quarters of increased  profits  and revenues,
excluding any extraordinary  items. With  respect  to
the  second half of the  transaction,  the exercise
price of the purchase   warrants and the incentive
warrants will be based  on the  bid  price  of  the
Common  Stock  at  the time  of  such
closing.  The  funds  from the  Private Placement
will be   used to fund      operations    and   acquisitions.    Under
NASDAQ regulations,   certain   aspects   of   the
transaction    must receive shareholder
approval.  NASDAQ has also  advised Netplex
Group  that  it will review the terms of the Private   Placement.
Such  shareholder  approval is expected in Netplex
Group's annual meeting. Netplex Group
believes that the proceeds should ensure that Netplex Group will exceed NASDAQ's published net tangible assets requirement of $2 million.

     On  April  26,   1998,  the  Company  raised $150,000  of
financing   in  a  private placement with  accredited
investors. Netplex  Group  issued non registered shares of
Common  Stock  to purchasers   who have agreed not to
sell or otherwise distribute their shares for a period of one year. These restricted shares carry registration rights and were offered at $1.50 per share. The funds will be used to finance operations and additional acquisitions.

     On  April   27,   1998,  the  Company  raised
$48,125  of financing   in  a  private placement with  accredited
investors. Netplex  Group  issued non registered shares of
Common  Stock  to purchasers   who have agreed not to
sell or otherwise  distribute their shares  for  a
period  of  one  year.  These  restricted
shares  carry registration rights and were offered at
$1.375  per share.  The  funds  will  be
used to  finance   operations  and additional acquisitions.

     Based   on  its  current   operating  plan,
Netplex   Group believes that  the  net
proceeds from the  Private Placements
together  with  cash   anticipated  to be provided
by  operating activities  and  amounts   expected  to  be
available  under   a renegotiated line of credit (of
which there can be no  assurance) will  be sufficient  to
meet its anticipated   cash  needs  for working  capital
and capital expenditures for at least the next 12 months. Thereafter, if cash generated from operations is insufficient to satisfy Netplex Group's liquidity requirements,
Netplex   Group  may  seek   to  sell   additional equity   or
convertible   debt   securities   or   obtain
additional  credit facilities.   However,  no assurance can be given
that  any  such additional  sources of financing will
be available on  acceptable terms  or  at  all. The
sale of additional  equity or convertible debt
securities  could result in additional  dilution to
Netplex Group's  stockholders.  A portion of Netplex
Group's cash may  be used   for    acquisitions   or
to   acquire   or   invest in complimentary businesses or
products or to obtain the  right  to use complementary technologies.

     Netplex Group is expecting to incur operating
losses  until it  achieves   quarterly revenue and
operating income  levels  of approximately
$15,000,000 and $700,000, respectively.  While  it
cannot  be  certain  as  to  when such   levels  of
revenue  and profitability  can be attained,  Netplex
Group  anticipates  that such  levels  will be
achieved  during the next  twelve   months. The
Company  will  continue to make significant
investments  in its    technical workforce,
marketing,     training and infrastructure  to increase
productivity,   build   its   core
competency practice unit skill base and product offerings and foster growth of its operations.

Forward-Looking Statements

     This  Information Statement contains certain
forward-looking statements  within the meaning of
Section 27A of the   Securities
Act  of  1933,  as  amended,  and Section 21E of  the
Securities Exchange Act  of  1934, as
amended, which  are  intended  to  be
covered  by  the  safe  harbors   created   thereby.    Investors
are    cautioned   that  all forward-looking
statements  involve risks  and uncertainty,  (including  without
limitation,   future financings and expenses,
revenues and income of Netplex Group, as well   as
general   market   conditions)   though  the
Company believes   that the assumptions  underlying
the  forward-looking statements contained   herein
are  reasonable,  any   of   the
assumptions could be inaccurate, and therefore, there
can  be  no assurance that the  forward-looking
statements included in  this Information Statement
will prove to be accurate. In light of  the
significant   uncertainties  inherent  in  the
forward-looking statements included
herein,   the   inclusion  of such
information   should  not be  regarded as a
representation by Netplex Group or any other person that the objectives and plans of Netplex Group will be achieved.

Recent Accounting Pronouncements

     In  February  1997,  FASB issued SFAS No. 129,
"Disclosure of  Information   about Capital
Structure"  which  is  effective for   the year  ending
December  31,  1998.  This statement continues the previous
requirements  to disclose   certain
information  about  an  entity's  capital   structure
found    in Accounting   Principles  Board (APB) Opinion  No.
10,   "Omnibus Opinion  -1966"  and  No.  15,  "Earnings  per
Share"  and  FASB Statement No.  47,
"Disclosure  of  Long-Term   Obligations."
Netplex Group has been subject to the requirements of those standards and as a result does not expect the adoption of SFAS No. 129 to have a material impact on Netplex Group's financial statements.

     In   June   1997,  FASB  issued  SFAS  No.  130
"Reporting Comprehensive Income", which is
effective for the  year  ending
December  31,  1998.  This statement  establishes
standards   for the   reporting  and  display  of
comprehensive  income  and its components  in the
financial statements.  Earlier application  of this
standard  is  permitted;  however,  upon  adoption
Netplex Group  will  be  required  to   reclassify
previously   reported annual and   interim
financial   statements.   The   Company
believes  that  the   disclosure  of   comprehensive
income  in accordance  with the provisions  of SFAS No. 130 will
not  impact the  manner  of   presentation  of its
financial statements as currently and previously reported.

     In  June  1997,  FASB  issued  SFAS No.  131,
"Disclosures about   Segments  of  an  Enterprise
and Related   Information", which  is effective  for the
year ending December   31,   1998. This    statement
requires   companies   to present  certain information
about operating    segments    and   related
information,   including geographic and major
customer  data,  in its  annual   financial
statements and in  condensed  financial
statements for interim periods.  Netplex Group
believes that  the adoption  of  SFAS  No.  131
will   impact  the    manner of
presentation  of its financial statements.

     In   October,    1997,  the  AICPA   Accounting    Standards
Executive    Committee  issued  Statement   of Position   97-2,
"Software  Revenue  Recognition" ("SOP 97-2"),  which
supercedes Statement  of Position 91-1 "Software
Revenue  Recognition.   SOP 97-2  focuses  on  when
and in what amounts   revenue  should  be recognized
for  licensing, selling,  leasing,   or otherwise
marketing computer software, and is effective for transactions entered into in fiscal years beginning after December 15, 1997. Netplex Group does not believe that the adoption of this new pronouncement will have a material impact on its financial position and results of operations.

Inflation

     Netplex  Group  does  not  expect   inflation
to   have   a significant  adverse  impact on its
operations.

Year 2000 Compliance

  Netplex Group has assessed and continues to assess the impact of the Year 2000 issue on its operations, including the development of cost estimates for, and the extent of programming changes required to address, this issue. Although final cost estimates have yet to be determined, Netplex
Group expects that these Year 2000 costs will not be material to Netplex Group's expenses during 1998 and 1999.

          DESCRIPTION OF NETPLEX SECURITIES

      Pursuant to its Certificate of Incorporation,
Netplex Group is  authorized to issue up to
20,000,000 shares of common  stock, $.001  par  value
("Netplex Group Common Stock"),  and  2,000,000
shares of Class A 10% Cumulative Convertible Preferred Stock,
$.01 par value (the "Class A Preferred Stock"), and
2,000,000 shares of Class  B Preferred Stock, $.01
par value (the "Class B Preferred  Stock"). As  of
June 30, 1998, the  outstanding capital stock of
Netplex consisted  of 9,618,825 shares of Netplex
Group Common Stock  and 1,102,983  shares  of  Class
A Preferred  Stock.   The  Class  B Preferred Stock
will be issued to the Company in connection  with the
Consulting   Division  Sale.   See   "Consulting
Division Sale-Terms of the Acquisition Agreement and Earnout
Agreement."

     The following description of certain matters
relating to the capital  stock of Netplex Group is a
summary and is qualified  in its        entirety   by
the  provisions  of  the   Certificate   of
Incorporation of Netplex.  See "Available
Information."

Netplex Group Common Stock

      The  holders of outstanding shares of Netplex
Group  Common Stock are entitled to receive ratably
such dividends, if any,  as may  be declared from
time to time by the Board of Directors  out of
assets legally available therefor, subject to the
payment  of preferential dividends with respect to
any preferred  stock  that may be outstanding.  In
the event of liquidation, dissolution and winding-up
of Netplex Group, the holders of outstanding  Netplex
Group  Common  Stock  will be entitled to share
ratably  in  all assets  available  for distribution
to the NetPlex  Group  Common Stock  shareholders
after payment of all liabilities and  subject to  the
prior distribution rights of the holders of any
preferred stock  that  may  be  outstanding  at  that
time.   Holders   of outstanding Netplex Group Common
Stock are entitled to  one  vote per  share  on
matters submitted to a vote by the Netplex  Group
Common Stock shareholders.  The Netplex Group Common
Stock has no preemptive  rights and no subscription,
redemption or  conversion privileges  and  does  not
have cumulative voting  rights,  which means  that
holders of a majority of shares voting for  the  elec
tion of directors can elect all members of the Board
of Directors subject  to  election.   In general, a
majority  vote  of  shares represented   at  a
meeting  of  Netplex  Group   Common   Stock
shareholders at which a quorum (a majority of the outstanding shares of Common Stock) is present is sufficient for all actions that require the vote or concurrence of shareholders, subject to and possibly in connection with the voting rights of the holders of any preferred stock that from time to time may be outstanding and entitled to vote with the holders of the Netplex Group Common Stock.

Class A Preferred Stock

      The  Class  A  Preferred Stock possess all such
rights  and privileges that are afforded to preferred
stock by the  New  York Business  Corporation Law in
the absence of any express grant  or limitation of
rights or privileges provided in the Certificate of
Incorporation  of  Netplex  Group.   The
designations  and the preferences,   conversions  and  other  rights,
voting   powers, restrictions,  limitations  as to
dividends, qualifications and terms and conditions of the shares of the Class A Preferred Stock as set forth in the Certificate of Incorporation are summarized below.

      Dividends.  Dividends may be declared and paid
or set apart for payment upon the Class A Preferred
Stock out of any assets or funds  of  Netplex  Group
legally available for  the  payment  of dividends.
Holders of Class A Preferred Stock, as a class,  are
entitled  to  receive,  when and as  declared  by
the  Board  of Directors   of  Netplex,  out  of  any
funds  legally  available therefor, cumulative
preferred cash dividends on a pro rata basis of  $.20
annually or at the option of Netplex Group issuance of Netplex Group Common Stock in payment of the cash dividend. Dividends may not be declared and paid or set apart for payment upon the Common
Stock or any other preferred stock unless all dividends, including cumulative dividends, then payable on the Class A Preferred Stock shall have been paid.

      Voting  Rights.  Holders of the Class A
Preferred Stock do not have any voting rights other than as provided by law.

      Liquidation  Rights.   In  the event  of  any
liquidation, dissolution or winding-up of the affairs of Netplex Group, and before any distribution or payments are made to the holders of the Common Stock and any other class of stock, holders of the Class A Preferred Stock will be entitled to receive a liquidating distribution of $4.00 per share plus accumulated and unpaid dividends before any distribution of assets will be made to holders of Common Stock or any other class of stock or the amount the holders of the Class A Preferred Stock would receive if the Class
A  Preferred Stock were converted to Netplex Group
Common Stock.

      Conversion  Privileges.  Each share of  Class
A  Preferred Stock is convertible, at such holder's
option, into one share  of Netplex  Group  Common
Stock at any time, subject  to  customary adjustments
to prevent dilution upon the occurrence  of  certain
future  events.   Netplex  Group is obligated  at all  times  to
reserve and keep available, free from preemptive rights, unissued or treasury shares of Netplex
Group Common Stock sufficient to effect the conversion of all the issued and outstanding shares of Class A Preferred Stock.

     Redemption. Netplex Group may, at its option and subject to certain conditions, redeem the Class
A Preferred Stock on at least 30 days' notice, in whole and not in part, at any time at $2.00 per share plus accumulated and unpaid dividends to the date fixed for redemption, subject to the holder's right to convert to Net Plex Common Stock.

Class B Preferred Stock

      The  Class  B  Preferred Stock possess all such
rights  and privileges that are afforded to preferred
stock by the  New  York Business  Corporation Law in
the absence of any express grant  or limitation of
rights or privileges provided in the Certificate of
Incorporation  of  Netplex  Group.   The designations  and the
preferences,   conversions  and  other  rights, voting   powers,
restrictions, limitations as to dividends, qualifications and terms and conditions of the shares of the Class B Preferred Stock as set forth in the Certificate of Incorporation are summarized below.
      Voting  Rights.  Holders of the Class B
Preferred Stock do not have any voting rights other than as provided by law.

    Liquidation  Rights.   In  the event  of  any
liquidation, dissolution or winding-up of the affairs of Netplex Group, and before any distribution or payments are made to the holders of the Common Stock and any other class of stock other than the Class A Preferred Stock, holders of the Class B Preferred Stock will be entitled to receive a liquidating distribution of $3.50 per share plus accumulated and unpaid dividends before any distribution of assets will be made to holders of Common Stock or any other class of stock or the amount the holders of the Class B Preferred
Stock would receive if the Class B Preferred Stock were converted to Netplex Group Common Stock.

  Conversion  Privileges.  Each share of  Class
B  Preferred Stock is convertible, at such holder's
option, into one share  of Netplex  Group  Common
Stock at any time, subject  to  customary adjustments
to prevent dilution upon the occurrence  of  certain
future  events.   Netplex  Group is obligated  at
all times to reserve and keep available, free from preemptive rights, unissued or treasury shares of Netplex Group Common Stock sufficient to effect the conversion of all the issued and outstanding shares of Class B Preferred Stock.

     Redemption. Netplex Group may, at its option and subject to certain conditions, redeem the Class
B Preferred Stock on at least 30 days' notice, in whole and not in part, at any time at $2.00 per share plus accumulated and unpaid dividends to the date fixed for redemption, subject to the holder's right to convert to Net Plex Common Stock.


             COMPARATIVE PER SHARE DATA

     Set  forth  below  are  unaudited earnings  per
share  from operations  and net tangible book value
per share of  the  Common Stock  on  a  historical
and pro forma basis and  the  per  share dilution on
a pro forma basis.  The historical earnings per share
information is based upon the weighted average shares
outstanding for  the six months ended June 30, 1998.
Pro forma earnings  per share  are  derived  from
the unaudited pro  forma  consolidated financial
statements  appearing elsewhere  in  this
Information Statement.   The net tangible book value
per share  for  the  pro forma   presentation is
based upon the number of shares of Common Stock  of
the Company and Netplex Group Common Stock,
including common  share  equivalents, outstanding for
the six months  ended June  30,  1998, adjusted to
include the shares of Netplex  Group Common  Stock
underlying the Netplex Preferred Stock  issued  in
connection with the Consulting Division Sale.  "Net
tangible book value"  per share represents the amount
of the Company's tangible net worth (total tangible
assets, less total liabilities) divided by  the total
number of shares of Common Stock outstanding.   The
information set forth below should be read in conjunction with the unaudited financial statements of the Company and Netplex Group and the notes related thereto appearing elsewhere in this Information Statement.


                                                     As of or for
                                                   the Six Months
                                                  Ended June 30,1998

     Applied Intelligence Group, Inc.
     Historical:
         Earnings per share                               $  0.01
         Dividend per share                                   -
         Net tangible book value per share                $   .40
     Pro Forma:
         Loss per share                                   $ (0.44)
         Dividend per share                                   -
         Net tangible book value per share                $  1.16
         Anti-Dilution per share                              .76

     The Netplex Group, Inc.
     Historical:
         Loss per share                                   $ (0.11)
         Dividend per share                                   -
         Net tangible book value per share                $  0.21
     Pro Forma:
         Earnings per share                               $   .
         Dividend per share                                   -
         Net tangible book value per share                $   .14
         Dilution per share                               $  (.07)



                AVAILABLE INFORMATION

       Each  of  the  Company  and  Netplex  is
subject  to  the informational  reporting
requirements of the Securities  Exchange Act  of
1934, as amended (the "Exchange Act"), and in
accordance therewith  files reports, proxy statements
and other  information with  the  Securities and
Exchange Commission (the "Commission"). The
Company's Commission file number is 000-21729 and
Netplex's Commission  file  number  is  001-11784.
Such  reports,   proxy statements and other
information can be inspected and copied  at, and
copies of such material can be obtained at prescribed
rates from,  the  Public Reference Section maintained
by the Commission at  Room 1024, Judiciary Plaza, 450
Fifth Street, N.W., Judiciary Plaza,  Washington,
D.C. 20549-1004, and at  the  following  the Chicago
Regional  Office, Northwestern Atrium Center,  500
West Madison Street, Suite 1400, Chicago, Illinois
60661-2511 and  New York  Regional Office, 75 Park
Place, 13th Floor, New  York,  New York  10007.
Each  of the Company's Common  Stock  and  Netplex
Common  Stock  is  quoted  on the Nasdaq  SmallCap
Market.  The reports,  proxy  statements and other information filed  by  the Company  or Netplex with the
Commission may also be inspected  at the  offices of
The Nasdaq Stock Market, Inc. ("Nasdaq"), 1735  K
Street,  N.W.,  Washington, D.C. 20006-1506.   In
addition,  the reports, proxy statements and other
filings, including annual and quarterly   reports,
made  with  the  Commission   through its
Electronic  Data  Gathering,  Analysis  and
Retrieval  ("EDGAR") system  are publicly available
through the Commission's  site  on the World Wide Web
on the Internet, located at http://www.sec.gov and
through Nasdaq's site located at
http://www.nasdaq.com.  This Information Statement
has been filed with the Commission  through EDGAR,
as well as the Annual Report on Form 10-KSB for the
year ended  December 31, 1997, as filed with the
Commission  on  April 15,  1998,  the Quarterly
Report on Form 10-QSB for  the  quarter
ended  June 30, 1998, as filed with the Commission on
August  19, 1998,  and  the Form 8-K dated June 22,
1998, as filed  with  the Commission on July 2, 1998,
of Netplex. The Company will  provide without  charge
to  each  person who receives  this  Information
Statement, upon written or oral request, a copy of
any  agreement specifically  referenced  in this
Information  Statement,  unless such  agreement  is
attached and provided as a  portion  of  this
Information  Statement.   Such requests  should  be
directed to Applied  Intelligence Group, Inc. , Attention  Robert
N.  Baker, Vice  President,  at 13800 Benson Road,
Edmond,  Oklahoma  73013-6417,  telephone:  (405) 936-2300.  The Company's
Internet  home page can be located   on the World Wide Web at
http://www.aig.vialink.com and Netplex's Internet home page can be located on the World Wide Web at http://www.netplexgroup.com.